UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
(Rule 14a-101)

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.       )

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XL GROUP Public Limited Company
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XL GROUP PLC
XL House, 8 St. Stephen’s Green, Dublin 2, Ireland
________________
NOTICE OF ANNUAL GENERAL MEETING OF HOLDERS OF ORDINARY
SHARES TO BE HELD ON FRIDAY, MAY 13, 2016
________________
Dublin, Ireland
March 16, 2016

To the Holders of Ordinary Shares of XL Group plc:

Notice is hereby given that the Annual General Meeting of holders of ordinary shares of XL Group plc will be held at its offices, located at 8 St. Stephen’s Green, Dublin 2, Ireland, on Friday, May 13, 2016 at 8:30 a.m. local time (the "2016 Annual General Meeting") for the following purposes:

1.	To elect, by separate resolutions, thirteen Directors, each to hold office until 2017;

2.
To ratify the appointment of PricewaterhouseCoopers LLP to act as the independent auditor of XL Group plc for the year ending December 31, 2016, and to authorize the Audit Committee of the Board of Directors to determine PricewaterhouseCoopers LLP’s remuneration;

3.	To provide a non-binding, advisory vote approving the compensation of XL Group plc’s named executive officers;

4.	To renew the Board of Directors’ existing authority to issue shares, warrants, convertible instruments and options under Irish law;

5.	To renew the Board of Directors’ existing authority to issue shares for cash without first offering shares to existing shareholders under Irish law;

6.	To approve the amendment and restatement of the 1991 Performance Incentive Program, including the increase in the number of shares available under the program; and

7.	To transact such other business as may properly come before the meeting or any adjournments thereof.

Only shareholders of XL Group plc at the close of business on March 7, 2016 (which is the record date for the 2016 Annual General Meeting) are entitled to vote at the 2016 Annual General Meeting. For instructions on voting, please refer to the instructions on the enclosed proxy card.

During the 2016 Annual General Meeting, management will present XL Group plc’s Irish statutory financial statements for the fiscal year ended December 31, 2015 and there will be a review of XL Group plc's affairs.

By Order of The Board of Directors,

Kirstin Gould
Secretary
Important Notice Regarding the Availability of Proxy Materials for the 2016 Annual General Meeting of shareholders to be held on May 13, 2016. Our Proxy Statement for the 2016 Annual General Meeting of shareholders and the Annual Report on Form 10-K for the fiscal year ended December 31, 2015 are available at www.envisionreports.com/XL if you are a shareholder of record, and www.edocumentview.com/XL if you hold your ordinary shares in "street name" through a bank, broker, trustee, custodian or other nominee (which we generally refer to as "brokers" or "nominees"), or are a holder of domestic depositary interests representing ordinary shares ("DDIs") held through Computershare Investor Services PLC ("Computershare UK").
Your vote is important regardless of the number of shares you own. Whether or not you plan to attend the 2016 Annual General Meeting of shareholders, please vote as promptly as possible.

If you hold ordinary shares through your broker or nominee, you may vote by telephone, through the Internet or by requesting a paper proxy card to complete, sign and return by mail. Proxies submitted by the Internet or telephone must be received by 11:59 p.m., Eastern Time, on May 12, 2016.

If you are a registered shareholder, you may vote your ordinary shares either by submitting a completed proxy or by voting in person at the Annual General Meeting. If you wish to complete a proxy, please mark, date, sign and return the accompanying blue proxy card in the enclosed, postage-paid envelope as promptly as possible, or appoint a proxy to vote your shares by using the Internet. To be valid, the proxy card must be received at Georgeson, PO Box 2094, Jersey City, NJ 07303-9874 by 5:00 p.m., Eastern Time, on May 12, 2016. By submitting your proxy, you are legally authorizing another person to vote your ordinary shares by proxy in accordance with your instructions. You may appoint any person as your proxy and it is not a requirement that this person be a shareholder of XL Group plc.

If you are a holder of DDIs held through Computershare UK, you should follow the instructions you receive from Computershare UK (if you hold such DDIs directly) or through your broker or nominee. Please note that you may be required to submit voting instructions to Computershare UK, if appropriate, or your applicable broker or nominee prior to the deadline noted above, and you should therefore follow any separate instructions you receive.

Proof of ownership of ordinary shares as of the record date, as well as a form of personal photo identification, must be presented to be admitted to the Annual General Meeting. If you hold your ordinary shares in the name of a broker or nominee, or if you hold DDIs through Computershare UK, and you plan to attend the annual general meeting, examples of proof of ownership include a bank or brokerage account statement or a letter from your broker or nominee. In addition, you may not vote your ordinary shares in person at the meeting unless you obtain an "instrument of proxy" from Computershare UK (if you hold DDIs directly) or the broker or nominee that holds your ordinary shares or DDIs. You will need to follow the instructions of Computershare UK, if appropriate, or your broker or nominee in order to obtain an instrument of proxy.

If you have any questions about the meetings or require assistance, please call Georgeson LLC, our proxy solicitor, at (888) 658-3624 (toll-free within the United States) or at (781) 575-2137 (outside the United States). If you own DDIs and have questions about the meetings or require assistance, please email Nina Atkinson of Georgeson - London at nina.atkinson@georgeson.com.

XL GROUP PLC
________________
PROXY STATEMENT FOR THE ANNUAL GENERAL MEETING OF HOLDERS OF
ORDINARY SHARES TO BE HELD ON MAY 13, 2016
________________
GENERAL INFORMATION
The accompanying proxy is solicited by the Board of Directors of XL Group plc (the “Board”) to be voted at the Annual General Meeting of holders of XL Group plc’s (the "Company" or "XL") ordinary shares to be held at the Company's office, located at 8 St. Stephen's Green, Dublin 2, Ireland, on Friday, May 13, 2016 at 8:30 a.m. local time, and any adjournments thereof. Please note that in addition to the solicitation of proxies for the Annual General Meeting using the accompanying blue proxy card, the Company will be soliciting proxies separately for its previously announced special court-ordered meeting and extraordinary general meeting to be held at a future date (one gold for the special court-ordered meeting and one white for the extraordinary general meeting). Please refer to the preliminary proxy statement and preliminary proxy card that we filed with the United States ("US") Securities and Exchange Commission (the "SEC") on February 29, 2016 for information regarding those meetings. Your vote for each meeting is important. Please take the necessary steps to ensure that your vote for each meeting is properly recorded.
The Notice of Annual General Meeting, this Proxy Statement and the proxy card are first being made available to shareholders on or about March 16, 2016. We are using the Internet as our primary means of furnishing proxy materials to our shareholders. Consequently, most shareholders will not receive paper copies of our proxy materials. We will instead send our shareholders a notice of Internet availability of proxy materials with instructions for accessing the proxy materials over the Internet, including our Proxy Statement and Annual Report on Form 10-K for the fiscal year ended December 31, 2015 (the "Annual Report") (although the Annual Report should not be deemed to be part of this Proxy Statement), and voting electronically over the Internet. The notice of Internet availability of proxy materials also provides information on how shareholders may obtain paper copies of our proxy materials if they so choose. If you previously elected to receive our proxy materials electronically, these materials will continue to be sent electronically unless you change your election. In addition, this year we will mail hard copies of all proxy materials to shareholders of record.
When the proxy card is properly executed, the shares it represents will be voted as directed at the meeting on the following proposals: (1) to elect, by separate resolutions, thirteen Directors, each to hold office until 2017; (2) to ratify the appointment of PricewaterhouseCoopers LLP to act as the independent auditor of XL Group plc for the year ending December 31, 2016, and to authorize the Audit Committee of the Board of Directors to determine PricewaterhouseCoopers LLP’s remuneration; (3) to provide a non-binding, advisory vote approving XL Group plc’s executive compensation; (4) to renew the Board of Directors’ existing authority to issue shares, warrants, convertible instruments and options under Irish law; (5) to renew the Board of Directors’ existing authority to issue shares for cash without first offering shares to existing shareholders under Irish law; (6) to approve the amendment and restatement of the 1991 Performance Incentive Program, including the increase in the number of shares available under the program; and (7) to transact such other business as may properly come before the meeting or any adjournments thereof.
Any shareholder giving a proxy has the power to revoke it prior to its exercise at the Annual General Meeting by one of the following means:

•	If you are a registered shareholder, by:

◦
Sending a written notice to the Company Secretary at XL House, 8 St. Stephen's Green, Dublin 2, Ireland, specifying that you are revoking your proxy with respect to the Annual General Meeting. Your written notice must be received a sufficient amount of time before the Annual General Meeting to permit necessary examination and tabulation of the revocation before votes are taken;

◦	If you submitted a proxy card, by submitting a new proxy card with respect to the Annual General Meeting with a later date than the proxy you last submitted;

◦	If you submitted voting instructions via the Internet, submitting new voting instructions via the Internet, which will replace the last proxy received; or

◦	voting in person at the Annual General Meeting.

•
If you hold your ordinary shares in "street name" beneficially through a broker or nominee, or if you are a holder of domestic depositary interests representing ordinary shares ("DDIs"), you must follow the procedures required by Computershare Investor Services PLC ("Computershare UK") (if you hold such DDIs directly) or your broker or nominee to revoke your proxy or change your vote. You should contact Computershare UK, if appropriate, or your broker or nominee, if you have any questions with respect to these procedures.

Attending the Annual General Meeting without taking one of the actions above will not revoke your proxy.
Shareholders of record as of the close of business on March 7, 2016 (which is the record date for the Annual General Meeting) will be entitled to vote at the Annual General Meeting. As of March 7, 2016, there were 292,036,235 outstanding shares entitled to vote at the Annual General Meeting, with each share entitling the holder of record thereof to one vote at the Annual General Meeting (subject to certain limitations set forth in our Articles of Association—see footnote 1 to the table included under the heading “Security Ownership of Certain Beneficial Owners, Management and Directors”).
Under the law applicable to Irish companies, we are required to provide you with our Irish statutory financial statements for our 2015 fiscal year, including the reports of our Directors and auditors thereon, which accounts have been prepared in accordance with Irish law. The Irish statutory financial statements are available on our website at www.xlgroup.com/financialreports/irish2015 and will be laid before the Annual General Meeting. Other than the presentation of our 2015 financial statements and the minutes of the 2015 Annual General Meeting, we know of no specific matter to be brought before the Annual General Meeting that is not referred to in the Notice of Annual General Meeting. If any other matter comes before the Annual General Meeting, including any shareholder proposal properly made or any matter of a procedural or substantive nature (including any motion to amend a resolution or adjourn the Annual General Meeting), the proxy holders intend to use their discretionary authority to vote proxies in accordance with their judgment subject to compliance with Rule 14a-4(c) under the Securities Exchange Act of 1934, as amended (the "Exchange Act").
Under Irish law, each of the following proposals requires an affirmative vote of a majority of the votes cast on such proposal at the Annual General Meeting, provided there is a quorum for the meeting (consisting of two or more shareholders present in person or by proxy and holding shares representing at least fifty percent (50%) of the issued ordinary shares carrying the right to vote at the Annual General Meeting): Proposal 1, the election, by separate resolutions, of each nominee for Director; Proposal 2, the ratification of the appointment of, and authorization of the Audit Committee of the Board to determine the remuneration of, the independent auditor; Proposal 3, the approval of executive compensation on a non-binding, advisory basis; Proposal 4, the approval to renew the Board of Directors’ existing authority to issue shares, warrants, convertible instruments and options under Irish law; and Proposal 6, the approval of the amendment and restatement of the 1991 Performance Incentive Program, including the increase in the number of shares available under the 1991 Program. Under Irish law, Proposal 5, the approval to renew the Board of Directors' existing authority to waive statutory pre-emption rights, requires an affirmative vote of 75% of the votes cast on such a proposal at the Annual General Meeting, provided there is a quorum. For purposes of determining a quorum, abstentions and broker non-votes present in person or by proxy are counted as represented. Although the advisory vote approving executive compensation is non-binding, the Board intends to carefully consider the results of this vote and, to the extent there is a significant negative vote, it intends to consult directly with shareholders as appropriate to better understand the concerns that influenced the vote.
With respect to all proposals except Proposal 2, the ratification of the appointment of the independent auditor and the authorization of the Audit Committee of the Board to determine the independent auditor’s remuneration, abstentions and “broker non-votes” will not be considered votes cast with respect to such proposals. Therefore, abstentions and broker non-votes will have no effect on the outcome of those proposals. With respect to Proposal 2, shares owned by shareholders electing to abstain from voting on the proposal will not be considered votes cast with respect to such proposal and, therefore, will have no effect on the outcome of the proposal.

XL GROUP PLC
PROXY STATEMENT

TABLE OF CONTENTS

Page
PROPOSALS UNDER VOTE	5
Election of Directors (Proposal 1)	5
Ratification of Appointment of Independent Auditor and Authorization of Audit Committee to Determine the Remuneration of the Independent Auditor (Proposal 2)	10
Non-Binding (Advisory) Vote Approving Executive Compensation of Named Executive Officers (Proposal 3)	11
Renewal Of Board of Directors' Authority To Issue Shares, Warrants, Convertible Instruments And Options Under Irish Law (Proposal 4)	12
Renewal of Board of Directors' Authority to Issue Shares for Cash Without First Offering Shares to Existing Shareholders Under Irish Law (Proposal 5)	13
Amendment and Restatement of the 1991 Performance Incentive Program, including to increase the number of shares available under the program (Proposal 6)	15
CORPORATE GOVERNANCE	22
Board of Directors	22
Committees	24
Compensation Committee Interlocks and Insider Participation	26
Communications with Members of the Board of Directors and its Committees	26
Code of Conduct	26
Website Access to Governance Documents	26
Procedures for Approval of Related Person Transactions	26
EXECUTIVE COMPENSATION	28
COMPENSATION DISCUSSION AND ANALYSIS	28
1. Introduction	28
2. Executive Compensation Philosophy and Core Principles	29
3. Benchmarking Compensation	29
4. Executive Compensation Components	31
5. Executive Share Ownership	39
6. Policies on Hedging or Pledging of Company Securities	40
7. NEO Employment Agreements	40
8. Clawback Provisions	41
9. Role of the Committee and Independent Advisor in Setting Executive Pay	41
10. Role of the Chief Executive Officer in Setting Executive Pay	41
11. Section 162(m)	42
Management Development and Compensation Committee Report	42
SUMMARY COMPENSATION TABLE	43
GRANTS OF PLAN-BASED AWARDS TABLE	45
Narrative Disclosure to the Summary Compensation Table and Grants of Plan-Based Awards Table	46
OUTSTANDING EQUITY AWARDS AT FISCAL YEAR END	48
OPTION EXERCISES AND STOCK VESTED	49
PENSION BENEFITS	49
NON-QUALIFIED DEFERRED COMPENSATION	49

PROPOSALS UNDER VOTE
1. ELECTION OF DIRECTORS
Historically our Board has been divided into three classes serving staggered terms of three years based upon the cycle of each class's term of office. At the 2014 Annual General Meeting our shareholders approved, upon our Board's unanimous recommendation, the phased declassification of our Board. The declassification implementation began at our 2014 Annual General Meeting, at which the Class I Directors with expiring terms were elected for one-year terms, while the Class II and Class III Directors elected in prior years to serve three-year terms continued to complete those terms, expiring in 2015 and 2016 respectively. Consequently, the nominees for election at this Annual General Meeting include all thirteen Directors, of whom five are Class III directors until the conclusion of the 2016 Annual General Meeting, each for election for a one-year term until the 2017 Annual General Meeting. The declassification of our Board will be complete at the conclusion of this year's Annual General Meeting.
All of the nominees are currently serving as Directors and were appointed or elected in accordance with our Articles of Association. The name, principal occupation and other information concerning each nominee, including the reasons for the view of the Board that each of the nominees for election should serve as Directors at this time, are set forth below. The persons designated as proxies will vote FOR the election of each of the nominees, unless otherwise directed. All of the nominees have consented to serve if elected, but if anyone becomes unavailable to serve, the persons named as proxies may exercise their discretion to vote for a substitute nominee.
Director Nominees
Ramani Ayer, age 68, has been a Director since February 2011. Previously, Mr. Ayer served as the Chairman of the board of directors and CEO of The Hartford Financial Services Group Inc. (“The Hartford”) from February 1997 until his retirement in October 2009. In addition, Mr. Ayer is the former Chairman of the American Insurance Association, the Property & Casualty CEO Roundtable and the Insurance Services Office. He is currently a member, and previously served as Chairman, of the board of the Hartford Healthcare Corporation, and serves as the Vice Chairman of the Connecticut Council for Education Reform. Previously, he also served as a member of the board and Chairman of the Hartford Hospital and as a member of the board of Maharishi University of Management.
During his 36-year career with The Hartford, Mr. Ayer held progressively senior roles. Mr. Ayer’s long tenure as the Chairman of the board and CEO of The Hartford, during which time he built the company into a recognized leader in property and casualty ("P&C") insurance, provides him a wealth of experience with respect to the varied and complex issues that confront large (re)insurers, such as the Company, and makes him well suited to serve as the Chairman of the Management Development and Compensation Committee (the "Compensation Committee"). In particular, Mr. Ayer’s vast knowledge and experience in the property and casualty space complement the expertise of our other Board members and benefit us as we continue to build on our solid foundation, global platform and depth of underwriting talent.
Stephen J. O. Catlin, age 61, was appointed as a Director of the Company and as its Deputy Executive Chairman in May 2015. Prior to our acquisition of Catlin Group Limited ("Catlin") on May 1, 2015 (the "Catlin Acquisition"), Mr. Catlin served from 2006 to May 2015 as Catlin's Chief Executive Officer and Deputy Chairman. Mr. Catlin founded Catlin Underwriting Agencies Limited in 1984 and was the Active Underwriter of Syndicate 1003 and later Syndicate 2003 until May 2003. From 1996 to 2002, Mr. Catlin was the Lloyd’s nominated Director of Equitas Holdings Limited. He served as Chairman of the Lloyd’s Market Association, the trade association representing the interests of Lloyd’s underwriters and underwriting agents, from 2000 until 2003. Mr. Catlin was a member of the Council of Lloyd’s from 2002 until 2004 and a member of the Lloyd’s Franchise Board from 2003 until 2006. Mr. Catlin was President of the Insurance Institute of London in 2010-2011 and is a Visiting Fellow at the Oxford University Centre for Corporate Reputation. Mr. Catlin began his insurance career in 1973, joining BL Evens & Others on Syndicate 264 at Lloyd’s.
As the founder of Catlin, Mr. Catlin possesses more than 30 years of experience leading that organization, and more than 40 years of experience in the insurance industry. This experience provides him with an extremely deep understanding of the legacy Catlin enterprise's businesses, operations and talent, as well as with extensive experience leading a global (re)insurance operation. We believe that this background enabled Mr. Catlin to make great contributions to our work to achieve synergies in the course of our almost completed integration of Catlin and will be of benefit to our strategic efforts to expand our platform of products and services.
Dale R. Comey, age 74, has been a Director since November 2001. Mr. Comey served as alternate lead director of the Board from February 2008 to April 2009. Mr. Comey was a director of St. Francis Hospital and Medical Center, Hartford, Connecticut from 1988 to 2006. Prior to his retirement, Mr. Comey was Executive Vice President at the corporate headquarters of the ITT Corporation from 1990 to 1996, where he was responsible for directing the operations of several ITT business units, including ITT Hartford and ITT Financial Corporation. From 1988 to 1990, Mr. Comey was President of ITT Hartford’s Property & Casualty Insurance Business.
Mr. Comey brings an actuarial background and extensive operational and business leadership skills to the Board. Through his experience serving in various senior leadership positions with ITT Corporation, he has first-hand knowledge of the varied and complex financial, operational and governance issues that confront large (re)insurers, such as the Company. This experience makes him well-suited to serve as a Director of the Company. In addition, Mr. Comey’s experience gained from serving as a director of a non-profit institution adds to the depth and breadth of his knowledge of operational, strategic and governance issues with which we may be confronted.
Claus-Michael Dill, age 62, has been a Director since August 2015. Prior to the Catlin Acquisition, Mr. Dill served as a director of Catlin from May 2014 to May 2015. From 1999 to 2005, Mr. Dill served as the Chief Executive Officer of insurer AXA Konzern AG in Cologne, Germany, responsible for operations in Germany and Central Europe. He was also a member of the AXA Group Executive Committee. Prior to joining AXA, from 1995 to 1999 Mr. Dill was a member of the Group Management Board of Gerling Konzern AG in Cologne, responsible for asset management/financials and strategic restructuring. He previously held management positions at Vereinte Insurance AG and Swiss Re and was a management consultant with McKinsey & Co. He also served as Chief Executive Officer of Damp Holding AG from 2006 until its sale in 2008. Mr. Dill is currently a member of the Supervisory Board of MLP AG and Vice Chairman of the Supervisory Boards of HUK Coburg VvaG, HUK Coburg Holding AG and HUK Coburg Insurance AG. From 1999 to August, 2015, Mr. Dill served on the supervisory board of General Reinsurance AG, most recently serving as Chairman of the board.
Mr. Dill’s career in the insurance and reinsurance industries, spanning more than 30 years, includes experience serving as a chief executive officer, chief financial officer, and executive and non-executive director, among other management positions. He also possesses broad international experience, having worked across Europe, the United States, and Australasia. This combination of industry experience and geographic breadth makes Mr. Dill well-qualified to serve as a director of our Board.
Robert R. Glauber, age 76, has been a Director since 2006 and served as the non-executive Chairman of the Board from April 2009 to May 2015. He is a Lecturer at Harvard’s Kennedy School of Government and was a visiting professor at Harvard Law School in 2007 and 2009. Previously, he served as Chairman and Chief Executive Officer of the NASD (now FINRA), the private-sector regulator of the US securities markets, from September 2001 to September 2006, after becoming the NASD's CEO in November 2000. Prior to becoming an officer at the NASD, he was a Lecturer at the Kennedy School from 1992 until 2000, Under Secretary of the Treasury for Finance from 1989 to 1992 and, previous to that, was a Professor of Finance at the Harvard Business School for 25 years. In 1987-88, Mr. Glauber served as Executive Director of the Task Force (“Brady Commission”) appointed by President Reagan to report on the October 1987 stock market crash. He has served on the Korean Financial Supervisory Service's International Advisory Board, the boards of the Federal Reserve Bank of Boston, Moody’s Corp., Federal Home Loan Mortgage Corp. ("Freddie Mac"), a number of Dreyfus mutual funds, the Investment Company Institute, as Vice Chairman of the Trustees who appoint and oversee the International Accounting Standards Board, and as president of the Metropolitan Opera Club and the Boston Economic Club. Mr. Glauber presently is Chairman of the Board of Northeast Bancorp (a commercial bank based in New England), a director of Pioneer Global Asset Management S.p.A. (Milan), an overseer of the Boston Symphony Orchestra and a member of the Executive Committee of the Metropolitan Opera Guild. He has been a Senior Advisor at Peter J. Solomon Co., an investment bank, since November 2006. Mr. Glauber graduated from Harvard College and received his doctorate from Harvard Business School.
Mr. Glauber’s strong management background in both the public and private sectors, and his expertise in financial services regulation, public policy and corporate governance provide him the consensus-building and leadership skills necessary to serve as a director and the chair of our Risk and Finance Committee. In addition, Mr.

Glauber’s variety of experience serving as a current or former director of several large financial companies adds to the depth and range of his contribution to the Board.
Edward J. Kelly, III, age 62, has been a Director since August 2014.  From January 2011 until his retirement in July 2014, Mr. Kelly served as Chairman of the Institutional Clients Group at Citigroup, Inc.  He joined Citigroup, Inc. in 2008 and during his six year tenure also served as Vice Chairman, Chief Financial Officer and Head of Global Banking at Citigroup, Inc., as well as Chief Executive Officer of Citi Alternative Investments, an integrated alternative investments platform within Citigroup, Inc. Prior to joining Citigroup, Mr. Kelly served as a Managing Director at The Carlyle Group from June 2007 to January 2008.  Previously, Mr. Kelly was Vice Chairman of PNC Financial Services Group following PNC's acquisition of Mercantile Bankshares Corporation, where Mr. Kelly had been Chairman, CEO and President since 2003 and CEO and President since March 2001. Before joining Mercantile, Mr. Kelly was with J.P. Morgan & Co., first as its General Counsel and later as Managing Director and Head of Global Financial Institutions. He was co-head of Investment Banking Client Management and Head of Global Financial Institutions following J.P. Morgan's merger with Chase Manhattan in 2001. Prior to J.P. Morgan, Mr. Kelly was a partner at the law firm of Davis Polk & Wardwell, where he specialized in matters related to financial institutions. Early in his career, Mr. Kelly served as a law clerk to Supreme Court Justice William J. Brennan, Jr. and US Court of Appeals Judge Clement F. Haynsworth, Jr.  Since July 2002, Mr. Kelly has served on the board of directors of CSX Corp and currently serves as its lead director. Mr. Kelly also serves on the board of directors of MetLife, having commenced service in February 2015. Previously he served on the boards of directors for The Hartford, Axis Capital Holdings Ltd. and Paris RE Holdings, among others.
Mr. Kelly brings deep knowledge of the financial services industry and a unique perspective to the Company, particularly in the areas of capital management and strategic execution, as a result of his more than 25 years of operating, regulatory and investment experience in the financial services industry.  This unique perspective, combined with his knowledge gained from serving as a current or past director of public corporations with global operations, provides him with a wealth of experience to draw from in his oversight role as a Director of the Company.
Suzanne B. Labarge, age 69, has been a Director since October 2011. From February 1999 until her retirement in December 2004, Ms. Labarge served as the Vice Chairman and Chief Risk Officer of Royal Bank of Canada (RBC Financial Group), where she was responsible for the management of enterprise-wide risk and served on the executive management committee, providing leadership for the overall strategic direction of RBC Financial Group. During her 25 years with Royal Bank of Canada, Ms. Labarge held a variety of roles within commercial and corporate lending, internal audit, and corporate treasury before assuming responsibility for risk management. During her career, Ms. Labarge also served the Canadian government as an assistant auditor-general and as deputy superintendent of the Office of the Superintendent of Financial Institutions Canada. From May 2008 to June 2014 Ms. Labarge served as a member of the Supervisory Board of Deutsche Bank AG, a global investment bank, and from December 2007 until December 2015 served as a member of the board and chair of the audit committee of Coca-Cola Enterprises, Inc., a cold beverage bottler and distributor. In addition, from January 2005 to May 2007, Ms. Labarge served as a director and chair of the audit committee of Novelis, Inc., a Canadian producer of aluminum products that is no longer a public company. Ms. Labarge also serves as a director and the chair of the Governance Committee of the Ontario Brain Institute, and as a director of private corporations that act as trustees of a trust for the benefit of the Late John E. Irving. The principal private corporations include: JEI PTC A Limited, JEI PTC B Limited, Ocean Capital Holdings Limited and Ocean Capital B Holdings Limited.
Ms. Labarge has extensive risk management and compliance experience and familiarity with the complexities involved in managing large, international corporations from her time at Royal Bank of Canada and as a member of Deutsche Bank’s risk committee. That experience, as well as her service as a director of companies with significant international operations, makes her well suited to serve as a Director of the Company and the Chair of the Nominating, Governance and External Affairs Committee (the "Nominating Committee"). Ms. Labarge also has in-depth familiarity with financial accounting practices and reporting responsibilities of public companies with global operations as a result of her prior service as a member or chairwoman of other companies’ audit committees. The Board derives great benefit from Ms. Labarge’s enterprise risk and financial management expertise, executive management experience and financial accounting knowledge as it continues to develop its global insurance and reinsurance platforms.

Joseph Mauriello, age 71, has been a Director since January 2006. Mr. Mauriello was formerly Deputy Chairman and Chief Operating Officer and a director of KPMG LLP (United States) and KPMG Americas Region from 2004 to 2005. During his 40 years at KPMG, Mr. Mauriello held numerous leadership positions, including Vice Chairman of Financial Services from 2002 to 2004. He is a Certified Public Accountant (Retired) in New York and is a member of the American Institute of Certified Public Accountants. He has also been a member of the board of overseers of the School of Risk Management, Insurance and Actuarial Science of the Peter J. Tobin College of Business at St. John’s University since 2002, a trustee of the St. Barnabas Medical Center in New Jersey since 2003 and the St. Barnabas Health Care System since 2008, a member of the board of directors of the Alliance for Lupus Research since 2006 and a member of the board of trustees of Fidelity Funds since July 2007. From March 2007 to June 2012, Mr. Mauriello served as a member of the board of directors of Arcadia Resources, Inc., and from July 2006 to July 2007, he served as a member of the board of directors of the Hamilton Funds of the Bank of New York.
Mr. Mauriello’s significant experience in the independent public accounting and financial services industries, including a 40-year tenure in senior positions with the leading international accounting firm of KPMG, makes him well-qualified to serve in his current position as Chair of the Audit Committee. He has in-depth familiarity with financial accounting practices and reporting responsibilities, including those unique to property, casualty and specialty insurance and reinsurance companies. In addition, the Board benefits from Mr. Mauriello’s breadth of experience serving, or previously serving, on the boards of directors of other entities that have, or control other entities that have, publicly traded securities.
Michael S. McGavick, age 58, was appointed as a Director in April 2008, shortly prior to his commencement as our CEO on May 1, 2008. Previously, Mr. McGavick was President and CEO of Seattle-based insurer Safeco Corporation from January 2001 to December 2005, and was Chairman of Safeco’s board of directors from January 2002 to December 2005. Prior to joining Safeco, Mr. McGavick spent six years with Chicago-based CNA Financial Corporation, where he held various senior executive positions before becoming President and Chief Operating Officer of the company’s largest commercial insurance operating unit. Mr. McGavick’s insurance industry experience also includes two years as Director of the American Insurance Association’s Superfund Improvement Project in Washington, D.C. where he became the Association’s lead strategist in working to transform US Superfund environmental laws. Mr. McGavick is the Chairman of the board of The Geneva Association. He has previously served as a member of the board of the Insurance Information Institute, as Chairman of the Association of Bermuda Insurers and Reinsurers and as Chairman of the board of the American Insurance Association. He also is a member of the board of Landesa, a nonprofit organization that helps the rural poor around the globe obtain land rights.
Upon joining the Company in 2008, Mr. McGavick pioneered and led a successful turnaround of the XL group of companies ("XL Group") and several strategic actions. These actions initially included the successful implementation of our strategy to simplify our organizational structure, re-focus on core property, casualty and specialty insurance and reinsurance businesses, enhance our enterprise risk management capabilities and attract and retain industry talent. Further strategic advancements were made with the Catlin Acquisition and integration to date of Catlin, the reinsurance of the vast majority of our run-off life portfolio, and several smaller acquisitions to add teams and business lines to further grow the Company.
Mr. McGavick provides innovative leadership and knowledge of all aspects of our business, and has a proven track record in the insurance industry, especially relating to turnaround management. The May 2015 Catlin Acquisition, which has strengthened the position and relevance of our core P&C business, and work to date to integrate Catlin's businesses with the Company's existing businesses, as discussed in “Executive Compensation-Compensation Discussion and Analysis,” exemplifies Mr. McGavick’s leadership in action. In addition, Mr. McGavick’s previous political and public affairs experience and active involvement in various industry associations enhances his contribution to the Company and the Board.
Eugene M. McQuade, age 67, has been a Director since July 2004 and has served as the non-executive Chairman of the Board since May 2015. From April 2014 until his retirement in May 2015, Mr. McQuade served as Vice Chairman of Citigroup Inc., where he was responsible for Citi's Comprehensive Capital Analysis and Review process and filing with the Federal Reserve System. Prior to that, he was the Chief Executive Officer of Citibank, N.A., a role he assumed in August 2009. Prior to joining Citibank, Mr. McQuade held various senior positions in the financial services industry, including Vice Chairman and President of Merrill Lynch Banks (US), President and

Chief Operating Officer of Freddie Mac, President and Chief Operating Officer of FleetBoston Financial Corporation and, subsequent to Bank of America Corporation's ("Bank of America") acquisition of FleetBoston, President of Bank of America. Mr. McQuade currently serves on the board of directors of Citigroup, Inc. and Citibank, N.A., and as the Vice Chairman of Promontory Financial Group's advisory board. He previously served as a director of Bank of America, FleetBoston Financial Corporation and Freddie Mac. Mr. McQuade is a Certified Public Accountant.
Mr. McQuade has extensive experience and financial expertise through his service in management positions such as CEO, president, vice chairman, chief financial officer and chief operating officer of several global, publicly traded financial institutions. This expertise makes him well-qualified to serve as non-executive Chairman of the Board. In addition, the Board derives valuable insight and benefit from Mr. McQuade’s judgment and experience as a current or former member of the board of directors of several financial institutions.
Clayton S. Rose, age 57, has been a Director since December 2009. Since July 2015, Dr. Rose has served as the President of Bowdoin College in Brunswick, Maine. Prior to that, he had served as a member of Harvard Business School's faculty from July 2007 to June 2015, where he was a Professor of Management Practice. Previously, he was an adjunct professor at the Stern School of Business at New York University (2002-2004) and at the Graduate School of Business at Columbia University (2002-2006). He is a trustee of the Howard Hughes Medical Institute. In addition, Dr. Rose previously served as a director of Bank of America (2013-2015), Freddie Mac (2010-2012), Mercantile Bancshares (2001-2007) and Lexicon Pharmaceuticals (2003-2007). He also chaired the Board of Managers of Highbridge Capital Management, a hedge fund owned by JP Morgan Chase (2007-2010).
Dr. Rose is a former senior executive of J.P. Morgan & Co., where he headed each of the Global Investment Banking and the Global Equities Divisions, and served as a member of the firm’s executive committee. During his career at J.P. Morgan, he held management roles in various securities, derivatives and corporate finance businesses. This range of experience in the financial services industry, together with his academic role at three leading US business schools, where he teaches or has taught courses on financial services, managerial responsibility, ethics and strategy, provide expertise in the areas of finance, investments, management, corporate governance and strategy. In addition, the Board derives benefit from Dr. Rose’s experience as a former director of four publicly traded companies.
Anne Stevens, age 67, has been a Director since April 2014. From June 2011 until her retirement in December 2014, Ms. Stevens served as Chairman, Chief Executive Officer and Principal of SA IT Services, an information technology outsourcing company. Previously, Ms. Stevens was Chairman, President and Chief Executive Officer of Carpenter Technology Corporation from November 2006 to October 2009. Prior to joining Carpenter Technology Corporation, Ms. Stevens spent most of her executive career at the Ford Motor Company, where she ultimately served as Executive Vice President and Chief Operating Officer of The Americas from November 2005 until her retirement in October 2006. During her 16 years with Ford, Ms. Stevens held various management positions, including serving as Group Vice President, Canada, Mexico and South America, of Ford Motor Company from October 2003 to October 2005, Vice President, North America Vehicle Operations of Ford Motor Company from August 2001 to October 2003 and Vice President, North America Assembly Operations of Ford Motor Company from April 2001 to August 2001. Prior to joining Ford Motor Company, Ms. Stevens held various engineering, manufacturing and marketing positions at Exxon Chemical Co. She is a member of the National Academy of Engineering, a trustee of Drexel University and currently serves as a director of Lockheed Martin Corporation and Anglo American plc.
Ms. Stevens obtained broad experience at Ford Motor Company in managing the challenges associated with global organizations, particularly in the areas of operations management, talent management and governance. The skills derived from this experience make her well-qualified to serve as a member of the Board. The Board also derives benefit from her current position as director of two publicly traded companies with global operations, and her past experience serving as the chair of Lockheed Martin's compensation committee from 2011 to 2015.
Sir John M. Vereker, age 71, has been a Director since November 2007. Sir John Vereker was the Governor and Commander-in-Chief of Bermuda from April 2002 to October 2007. Prior to that, he was the United Kingdom’s ("UK") Permanent Secretary of the Department for International Development and of its predecessor, the Overseas Development Administration, from 1994 to 2002. Over the years, Sir John Vereker’s career has included working at the World Bank, serving as Private Secretary to three UK Ministers of Overseas Development, working on public sector issues in the Policy Unit of the British Prime Minister’s Office and serving as Deputy Secretary for the UK Department of Education and Science. He has been a board member of the British Council, the Institute of Development Studies and the Institute of Manpower Studies and Voluntary Service Overseas. He has served on the Advisory Councils for the Centre for Global Ethics and for the British Consultancy and Construction Bureau. He has also been an adviser to the U.N. Secretary-General’s Millennium Development Project and a member of the Volcker panel, which investigated the World Bank’s institutional integrity. Sir John Vereker is an independent director of MWH Global, whose principal business is wet infrastructure engineering, and a Trustee of the Ditchley Foundation.
As a result of his extensive career in the public sector, Sir John Vereker provides valuable insights to the Board in the areas of government relations and external affairs. In particular, Sir John Vereker’s significant public sector experience and previous leadership positions in Bermuda and the UK bring depth to the Board’s oversight of public policy matters on a global basis.
Your Board of Directors unanimously recommends that shareholders vote “FOR” each of the nominees for Director.
2. RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITOR AND AUTHORIZATION OF AUDIT COMMITTEE TO DETERMINE THE REMUNERATION OF THE INDEPENDENT AUDITOR
The Audit Committee of the Board is required by law and applicable rules of the New York Stock Exchange (“NYSE”) to be directly responsible for the appointment, compensation and retention of the independent auditor. The Audit Committee has appointed PricewaterhouseCoopers LLP as our independent auditor for the year ending December 31, 2016. While shareholder ratification is not required by our Articles of Association or otherwise, the Board is submitting the appointment of PricewaterhouseCoopers LLP to the shareholders for ratification, on a non-binding basis, as part of good corporate governance practices. If the shareholders fail to ratify the appointment, the Audit Committee may, but is not required to, reconsider whether to retain PricewaterhouseCoopers LLP. Even if the appointment is ratified, the Audit Committee in its discretion may direct the appointment of a different independent auditor at any time during the fiscal year if it determines that such a change would be in the best interest of the Company and its shareholders. In connection with the ratification of the appointment of the independent auditor, the Board is also asking our shareholders to authorize, in a binding vote, the Board, acting through the Audit Committee, to determine PricewaterhouseCoopers LLP’s remuneration. This authorization is required by Irish law.
The Board unanimously recommends a vote "FOR" the ratification of the appointment of PricewaterhouseCoopers LLP as our independent auditor to audit XL Group plc’s consolidated financial statements for the year ending December 31, 2016 and the authorization of the Audit Committee to determine the remuneration of the independent auditors. The persons designated as proxies will vote FOR the ratification of the appointment of PricewaterhouseCoopers LLP as our independent auditor and authorization of the Audit Committee to determine the remuneration of the independent auditors, unless otherwise directed. Representatives of PricewaterhouseCoopers LLP are expected to be present at the Annual General Meeting, with the opportunity to make a statement should they choose to do so and are expected to be available to respond to questions, as appropriate.
Your Board of Directors unanimously recommends that shareholders vote “FOR” the ratification of the appointment of PricewaterhouseCoopers LLP and the authorization of the Audit Committee to determine the remuneration of PricewaterhouseCoopers LLP.

3. NON-BINDING (ADVISORY) VOTE APPROVING EXECUTIVE COMPENSATION OF NAMED EXECUTIVE OFFICERS
This proposal gives shareholders the opportunity to express their views on the compensation paid to our CEO and CFO during 2015, along with our next three most highly compensated executive officers in 2015 (collectively, the "NEOs"), as disclosed under the heading “Executive Compensation—Compensation Discussion and Analysis” and the related compensation tables and accompanying narratives, by voting for or against the resolution set forth below. This resolution is required pursuant to Section 14A of the Exchange Act. Consistent with shareholders’ preferences expressed by vote at our 2012 Annual General Meeting regarding the frequency of future shareholder votes on executive compensation, we currently submit this proposal regarding our NEOs' compensation to shareholders for a non-binding vote on an annual basis. We intend to present a proposal to shareholders regarding the frequency of future shareholder advisory votes on executive compensation at our 2017 Annual General Meeting.
Our executive compensation programs promote a performance-based culture and align executives’ interests with those of shareholders by linking the significant majority of their compensation to our short- and long-term performance. Our NEOs' compensation for 2015 is reflective of their tremendous efforts to complete the majority of our work to integrate Catlin during 2015 while delivering strong financial performance. This work included maintaining our newly combined book of business, with less than 1% of business lost as result of the combination of XL and Catlin, retaining key talent with voluntary attrition at only slightly elevated from historic levels, and successfully integrating various systems and operations. In terms of synergies generated from the Catlin Acquisition, we achieved $130 million in total operating expense-related synergies in 2015 alone, and have revised upwards our total operating expense run-rate synergies expected to be achieved by year end 2017 to $300 million from $200 million. In addition to our integration successes, throughout the year our NEOs were also successful in their work on several additional strategic opportunities. As discussed in more detail in "Executive Compensation - Compensation Discussion and Analysis," these efforts and successes formed the basis for the Compensation Committee's 2015 executive compensation decisions.
Our compensation programs balance short- and long-term compensation features to encourage executives to achieve annual goals and objectives while also rewarding executives for creating shareholder value over the long term. Our programs are also designed to be consistent with competitive market practices and attract and retain highly talented executives who are critical to the successful implementation and execution of our strategy.
More specifically:

•
As discussed under “Executive Compensation—Compensation Discussion and Analysis—4. Executive Compensation Components,” on average, incentive pay is more than 80% of the NEOs' Total Direct Compensation and annual base salaries are less than 20%;

•
The annual base salary in 2015 received by our CEO, Mr. McGavick, represented just 12% of his target Total Direct Compensation, while 59% was tied to the creation of long-term shareholder value and the achievement of long-term financial operating objectives and 29% was tied to the achievement of challenging annual performance goals; and

•	Our executive compensation programs:

•	Are overseen by the Compensation Committee, which is composed entirely of independent Board members;

•	Provide the opportunity for annual incentive awards upon achievement of established operating goals and qualitative performance objectives;

•	Base long-term incentive compensation on financial metrics that are tied to our long-term business strategy and financial performance;

•
Contain clawback provisions on incentive awards that may be invoked for executives who engage in willful misconduct that results in a financial restatement due to material non-compliance with financial reporting requirements;

•	Avoid perquisites that exceed customary levels; and

•	Do not provide excise tax gross-ups for Mr. McGavick or our other NEOs, or for executives hired after 2009.
We also require our executives to hold 100% of equity grants for one year after vesting (net of applicable taxes), and prohibit sale transactions if the required level of ownership, set forth in “Executive Compensation—Compensation Discussion and Analysis—5. Executive Share Ownership,” is not met both before and after the sale.
At our 2015 Annual General Meeting, shareholders supported our executive compensation practices by a vote of approximately 89.4% of the votes cast. As discussed in “Executive Compensation—Compensation Discussion and Analysis,” for the 2015 performance year, we revised the performance metric associated with our performance unit awards to use total shareholder return. In addition, as discussed in Proposal No. 6 herein, we are proposing amendments to our 1991 Performance Incentive Program to enhance the program's corporate governance features, including, among other changes, by including a dual trigger vesting requirement following a change in control, and a minimum one-year vesting requirement (with certain limited exceptions). See Proposal No. 6 for additional detail regarding these amendments. We also changed the timing of the performance unit awards in consideration of the Catlin Acquisition. We quickly integrated our legacy Catlin executives, including senior executives who are now NEOs, into our established long-term incentive programs, culminating in the granting to them of long-term incentive awards in May 2015.
For the reasons discussed above, the Board unanimously recommends that shareholders vote for the approval of the NEOs’ compensation by approving the following resolution:
RESOLVED, that the shareholders approve the compensation of the named executive officers, as disclosed in the Compensation Discussion and Analysis, the compensation tables and the related disclosure contained in this proxy statement.
Your Board of Directors unanimously recommends that shareholders vote “FOR” the approval of the resolution set forth above.
4. RENEWAL OF BOARD OF DIRECTORS' AUTHORITY TO ISSUE SHARES, WARRANTS, CONVERTIBLE INSTRUMENTS AND OPTIONS UNDER IRISH LAW
Under Irish company law, directors of an Irish public limited company must have specific authority from shareholders to issue any shares, warrants, convertible instruments or options, even if such shares are part of the company’s authorized but unissued share capital. Our current authorization, approved by shareholders at our 2015 annual general meeting, will expire in November 2016 if the proposed scheme of arrangement and related proposals pertaining to a redomestication from Ireland to Bermuda are not approved by shareholders at the separate special court-ordered and extraordinary general meetings, both to be held at a future date. Please refer to the preliminary proxy statement and preliminary proxy card that we filed with the SEC on February 29, 2016 for information regarding these meetings. Therefore, we are presenting this proposal to renew the Board's authority to issue authorized shares under the terms set forth below.
The renewal of this Board authority is a routine matter for public companies incorporated in Ireland and is fundamental to our business and capital management because it enables us to issue shares, including in connection with our director equity compensation plans, and raise capital. Approval of this proposal will provide the Board with continued flexibility to issue shares that are already authorized under our Articles of Association upon the terms below, subject to applicable SEC and NYSE rules. Please note that we are not asking for approval to increase our authorized share capital. If shareholders do not approve this share issuance authorization, there is a risk, in the future, that we will not be able to issue any of our authorized share capital, other than to employees pursuant to our employee equity compensation programs, without first seeking shareholder approval for each issuance. We are not currently contemplating any specific share issuances for which renewal of this authority is necessary, other than issuances of shares under our shareholder approved Directors Stock & Option Plan (the "Directors Plan").
Because we are an NYSE-listed company and considered a US domestic registrant under SEC rules, our shareholders continue to benefit from the protections afforded to them under the rules and regulations of the NYSE and SEC, including those rules that limit our ability to issue shares in specified circumstances. For example, the NYSE requires that, except in certain limited circumstances including public offerings for cash, we must obtain shareholder approval before we can issue shares in any transaction or series of related transactions equal to or in excess of 20% of our outstanding shares or shares which would have voting power equal to or in excess of 20% of the voting power outstanding prior to issuance. With certain limited exceptions, we must also seek shareholder approval of our equity compensation plans, including material revisions of such plans.
In addition, we follow US capital markets and governance standards to the extent permitted by Irish law and emphasize that this authorization is required as a matter of Irish law and is not otherwise required for other US companies listed on the NYSE with which we compete. While not required by Irish law, we understand that many Irish Stock Exchange-listed companies seek to renew their share issuance authority every 12 to 18 months. Approval of this proposal would be consistent with share issuance authorization of those companies and would not exempt us from the NYSE requirements that provide for shareholder approval with respect to certain share issuances, such as the one discussed above. We note that the Irish Stock Exchange listing rules do not contain similar restrictions.
To maintain this authorization, we expect to propose renewal of this authorization on a regular basis at our annual general meetings in subsequent years.
Under Irish law, the resolution in respect of Proposal 4 is an ordinary resolution that requires the affirmative vote of a majority of the votes cast.
The text of the resolution in respect of Proposal 4 is as follows:

Without prejudice to any existing authorities granted to the directors, that, subject to the applicable rules and listing standards of the New York Stock Exchange and the US Securities and Exchange Commission, the directors be and are hereby generally and unconditionally authorized to exercise all powers of the Company to allot relevant securities (within the meaning of Section 1021 of the Companies Act 2014), up to an aggregate nominal amount of $959,092 (95,909,181 shares) (being equivalent to approximately 33% of the aggregate nominal value of the issued ordinary share capital of the Company as of March 10, 2016 (the last practicable date before the date of this proxy statement), and the authority conferred by this resolution shall expire eighteen months from the passing of this resolution, unless previously renewed, varied or revoked; provided that the Company may make an offer or agreement before the expiry of this authority, which would or might require any such securities to be allotted after this authority has expired, and in that case, the directors may allot relevant securities in pursuance of any such offer or agreement as if the authority conferred hereby had not expired.

Your Board unanimously recommends that you vote “FOR” renewal of the Board’s authority to issue shares, warrants, convertible instruments and options under Proposal 4.

5. RENEWAL OF BOARD OF DIRECTORS' AUTHORITY TO ISSUE SHARES FOR CASH WITHOUT FIRST OFFERING SHARES TO EXISTING SHAREHOLDERS UNDER IRISH LAW
Under Irish law, unless otherwise authorized, when an Irish public limited company issues shares for cash to new shareholders, it is required first to offer those shares on the same or more favorable terms to existing shareholders of the company on a pro-rata basis (commonly referred to as the statutory pre-emption right). Our current authority for the Board to opt-out of the statutory pre-emption right, which was approved by shareholders at our 2015 annual general meeting, will expire in November 2016 if the proposed scheme of arrangement and related proposals pertaining to a redomestication from Ireland to Bermuda are not approved by shareholders at the separate special court-ordered and extraordinary general meetings, both to be held at a future date. Therefore, we are presenting this Proposal No. 5 to renew the Board’s opt-out authority. This proposal provides that, for a period expiring 18 months from the date of this resolution, statutory pre-emption rights need not be given to shareholders in the event of either (a) the issuance of shares for cash in connection with any rights issue or (b) the issuance of shares for cash, if the issuance is limited to up to 5% of our issued ordinary share capital as of March 10, 2016 (the last practicable date before the date of this proxy statement). We expect to propose renewal of an opt-out authority on a regular basis at our annual general meetings in subsequent years.
Although Irish law does not require limits to the pre-emption opt-out authorization, we understand that many Irish Stock Exchange-listed companies seek shareholder authority to opt-out of the statutory pre-emption rights provision on such a limited basis. Our securities are not listed on the Irish Stock Exchange. We follow US capital markets practices (to the extent permitted by Irish law) and the governance standards of the NYSE. Nevertheless, we understand that some proxy advisory firms may take the position that any Irish-domiciled company should have the limited opt-out provision that Irish Stock Exchange-listed companies have, regardless of whether the Irish-domiciled company is subject to limitations on the issuance of shares on the stock exchange on which its shares are listed. The opt-out authorization sought in this proposal is required as a matter of Irish law and is not otherwise required for any companies with which we compete. Moreover, shareholders of Irish-incorporated public companies routinely approve an opt-out of the statutory pre-emption rights. Receipt of this authority would merely place us on par with other NYSE-listed companies, which are not subject to a similar statutory pre-emption right. Like Proposal No. 4, the authority sought in this Proposal is fundamental to our business and capital management initiatives because it facilitates our ability to issue equity, including, when appropriate, in connection with capital-raising activities.
We are not asking you to approve an increase in our authorized share capital. Without this authorization, in each case where we issue shares for cash, we would first have to offer those shares on the same or more favorable terms to all of our existing shareholders. This requirement could cause delays in the completion of capital-raising activities for our business and undermine our ability to use our Directors Plan. We note that the statutory pre-emption rights do not apply to the issuance of shares for non-cash consideration and in respect of certain issuances of preference shares or pursuant to employee equity compensation programs.
As required under Irish law, the resolution in respect of this Proposal is a special resolution that requires the affirmative vote of at least 75% of the votes cast.
The text of the resolution in respect of this Proposal is as follows:
As a special resolution, that the directors be and are hereby empowered, without prejudice to any existing authorities granted to the directors, pursuant to Section 1023 of the Companies Act 2014 to allot equity securities (as defined in Section 1023 of that Act) for cash, pursuant to the authority conferred by the approval of the resolution set forth in Proposal No. 4, assuming such proposal is approved, as if sub-section (1) of Section 1022 of the Act did not apply to any such allotment, and provided that this power shall be limited to
(a) the allotment of equity securities in connection with a rights issue in favor of the holders of ordinary shares (including rights to subscribe for, or convert into, ordinary shares) where the equity securities respectively attributable to the interests of such holders are proportional (as nearly as may be) to the respective numbers of ordinary shares held by them (but subject to such exclusions or other arrangements as the directors may deem necessary or expedient to deal with fractional entitlements that would otherwise arise, or with legal or practical problems under the laws of, or the requirements of any recognized regulatory body or any stock exchange in, any territory, or otherwise); and
(b) the allotment (otherwise than pursuant to sub-paragraph (a) above) of equity securities up to an aggregate nominal amount of $145,317 (14,531,694 shares) (being equivalent to approximately 5% of the aggregate nominal value of the issued ordinary share capital of the Company as of March 10, 2016) (the last practicable date before the date of this proxy statement)); and
provided that the authority conferred by this resolution shall expire at the close of business on the date which is eighteen months after the date on which this resolution is passed or deemed to have been passed, unless and to the extent that such authority is renewed, revoked or extended prior to such date; and provided further that the Company may make an offer or agreement before the expiry of this authority, which would or might require any such securities to be allotted after this authority has expired, and in that case, the directors may allot equity securities in pursuance of any such offer or agreement as if the authority conferred hereby had not expired.
Your Board unanimously recommends that you vote “FOR” granting the Board the authority to opt out of statutory pre-emption rights under Proposal 5.

6. AMENDMENT AND RESTATEMENT OF THE 1991 PERFORMANCE INCENTIVE PROGRAM, INCLUDING THE INCREASE IN THE NUMBER OF SHARES AVAILABLE UNDER THE PROGRAM
The Board has amended and restated the XL Group plc 1991 Performance Incentive Program (the “1991 Program”), subject to shareholder approval, to increase the number of shares available for issuance under the 1991 Program. In addition, the 1991 Program is being amended to include enhanced corporate governance features and other related amendments. The amended and restated 1991 Program as proposed is set out in its entirety as Annex A to this proxy statement. These amendments include the following:

•	A dual trigger vesting requirement following a change in control;

•	A limitation on the circumstances when the vesting of awards can be accelerated following a change in control;

•	An updated change in control definition;

•	A minimum one-year vesting requirement (with certain limited exceptions);

•	A prohibition against cash buyouts of out of the money stock options;

•	A prohibition against liberal share recycling;

•	A requirement that the number of authorized shares be reduced by one for each stock appreciation right ("SAR") awarded;

•	An adjustment to the annual per participant grant limits of performance shares, performance units, shares of restricted stock and restricted stock units; and

•	The removal of directors as eligible participants under the 1991 Program.
Approval of the amended and restated 1991 Program also will constitute reapproval of the material terms of the performance goals used for determining awards payable to certain executive officers under the 1991 Program.  Shareholder approval of the material terms of these performance goals is required to enable us to obtain a deduction for such awards, if we so choose, to the extent that such awards, together with the other compensation payable to such executive officer for the taxable year, is in excess of $1 million. If the material terms of the performance goals used for determining awards to certain executive officers under the 1991 Program are approved by shareholders, they will go into effect for 2017. If approved, unless the material terms of the performance goal are subsequently changed, it is anticipated that shareholder approval of the performance goal would be next requested in 2021. If shareholders do not reapprove the material terms of the performance goals, we will not be able to make future grants under the 1991 Program that are also considered “Performance Awards” under the 1991 Program. Such grants would then not be exempt from the limitation on deductibility imposed by Section 162(m) of the United States Internal Revenue Code (the “Code”) with respect to certain executive officers named in the Summary Compensation Table in a given year whose compensation for that taxable year is in excess of $1 million.
As noted above, without taking into account the current proposed amendment of the 1991 Program, 6,632,650 shares currently remain available for grants of new awards under the 1991 Program. (See “Equity Compensation Plan Information” below for further information regarding shares available for issuance under the Company’s compensation plans at December 31, 2015.) The Company believes that it will be at a competitive disadvantage in its efforts to attract and retain its employees if it does not have the flexibility to issue equity-based compensation awards to targeted individuals. Accordingly, the 1991 Program has been amended, subject to shareholder approval, to increase the number of shares that may be issued by 7 million shares.
The 1991 Program has been amended with respect to its change in control provisions. A “dual trigger” provision has been added to the 1991 Program, where awards do not automatically vest upon a change in control. Instead, the participant must also be terminated from employment before awards will vest. The Compensation Committee used its discretion to apply a dual-trigger approach to awards granted to participants beginning in 2015. A limited exception to this double trigger provision has also been added to provide that awards may vest upon a change in control if the awards will not continue to be honored, or if a similar replacement award is not made to the participant. In addition, the definition of “change in control,” as set forth in Section 1.B., "Introduction - Definitions," of the proposed amended and restated 1991 Program set forth in Annex A hereto, has been amended to match the definition in the Company’s Executive Severance Plan. This change allows a more consistent application of change in control rules across the Company’s benefit plans. The Company believes that these changes more closely align the interests of participants with the interests of shareholders with respect to a change in control.
A minimum one-year vesting requirement is also being added for all awards made under the 1991 Program. The Company believes this change is in the best interests of shareholders because it encourages participants to focus on the creation of long-term value for shareholders. The Compensation Committee retains the authority to accelerate vesting of awards in the limited cases of death, disability, retirement, involuntary termination, or following a change in control where a replacement award is not made available for existing awards (as described above). In addition, a de minimis 5% of the shares authorized for issuance is excluded from the one-year vesting requirement.
The 1991 Program currently provides that grants of stock options or SARs may not be amended to lower the exercise price or canceled in exchange for a new grant with a lower exercise price, unless shareholder approval is received. The 1991 Program is now being amended to include an additional prohibition on the exchange of “underwater” options (where the exercise price is greater than the fair market value of a share) for a payment of cash, unless shareholder approval is received. The Company believes this additional prohibition is consistent with the other provisions listed, and is in the best interests of shareholders.
Although the Company does not engage in “liberal share recycling” (the re-issuance of certain shares), the 1991 Program is being amended to explicitly prohibit such liberal share recycling. Those shares which may not be re-issued include shares tendered by a participant to pay the exercise price of options, shares tendered or withheld to pay tax withholding obligations, and shares bought back by the Company with the proceeds received from the exercise of options. The Company believes that, once granted to a participant, it would be inappropriate to reuse such shares.
The 1991 Program provides for grants of “option-based” awards such as stock options and SARs, and “share-based” awards such as restricted stock, restricted stock units, performance share awards and performance unit awards. The Company recognizes that share-based awards generally have a greater cost to the Company than stock options. Accordingly, the 1991 Program was previously amended to state explicitly that the number of available shares under the 1991 Program is reduced by two for each share-based award (restricted stock, restricted stock unit, performance share award and performance unit award) issued, as well as for SARs. Since SARs are an option-based award, the 1991 Program is being corrected so that grants of SARs will be treated like grants of stock options, and reduce the number of shares available by one for each SAR award. The 1991 Program is also being updated to provide for a maximum number of 500,000 shares (up from 300,000 shares) that can be granted to any individual during a calendar year in the form of performance shares, performance units or shares of restricted stock and restricted stock units intended to qualify as “qualified performance-based compensation” under Section 162(m) of the Code (or in the case of performance units, an amount of cash equal to the value of 500,000 shares). The 1991 Program provides for a similar limit of 1,000,000 with respect to options and SARs that may be granted to any individual participant during any calendar year. The Company believes that the change to 500,000 shares provides flexibility in attracting and retaining executives, and is also consistent with the value of the 1,000,000 share limit imposed upon option-based awards.
Finally, the 1991 Program is being amended to exclude directors as participants. No new awards have been made to directors under the 1991 Program since April 29, 2005; instead, equity awards have been made to directors under the separate shareholder-approved Directors Plan. The Company believes that it is in the best interests of shareholders to be able to consider and vote upon separate plans for directors on the one hand, and employees and officers on the other.
Shareholders are now requested to approve the amendment and restatement of the 1991 Program.
The following summary of the amended 1991 Program is qualified in its entirety by express reference to the draft of the plan document of the amended 1991 Program, as amended and restated to reflect approval of the Proposal, which is attached as Annex A to this proxy statement.

General
The 1991 Program is intended to provide incentives to attract, retain and motivate employees in order to achieve our long-term growth and profitability objectives. The 1991 Program provides for the grant to eligible employees of stock options, SARs, restricted stock, restricted stock units, performance shares, and performance units (the “Awards”). After amendment of the 1991 Program, 13,632,650 shares will be available for issuance under the program, plus any shares that subsequently become available as a result of forfeitures, cancellations or expirations of Awards under the 1991 Program. However, for each award of restricted stock or of a restricted stock unit, performance share or performance unit, the number of shares available under the 1991 Program is reduced by two shares. In the event that an award issued under the 1991 Program expires or is terminated unexercised as to any shares covered thereby, or shares are forfeited for any reason under the 1991 Program, such shares shall thereafter be again available for issuance under the 1991 Program. Although the Company does not currently engage in "liberal share recycling," the 1991 Program is being amended to make it clear that the following shares, once issued, will not be available for further issuance under the 1991 Program: shares tendered by the participant to pay the exercise price of options, shares tendered or withheld to pay tax withholding obligations, and shares bought back by the Company with the proceeds received from the exercise of options.
In addition, the 1991 Program provides that the maximum number of shares with respect to which options and SARs may be granted to any individual participant during any calendar year is 1,000,000, and, subject to shareholder approval of this proposal, the number of performance shares, performance units and shares of restricted stock and restricted stock units intended to qualify as “qualified performance-based compensation” under applicable provisions of the Code that can be granted to any individual during a calendar year is 500,000 shares (or in the case of performance units, an amount of cash equal to the value of 500,000 shares). Any benefits payable under a performance unit award are payable in cash. Each of the share limits referred to above is subject to anti-dilution adjustments in the event of certain changes in the Company’s capital structure.
Eligibility and Administration
Officers and other employees of the Company and its subsidiaries and affiliates are eligible to be granted Awards under the 1991 Program. The 1991 Program is administered by the Compensation Committee or such other Board committee or subcommittee (or the entire Board) as may be designated by the Board. The Compensation Committee determines employees that are eligible to receive Awards, the types of Awards received and the terms and conditions thereof, although Awards made after the adoption of this proposal will be subject to a minimum one-year vesting schedule pursuant to the 1991 Program. The Compensation Committee has authority to waive conditions relating to an Award or accelerate vesting of Awards in the case of death, disability, retirement, involuntary termination, or following a change in control where a replacement is not made available for existing awards. Historically, approximately 400 employees have received awards under the 1991 Program. Since selection for participation in the 1991 Program is in the sole discretion of the Compensation Committee, it is not possible to determine the number of employees who will receive awards under the program in the future. With respect to Awards granted to participants who are not officers of the Company for purposes of Section 16 of the Exchange Act, the Compensation Committee may delegate its authority to perform any of its functions relating to administration of the 1991 Program to other persons.
Awards
Incentive stock options (“ISOs”) intended to qualify for special tax treatment in accordance with the Code, nonqualified stock options not intended to qualify for special tax treatment under the Code and SARs may be granted for such number of shares as the Compensation Committee determines. The Compensation Committee is authorized to set the terms relating to an option or SAR, including the exercise price and the time and method of exercise; however, the exercise price of stock options and SARs cannot be less than the fair market value per share on the date of grant. The terms of ISOs comply with the provisions of Section 422 of the Code. Options and SARs may not be repriced or exchanged for another 1991 Program Award with a lower exercise price, without shareholder approval. In addition, if the exercise price of an option or SAR is higher than the fair market value of shares, then such options or SARs may not be canceled and exchanged for cash, assuming this proposal is approved by shareholders, or other awards without shareholder approval.

Awards of restricted stock and restricted stock units are subject to such restrictions on transferability and other restrictions, if any, as the Compensation Committee may impose, in addition to the one year vesting requirement described below. Such restrictions lapse under circumstances as the Compensation Committee may determine in each Award Agreement. Except as otherwise determined by the Compensation Committee, eligible employees granted restricted stock have all of the rights of a shareholder, including the right to vote restricted stock and receive dividends thereon. Restricted stock units provide for the delivery of a number of shares equivalent to the number of restricted stock units at the time and subject to the terms and conditions set forth in the applicable award agreement.
Awards of restricted stock, restricted stock units, performance shares and performance units may not be exchanged for other 1991 Program Awards without shareholder approval.
Performance shares and performance units provide for future issuance of shares or payment of cash to the recipient upon the attainment of corporate performance goals established by the Compensation Committee over specified performance periods. Prior to payment of performance shares or performance units, the Compensation Committee will certify that the performance objectives were satisfied. Performance objectives may vary from employee to employee.
The 1991 Program has been amended, subject to shareholder approval of this proposal, to require that all Awards granted under the program are subject to a minimum one year vesting requirement, except in the case of death, disability, retirement or involuntary termination, or if a replacement awards is not granted for an existing award following a change in control. However, up to 5% of the shares authorized for issuance under the 1991 Program may be awarded without regard to the one year minimum vesting requirement.
162(m) Performance Criteria
In making an award under the 1991 Program that is intended to qualify under the performance-based compensation exception to the $1,000,000 cap on deductibility under Section 162(m) of the Code, the material terms of the proposed performance goals used in making such awards (including the business criteria on which the performance goals are based, the covered employees subject to the performance goals, and the maximum dollar amount of the award that would be payable if the performance goals were attained) are as follows:
Business Criteria.  The following business criteria for the Company, on a consolidated basis, and/or for specified subsidiaries or business units of the Company (except with respect to the total stockholder return and earnings per share criteria), may be used: earnings per share; revenues; cash flow (including operating cash flow, free cash flow, cash flow return on equity and cash flow return on investment); return measures (including return on assets, return on investment, return on capital and return on equity); economic value added; operating margin; net income; pretax earnings; pretax earnings before interest, depreciation and amortization; pretax operating earnings after interest expense and before incentives, service fees, and extraordinary or special items; operating earnings; price of an ordinary share (including growth in the share price and total stockholder return); expenses and costs; shareholders' equity; book value; and any of the above goals as compared to the performance of a group of comparable companies approved by the Compensation Committee or a published or special index deemed applicable by the Compensation Committee including, but not limited to, the Standard & Poor’s 500 Stock Index.
Covered Employees. Executive officers named in the Summary Compensation Table for a given year (other than the chief financial officer) whose compensation for the taxable year is in excess of $1,000,000.
Committee Discretion. The Compensation Committee cannot change the material terms of the performance goals or the maximum award payable without first obtaining shareholder approval, except that the Compensation Committee may for purposes of the performance goals for a particular performance year include or exclude the impact of the following events in the evaluation of performance: asset write-downs; litigation or claim judgments or settlements; changes in tax laws, accounting principles or other laws; reorganization or restructuring programs; acquisitions or divestitures; foreign exchange gains or losses; and gains and losses that are treated as unusual or infrequently occurring items under accounting principles; and in any event, as determined by the Compensation Committee within the period required by, and in accordance with, Section 162(m) of the Code and the regulations thereunder.

Amendment and Termination
The Board may, at any time and from time to time, suspend or terminate the 1991 Program in whole or amend it from time to time in such respects as the Board may deem appropriate, but any such amendment will be subject to the approval of shareholders if required by applicable law or the rules of any stock exchange on which the shares may then be listed. In addition, without the consent of an affected participant, no amendment, suspension, or termination of the 1991 Program may adversely affect the rights of such participant under any Award theretofore granted to him or her.
Market Value
The per share closing price of the Company’s shares on March 10, 2016 was $35.13.
Equity Compensation Plan Information
The following table summarizes our equity compensation plan information as of December 31, 2015:

	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights	Weighted Average Exercise Price of Outstanding Options, Warrants and Rights	Number of Securities Remaining Available for Future Issuance Under Share-Based Compensation Plans (Excluding Securities in column (a))
Plan Category	(a)	(b)	(c)
Share-based compensation plans approved by security holders (1)	10,748,604	$28.59	6,907,136
Share-based compensation plans not approved by security holders	—	$—	—
Total	10,748,604	$28.59	6,907,136
____________

(1)
Pertains to our 1991 Program and the Directors Plan. Includes for the 1991 Program, 10,602,114 ordinary shares to be issued upon the exercise of outstanding options, warrants and rights, a $28.65 weighted average exercise price of outstanding options, warrants and rights, and 6,632,650 ordinary shares remaining available for future issuance under equity compensation plans (excluding securities reflected in column a). Includes for the Directors Plan, 146,490 ordinary shares to be issued upon exercise of outstanding options, warrants and rights, a $24.53 weighted average exercise price of outstanding options, warrants and rights, and 274,486 ordinary shares remaining available for future issuance under equity compensation plans (excluding securities reflected in column a).

Federal Income Tax Consequences
The following is a summary of the United States federal income tax consequences of the 1991 Program, based upon current provisions of the Code, the Treasury regulations promulgated thereunder and administrative and judicial interpretations thereof, and assuming the employer or the participant is subject to United States federal income tax. This summary does not address the consequences under any state, local or foreign tax laws.
Stock Options
In general, the grant of an option will not be a taxable event to the recipient and will not result in a deduction to the Company or its subsidiaries. The tax consequences associated with the exercise of an option and the subsequent disposition of shares acquired on the exercise of such option depend on whether the option is a nonqualified stock option or an ISO.
Upon the exercise of a nonqualified stock option, the participant will recognize ordinary taxable income equal to the excess of the fair market value of the shares received upon exercise over the exercise price, and the participant’s employer will generally be able to claim a deduction in an equivalent amount. Any gain or loss upon a subsequent sale or exchange of the shares will be a long-term or short-term capital gain (or loss) to the participant, depending on the holding period for the shares.

Generally, a participant will not recognize ordinary taxable income at the time of exercise of an ISO and no deduction will be available to the participant’s employer, provided the option is exercised while the participant is an employee or within three months following termination of employment (longer, in the case of disability or death). If an ISO granted under the 1991 Program is exercised after this period, the exercise will be treated for United States federal income tax purposes as the exercise of a nonqualified stock option. Also, an ISO granted under the 1991 Program will be treated as a nonqualified stock option to the extent it (together with other ISOs granted to the participant by the Company) first becomes exercisable in any calendar year for shares having a fair market value, determined as of the date of grant, in excess of $100,000.
If shares acquired upon exercise of an ISO are sold or exchanged more than one year after the date of exercise and more than two years after the date of grant of the option, any gain or loss will be long-term capital gain or loss. If shares acquired upon exercise of an ISO are disposed of prior to the expiration of these one-year or two-year holding periods, the participant will recognize ordinary income at the time of disposition, and the participant’s employer will generally be entitled to a deduction, in an amount equal to the excess of the fair market value of the shares at the date of exercise over the exercise price. Any additional gain will be treated as capital gain, long-term or short-term, depending on how long the shares have been held.
Although the exercise of an ISO as described above would not produce ordinary taxable income to the participant, it would result in an increase in the participant’s alternative minimum taxable income and may result in an alternative minimum tax liability.
If an option is exercised through the use of Company shares previously owned by the participant, such exercise generally will not be considered a taxable disposition of the previously owned shares and, thus, no gain or loss will be recognized with respect to such previously owned shares upon such exercise. The amount of any built-in gain on the previously owned shares generally will not be recognized until the new shares acquired on the option exercise are disposed of in a sale or other taxable transaction.
Restricted Stock
A participant who receives shares of restricted stock will generally recognize ordinary income at the time that they “vest,” i.e., when they are not subject to a substantial risk of forfeiture. The amount of ordinary income so recognized will be the fair market value of the shares at the time the income is recognized (determined without regard to any restrictions other than restrictions which by their terms will never lapse), less the amount, if any, paid for the shares. This amount is generally deductible for federal income tax purposes by the participant’s employer. Dividends paid with respect to shares that are not vested will be ordinary compensation income to the participant (and generally deductible by the employer). Any gain or loss upon a subsequent sale or exchange of the shares measured by the difference between the sale price and the fair market value on the date restrictions lapse will be a long-term or short-term capital gain (or loss) to the participant, depending on the holding period for the shares. The holding period for this purpose will begin on the date following the date restrictions lapse.
In lieu of the treatment described above, a participant may elect immediate recognition of income under Section 83(b) of the Code. In such event, the participant will recognize as ordinary income the fair market value of the restricted stock at the time of grant (determined without regard to any restrictions other than restrictions that by their terms will never lapse), and the participant’s employer will generally be entitled to a corresponding deduction. Dividends paid with respect to shares as to which a proper Section 83(b) election has been made will not be deductible. If a Section 83(b) election is made and the restricted stock is subsequently forfeited, the participant will not be entitled to any offsetting tax deduction.
SARs and Other Awards
With respect to SARs, restricted stock units, performance shares and performance units, generally, when a participant receives payment with respect to any such Award granted under the 1991 Program, the amount of cash and the fair market value of any other property received will be ordinary income to such participant and will be allowed as a deduction for federal income tax purposes to the employer.

Deductibility Limit on Compensation in Excess of $1 Million
Section 162(m) of the Code generally limits the deductible amount of annual compensation paid (including, unless an exception applies, compensation otherwise deductible in connection with Awards granted under the 1991 Program) by a public company to a “covered employee” (i.e., the CEO and three other most highly compensated executive officers of the Company other than the Chief Financial Officer) to no more than $1 million. While the Company does not require that all compensation awarded to its named executive officers in furtherance of its overall corporate goals be awarded in a tax deductible manner, and instead strives to maintain flexibility in this regard, it does attempt to structure stock options granted under the 1991 Program to comply with an exception to non-deductibility under Section 162(m) of the Code in order to maximize the tax deductions available to US-based subsidiaries of the Company that employ a "covered employee."
New Program Benefits
The amount of benefits that will be granted under the 1991Program, subject to shareholder approval of this proposal, cannot be determined at this time. For information regarding grants made to the named executive officers under the 1991 Program during the 2015 fiscal year, see “Executive Compensation - Compensation Discussion and Analysis” and the accompanying compensation tables.
Your Board of Directors unanimously recommends a vote “FOR” the proposal to amend and restate the XL Group plc 1991 Performance Incentive Program, including to increase the number of shares available under the Program.

CORPORATE GOVERNANCE
Our Board and management have a strong commitment to effective corporate governance. We have in place a comprehensive corporate governance framework for our operations, which, among other things, takes into account the requirements of the Sarbanes-Oxley Act of 2002, the SEC and the NYSE. The key components of this framework are discussed below.
Board of Directors
The size of the Board is currently 13 members. Our current Articles of Association provide for the elimination of the Board's classes of directors, which prior to the implementation of our phased-in declassification, were designated “Class I,” “Class II” and “Class III,” with each class consisting as nearly as possible of one-third of the total number of Directors constituting the entire Board. Upon the conclusion of the 2015 Annual General Meeting, the designations of “Class I” and “Class II” were abolished, and upon the conclusion of the 2016 Annual General Meeting, the designation of “Class III” will be abolished as well.
In 2015, there were seven regular meetings of the Board. Each Director attended 75% or more of the total number of such meetings of the Board and of the committees on which each such Director served during his or her term, with the exception of Mr. Dill, who joined the Board on August 5, 2015. Mr. Dill had a pre-existing scheduling conflict that prevented him from attending one session of our regular Board and committee meetings subsequent to his appointment. See “Committees” below for the number of meetings held by each of the committees during 2015. We expect Directors to attend the Annual General Meeting, if possible, and eleven out of twelve of our Directors at the time of the 2015 Annual General Meeting attended that Meeting.
Leadership Structure
The Board has a preference at this time for the separation of the office of Chairman of the Board from that of the CEO. The Board believes that this structure is appropriate at this time but that it should be regularly reviewed as part of its succession planning process as appropriate. Eugene M. McQuade has served as the non-executive Chairman of the Board since May 2015, succeeding Robert R. Glauber, who served as such from April 2009 to May 2015.
Qualifications of Directors and Board Diversity
The Board regularly considers the qualifications necessary for its members. In this regard, the Board believes that its members should be persons with superior business judgment and integrity, who have knowledge or experience in the areas of insurance, reinsurance, financial services or other aspects of our business, operations or activities, and who have distinguished themselves in their chosen fields of endeavor. In addition, the Board believes its members should have the talent and vision to provide oversight and direction in the areas of strategy, operating performance, corporate governance and risk management in order to maximize the interests of shareholders while maintaining the highest standards of ethical business conduct. The Board believes that each of its Directors contributes a strong background and set of skills to enable the Board to meet its responsibilities.
Our Corporate Governance Guidelines provide that the Nominating, Governance and External Affairs Committee (the “Nominating Committee”) consider diversity among other factors in assessing the skills and characteristics of Director candidates and the Board as a whole. This consideration includes a broad evaluation of diversity of viewpoints, skills, experience and other demographics represented on the Board as a whole. This discussion and evaluation of diversity occurs at the Board and committee levels.
Board Role in Risk Management
We engage in risk management across all facets of our operations. The Chief Enterprise Risk Officer (“CERO”) chairs the Enterprise Risk Management Committee, which is comprised of senior risk management executives. The CERO assists with the efficient identification, assessment, monitoring and reporting of key risks across our organization. The CERO acts as a liaison between the Enterprise Risk Management Committee, the Board and the Risk and Finance Committee and other Board committees with respect to risk matters. All employees are expected to assist in the appropriate and timely identification and management of risks and in the enhancement of the quality and effectiveness of enterprise risk management.

The Board’s Risk and Finance Committee’s enterprise risk management responsibilities include, among other things, review of the methodology for establishing our risk capacity, review and approval of enterprise risk limits, review of our overall risk profile and monitoring of key risks across the organization as a whole, which may involve coordination with other committees of the Board from time to time as appropriate. The review of our overall risk appetites and evaluation of the risk impact of any material strategic decision being contemplated, including consideration of whether such strategic decision is within the risk profile established by us, is conducted by the full Board.
With respect to compensation risk oversight and assessment, the Compensation Committee, which is responsible for oversight of executive compensation programs, in consultation with management and the Compensation Committee’s independent compensation consultant Meridian Compensation Partners, LLC (“Meridian”), reviewed the impact of executive compensation programs on our risk profile, and the incentives created by the compensation programs that the Compensation Committee administers. To aid the Compensation Committee in its review, during the summer of 2015, management completed an evaluation of each of our significant incentive compensation programs to determine whether the arrangements were designed and operated in a prudent manner.
During the evaluation process, management considered whether each incentive program’s administration, oversight, structure and processes encompassed a formal and consistently applied design and approval process, and provided for accurate and timely payouts and ongoing plan monitoring and oversight. Moreover, management evaluated the performance metrics utilized in these arrangements to determine whether they were consistent with our risk profile and motivated appropriate risk-taking behaviors. To more fully integrate its annual compensation program evaluation with the Company’s other risk review processes, the 2015 assessment was completed utilizing the Company’s financial and internal control system. This improved the documentation of our compensation risk controls, and enhanced our ability to understand how compensation program risks and controls relate with other risk control activities.
Management provided the results of its evaluation to the Compensation Committee in October 2015. Since this evaluation was done after completion of the Catlin Acquisition, the evaluation took into account the impact of that acquisition. The evaluation demonstrated that the inherent risks in our compensation programs are appropriately mitigated in several ways. The compensation programs evaluated generally have multiple performance measures and/or vesting provisions that require executives to take into account both our short-term and long-term interests. With respect to equity-based awards, share ownership guidelines require executives to hold equity grants for specified periods of time. In addition, both equity and cash-based incentive awards are subject to clawback from our executive officers under certain circumstances. These practices encourage our executives to focus on the long-term creation of shareholder value. They are discussed in greater detail in “Executive Compensation—Compensation Discussion and Analysis—5. Executive Share Ownership" and "—8. Clawback Provisions."
The behaviors of our executives that drive the achievement of various performance goals under our incentive arrangements are also subject to rigorous oversight by management’s enterprise risk management process, including reviews by the Operational Risk and Anti-Fraud Sub-Committees of the management Enterprise Risk Committee. This is in addition to the application of our internal control over financial reporting and our underwriting, claims and actuarial guidelines and processes. The accuracy and timing of incentive arrangement payouts are monitored and reviewed by various internal and external audit functions.
Finally, the Compensation Committee’s discretion to take into account all relevant factors in determining the amounts of annual executive incentive awards and other incentive payments or awards mitigates the risk that a formulaic calculation of these payments or awards based on pre-established performance metrics could result in payouts that are not aligned with the creation of shareholder value and our overall financial performance. See “Executive Compensation—Compensation Discussion and Analysis.”
Executive Sessions of Independent Directors
The independent Directors meet as a group in executive session at regularly scheduled meetings of the Board without any member of management in attendance. The non-executive Chairman of the Board presides at such executive sessions of the Board.

Independence Standards
The Board has adopted Director Independence Standards to assist it in making determinations as to whether Directors or Director nominees have any material relationships with the Company for purposes of determining independence under the listing standards of the NYSE and the Company’s Director Independence Standards. In accordance with these standards, the Board determined that (i) each of Messrs. Ayer, Comey, Dill, Glauber, Kelly, Mauriello and McQuade, Mmes. Labarge and Stevens, Dr. Rose and Sir John Vereker is independent in accordance with such standards, and (ii) that no transactions or relationships existed that were inconsistent with a determination that each such Director is independent.
In reaching its conclusion with respect to each of the Director nominees, who are also the current Directors, the Board considered the information contained in this proxy statement as well as the facts that, from August 2009 until August 2014, Mr. McQuade served as the CEO of Citibank, N.A (“Citibank”) and, from April 2014 to May 2015, served as Vice Chairman of Citigroup, Inc. Citibank, a wholly-owned subsidiary of Citigroup, and Citigroup's subsidiaries provide the Company with ordinary course banking services and were during 2015 and continue to be lenders and letter of credit issuers under certain of our credit facilities. In addition, affiliates of Citibank provided us during 2015 and continue to provide us with standard cash management and foreign exchange services. We believe that all of the transactional services provided to us by Citibank and its affiliates described above were entered into on an arm’s length basis. As such, in connection with the establishment and maintenance of the facilities, Citibank and its affiliates receive the same type of information regarding the Company as we provide to our other lenders and letter of credit issuers and do not receive any additional information about the Company that is strategic in nature.
Committees
The Board has established the Audit Committee, Compensation Committee, Nominating Committee and Risk and Finance Committee. In addition, special committees of the Board may be created from time to time to oversee special projects, financings and other initiatives. The Audit Committee is comprised entirely of Directors who meet the independence, financial experience and other qualification requirements of the NYSE and applicable securities laws. In addition, each member of the Compensation Committee, the Nominating Committee and the Risk and Finance Committee meets the applicable independence requirements of the NYSE. The members of the Compensation Committee are non-employee directors as defined by Rule 16b-3 under the Exchange Act and “outside directors” as defined by Section 162(m) of the Code.
Audit Committee
The Audit Committee’s primary purpose is to assist with the Board’s oversight of the quality and integrity of our financial statements, including the Company's system of internal controls, the independent auditor’s qualifications, independence and performance, the performance of our internal audit function and compliance with legal and regulatory requirements. The Audit Committee is directly responsible for the appointment, compensation, retention and oversight of the work of the independent auditor in preparing or issuing an audit report or performing other audit, review or attestation services. Messrs. Mauriello (Chairman), Ayer, Comey, Dill and Kelly, Ms. Labarge and Sir John Vereker comprise the Audit Committee. There were five regular meetings of the Audit Committee and five informational meetings of such committee during 2015. The Board has determined that Mr. Mauriello is an “audit committee financial expert” (as that term is defined in Item 407(d)(5)(ii) of Regulation S-K).
Compensation Committee
The Compensation Committee reviews and approves the goals, objectives, performance and compensation of our CEO, Mr. McGavick, as well as oversees executive development and succession planning. In addition, the Compensation Committee is responsible for approving the compensation of all executive officers and other key executives and approving our overall compensation structure, including compensation and benefit plans, policies and programs. With respect to Mr. McGavick, the Compensation Committee recommends his compensation to the independent Directors of the Board for review and ratification. For additional information regarding the Compensation Committee’s role with respect to assessing risk in compensation incentives, see “—Board Role in Risk Management.” The Compensation Committee has engaged Meridian to assist it in its oversight of executive compensation. The Compensation Committee has determined that Meridian’s work does not raise any conflict of interest based on the independence factors identified by the SEC and NYSE.

Messrs. Ayer (Chairman), Kelly and McQuade, Dr. Rose, and Ms. Stevens comprise the Compensation Committee. There were six regular meetings of the Compensation Committee and two informational meetings of this committee during 2015.
Nominating Committee
The Nominating Committee makes recommendations to the Board as to nominations to the Board and Board committee memberships and compensation for Board and Board committee members, as well as on structural, governance and procedural matters, including our Corporate Governance Guidelines and director independence matters. The Nominating Committee also determines director compensation, reviews the performance and structure of the Board and the performance, structure and charters of each standing committee of the Board, reviews public policy issues of significance to the Company and oversees our program of charitable giving and political contributions. Ms. Labarge (Chairwoman), Messrs. Comey, Glauber and Mauriello and Sir John Vereker comprise the Nominating Committee. There were six regular meetings of the Nominating Committee during 2015.
(i) Identifying and evaluating nominees
The Nominating Committee is responsible for reviewing with the Board, on an annual basis, the requisite skills and characteristics of individual Board members as well as the composition of the Board as a whole. For each Director, this assessment includes review of his or her independence, as well as consideration of diversity of viewpoints, skills, experience and other demographics in the context of the needs of the Board.
The Nominating Committee has engaged a third party search firm to assist it in seeking new Board members, whether to fill a vacancy or otherwise. The Nominating Committee also considers recommendations for new Board members from Board members, management and others, including shareholders. In general, the Nominating Committee looks for new members possessing superior business judgment and integrity who have distinguished themselves in their chosen fields of endeavor and who have knowledge or experience in the areas of insurance, reinsurance, financial services or other aspects of our business, operations or activities. In addition, the Board believes its members should have the talent and vision to provide oversight and direction in the areas of strategy, operating performance, corporate governance and risk management in order to maximize the interests of shareholders while maintaining the highest standards of ethical business conduct.
(ii) Nominees recommended by shareholders
The Nominating Committee has a policy to consider, for Director nominees, persons recommended by shareholders. Shareholders may submit such recommendations to the Nominating Committee in care of the Company Secretary at XL Group, 100 Washington Blvd., 6th Floor, Stamford, CT 06902. To be considered by the Nominating Committee, such recommendations must be accompanied by the information regarding the nominating shareholder and the proposed candidate required pursuant to Article 61 of our Articles of Association, which includes all information that would be required in connection with a solicitation of proxies for the election of directors in a contested election pursuant to Section 14A of the Exchange Act, and a written statement from the proposed candidate that he or she is willing to be nominated and desires to serve if elected. Nominees for Director who are recommended by shareholders to the Nominating Committee will be evaluated in the same manner as any other nominee for Director. See “Shareholder Proposals for 2017 Annual General Meeting.”
Risk and Finance Committee
The Risk and Finance Committee reviews and oversees matters relating to our financial affairs, as well as management of enterprise-wide key risks. This includes, among other matters, our capital structure, debt and equity issuances, dividend policy, acquisitions and divestitures, significant strategic investments, overall investment policy and performance, quarterly and annual financial results and enterprise risk management matters, including review of the methodology for establishing our risk capacity, review and approval of enterprise risk limits and review of our overall risk profile and monitoring of key risks across the organization as a whole. All non-employee Directors are members of the Risk and Finance Committee. These Directors are currently Messrs. Glauber (Chairman), Ayer, Comey, Dill, Kelly, McQuade and Mauriello, Mmes. Labarge and Stevens, Sir John Vereker and Dr. Rose. There were five regular meetings of the Risk and Finance Committee during 2015.

Compensation Committee Interlocks and Insider Participation
For the period from January 1, 2015 to the present, Ramani Ayer (Chairman), Mr. McQuade, Ms. Stevens and Dr. Rose comprised the Compensation Committee. In addition, effective May 8, 2015, Mr. Kelly joined as a member of the committee. No member of the Compensation Committee is, or was during 2015 or any time prior thereto, an officer or employee of the Company. No member of the Compensation Committee had any relationship with the Company or any of its subsidiaries during 2015 pursuant to which disclosure would be required under applicable rules of the SEC pertaining to the disclosure of transactions with related persons. None of our executive officers currently serves or has served in the past on the board of directors or compensation committee of another company at any time during which an executive officer of such other company served on our Board or Compensation Committee.
Communications with Members of the Board of Directors and its Committees
Shareholders and other interested persons may communicate directly with one or more of our Directors (including the Chairman, all non-employee Directors as a group or the Audit Committee with respect to any concerns regarding accounting, internal control or auditing matters) by writing to them in care of the Company Secretary at XL Group, 100 Washington Blvd., 6th Floor, Stamford, CT 06902 and specifying the intended recipient(s). All such communications will be forwarded to the appropriate Director(s) for review, other than communications that are advertisements or other communications determined to be trivial, obscene, unduly hostile, threatening, illegal or similarly unsuitable items.
Code of Conduct
We have adopted a Code of Conduct that applies to all of our Directors, officers (including the CEO) and employees. We will post on our website at www.xlgroup.com any amendment to or waiver under the Code of Conduct granted to our CEO, principal financial officer, principal accounting officer, controller or other person performing similar functions that relates to any element of the code of ethics definition set forth in Item 406 of Regulation S-K under the federal securities laws.
Website Access to Governance Documents
Our Director Independence Standards, Corporate Governance Guidelines, Code of Conduct, the charters for the Audit Committee, Compensation Committee, Nominating Committee and Risk and Finance Committee and other ethics and governance materials are available free of charge on our website located at www.xlgroup.com or by writing to XL Group, Investor Relations, 100 Washington Blvd., 6th Floor, Stamford, CT 06902.
Procedures for Approval of Related Person Transactions
The Board has written policies and procedures relating to the approval or ratification of transactions with “Related Persons,” as defined below. Under these policies and procedures, management must present to the Nominating Committee any “Related Person Transactions,” as defined below, proposed to be entered into by the Company, including the aggregate value of such transactions, if applicable, and any “Ordinary Course Related Person Transactions,” as defined below, known to management. In reviewing proposed Related Person Transactions, the Committee must consider and review such transactions to determine, among other things, whether such transactions are on terms comparable to those that could be obtained in arm’s length dealings with an unrelated third person or otherwise fair to the Company. After review, the Committee will approve or disapprove such transactions, as appropriate. Subsequent to approval, management must update the Nominating Committee as to any material change to those transactions that have been approved by the Nominating Committee. No Director may participate in any approval of a Related Person Transaction in which he or she could have a direct or indirect interest. In instances where an Ordinary Course Related Person Transaction is reviewed, the Committee will consider whether such proposed transaction is in the ordinary course of business and on terms no more favorable than are made to other unrelated persons.

Under these policies and procedures, a “Related Person Transaction” is any transaction, including proposed charitable contributions or pledges of charitable contributions, in which the Company was or is a participant, the amount involved exceeds $120,000 in any calendar year and a Related Person had or will have a direct or indirect material interest. A Related Person Transaction does not include the Company’s providing insurance and/or reinsurance to shareholders or their affiliates, or to employers or entities associated with a Related Person in the ordinary course of business, on terms no more favorable to the (re)insureds than are made available to other customers (collectively, “Ordinary Course Related Person Transaction(s)”). A “Related Person” is a senior officer, director or nominee for director of the Company, a greater than 5% beneficial owner of our outstanding shares, any immediate family member (as that term is defined by Item 404 of Regulation S-K) of any of the foregoing or an entity in which any of the foregoing persons has a substantial interest in, or control of, such entity or which employs a person listed in the foregoing.

EXECUTIVE COMPENSATION
Compensation Discussion and Analysis

1.	Introduction
2015 was a transformational year for XL. With the acquisition of Catlin in May and the success of the ongoing integration, we created a stronger and more relevant global leader in P&C insurance and reinsurance. Through this strategic action, and by nature of the hard work of our colleagues, we believe we are well positioned for the current difficult insurance and reinsurance market.
Contributing to the year’s success was the effective management of several critical challenges. We kept the book of business together through the acquisition with less than 1% of business lost as a result of combining XL and Catlin. We kept our workforce together and engaged through the integration, with voluntary attrition only slightly elevated from historic levels. And, we successfully integrated systems and operations while achieving solid financial results through 2015.
Notably, we’re on track to deliver our stated financial goals for the Catlin Acquisition: double digit EPS growth, meaningful Return on Equity (“ROE”) improvement and at least $300 million in operating expense synergies by year end of 2017, a number which has been revised upward from the originally announced $200 million.
In addition, throughout the year we continued to execute on other strategic opportunities including, among others: the launch of XL Innovate, a company sponsored venture capital initiative to pursue innovation opportunities; the acquisition of Allied Insurance Company, the leading specialty outdoor entertainment insurer in the US, which closed in February 2016; an investment in Privilege Underwriters, Inc. and its affiliates, a leading high net worth insurer; the profitable sale of our position in ARX Holdings Corp.; and the retrocession of the vast majority of the remaining US life reinsurance premiums not included as part of the cession to GreyCastle Holdings Ltd. in 2014.
In terms of our financial performance, pricing conditions across the insurance and reinsurance markets remained challenging and our investment portfolio was impacted by low interest rates and the overall volatility in the financial markets. And while we provide year-over-year comparisons of our results below, these comparisons should be viewed in the context of the Catlin Acquisition and the different business mix represented by the combined entity. Despite these challenges and the potential for distraction that the integration could have caused, we are pleased with what we achieved, including:

•
Total Shareholder Return (“TSR”) for 2015 was 16.2% compared to 1.4% for the S&P 500. Our cumulative TSR for the 3-year period ending December 31, 2015 was 65.5%, compared to 52.6% for the S&P 500. TSR represents the change in share price plus reinvested dividends over the respective period ending December 31, 2015.

•	Book Value Per Share increased to $39.61 as of Dec. 31, 2015 vs $39.31 as of Dec. 31, 2014.

•	Operating ROE of 7.9% excluding Catlin related integration costs.

•
Property and Casualty (“P&C”) Gross Premiums Written of $10.7 billion for 2015 increased 37% over 2014, driven by the Catlin Acquisition. The combined ratio of 92.0% was not as good as the 88.2% achieved in 2014, which was viewed as exceptional performance and the best Company result in 15 years, with the difference being attributable to higher underwriting expense, greater catastrophe activity and other large losses, including the Tianjin port explosion.

•	Reinsurance combined ratio of 81.0% for 2015, one of the best results in the past five years. Reinsurance also delivered record underwriting profit of $478 million.

•
Insurance combined ratio of 96.9%, compared to 94.4% for 2014, with the deterioration primarily driven by pricing conditions. The insurance loss ratio excluding prior year development, a closely tracked metric that is indicative of performance, improved to 65.1% for 2015 compared to the 65.6% achieved in 2014.

Through the strategic actions taken and the hard work delivered by our entire workforce in 2015, we believe we are well positioned for future success.

Evaluating these factors and performance of the company relative to peers was at the heart of the Compensation Committee’s (the “Committee” within this Compensation Discussion and Analysis section) work in 2015. At the same time, the Committee recognizes that current performance is difficult to compare year-over-year due to the Catlin Acquisition that occurred in May and the resulting change in business mix. In addition, 2014 was one of the strongest performance years in recent history, with very low levels of natural catastrophe losses benefiting the entire insurance industry. Based on the Company exceeding its quantitative goals and qualitative strategic objectives, the Committee concluded that incentives (as a percent of target) should generally fall below awards for last year's strong results, but remain above target, as described further below. The Committee monitors pay and performance alignment on a regular basis and upon review, believes that executive pay was aligned with XL’s performance for 2015.
2. Executive Compensation Philosophy and Core Principles
Our compensation program is designed to build strong alignment between pay and performance by including both short-term and long-term incentives that motivate executives to achieve the Company’s near-term goals and longer-term strategic objectives. These program designs are guided by the following principles:

•	Ensure alignment with shareholder interests and motivate executives to enhance long-term shareholder value;

•	Consider multiple factors - including an individual’s role and responsibilities, performance, experience, expertise and peer market compensation information - in setting target levels of compensation;

•
Allocate total compensation among annual base salary, annual cash incentive and long-term incentive awards so that it is heavily weighted towards variable pay, as discussed in Section 4, “Executive Compensation Components;”

•	Enable us to attract and retain high caliber executive talent who will develop and implement our business strategies successfully; and

•	Include qualitative components and risk mitigating features to drive appropriate behaviors.
Our executive compensation practices also incorporate strong corporate governance features that include:

✓	Independent oversight of compensation and benefit programs by a Committee of independent directors
✓	Use of an independent executive compensation consulting firm that reports directly to the Committee and provides no other services to the Company
✓	Annual evaluation of potential risks associated with compensation practices
✓	Caps on annual incentive awards
✓	Grants of performance-contingent equity awards that require meeting established goals in order to receive the targeted award level
✓	Requiring both material XL share ownership and the retention of 100% of shares earned from equity awards (net of taxes) for one year following vesting
✓	Prohibition of colleagues engaging in hedging activity and restrictions on pledging XL shares
✓	A double-trigger change-in-control provision in equity awards that provides for accelerated vesting only if the colleague has a qualifying termination following a change-in-control
✓	Elimination of change-in-control excise tax gross-ups in NEO employment agreements executed after December 2012 - none of our NEOs have excise tax gross-ups
✓	Use of a clawback policy to recoup cash and equity awards from executives who engage in willful misconduct that results in a financial restatement

3.	Benchmarking Compensation
Each year the Committee reviews executive compensation data for companies within our Compensation Peer Group to evaluate how target compensation for our executives is positioned. As part of this review, the Committee assesses our Compensation Peer Group to ensure it appropriately reflects our size, business mix of insurance and reinsurance operations, and competitors for executive talent and for capital. The Committee did not change the Compensation Peer Group from 2014 to 2015. These companies may be different from those identified in our Annual Report on Form 10-K to be insurance and reinsurance competitors or included in the indices against which we compare our performance, as many of the companies used in the Form 10-K comparisons may be of significantly different size and/or are not competitors for executive talent.

In October 2015, after the close of the Catlin Acquisition, the Committee modified the Compensation Peer Group for use in 2016 by removing five of the smaller peer companies, including Allied World Assurance Company Holdings, Aspen Insurance Holdings Ltd., Endurance Specialty Holdings Ltd., RenaissanceRe Holdings Ltd. and Validus Holdings Ltd. This change was made to better reflect XL’s larger size. As there are a limited number of companies from which to select peers with operations and size similar to XL, no larger peer companies were added to the peer group. The table below provides details on the 2015 and 2016 Compensation Peer Group companies in terms of total revenues, assets, and market capitalization. Even with the change made for 2016 to the peer companies, XL remains larger than most, as illustrated in the table below.
2015 and 2016 Compensation Peer Groups - Data in millions for Fiscal 2015

Company Name	2015 Peers	2016 Peers	Revenues	Total Assets	Market Capitalization
The Travelers Companies, Inc.	✓	✓	$26,800	$100,184	$33,395
Ace Ltd.#	✓	✓	$19,081	$102,366	$37,925
The Hartford Financial Services Group	✓	✓	$18,377	$228,348	$17,463
The Chubb Corporation*#	✓	✓	$14,180	$51,192	$30,176
XL Group plc			$9,309	$58,683	$11,548
CNA Financial Corporation	✓	✓	$9,101	$55,047	$9,500
W. R. Berkley Corporation	✓	✓	$7,206	$21,731	$6,751
Everest Re Group, Ltd.	✓	✓	$5,838	$21,426	$7,817
PartnerRe Ltd.	✓	✓	$5,431	$21,406	$6,698
Markel Corporation	✓	✓	$5,370	$24,941	$12,331
Alleghany Corporation	✓	✓	$4,999	$22,846	$7,429
Axis Capital Holdings Ltd.	✓	✓	$4,130	$19,982	$5,401
Arch Capital Group Ltd.	✓	✓	$4,003	$23,177	$8,553
Aspen Insurance Holdings Ltd.	✓		$2,655	$11,049	$2,942
Allied World Assurance Company Holdings	✓		$2,546	$13,512	$3,383
Validus Holdings Ltd.	✓		$2,345	$10,516	$3,837
Endurance Specialty Holdings Ltd.	✓		$2,098	$13,242	$4,274
RenaissanceRe Holdings Ltd.	✓		$1,515	$11,561	$4,947
XL Group Percentile Rank (2016 Peers)			67%	75%	58%

* Reported Total Assets as of September 30, 2015. Fiscal 2015 value not reported at time of filing.
# On January 14, 2016, Ace Ltd. and The Chubb Corporation merged to form Chubb Limited.
The Committee evaluates each NEO’s Total Direct Compensation (the combination of base salary, target annual cash incentive award - the “Annual Incentive” - and long-term incentive award opportunities) relative to market data from the compensation peer group, which is adjusted for company size. The Committee also considers the individual components of Total Direct Compensation in setting each NEO’s compensation. The process for setting compensation targets is non-formulaic and market compensation data is only one of a number of factors that the Committee considers in making pay determinations. Other factors considered include each NEO’s specific roles and responsibilities, performance, degree of expertise and experience, and any unique business challenges.
The Committee uses a separate peer group for evaluating our relative financial performance with respect to our performance-based long-term incentive awards. This performance peer group combines our compensation peer group with other global companies with which we compete for insurance and reinsurance business. Because these other global companies are significantly larger than we are, and because compensation information is generally not available for them, they are not included in the compensation peer group. See 4.3 Long-term Incentive Programs.

4.	Executive Compensation Components
The Total Direct Compensation for NEOs contains both fixed and variable pay components. The fixed component of compensation is base salary. The variable components consist of Annual Incentives and long-term equity incentives (together, “Incentive Pay”). Other components of pay, including perquisites and supplemental benefits, are discussed later in this Compensation Discussion and Analysis.
In December 2014, the Committee reviewed comparative analyses of NEO pay from the Compensation Peer Group, prepared by its independent executive compensation consultant, Meridian. In February 2015, after considering the compensation analyses, other criteria described above, and the fact that we had entered into an agreement to acquire Catlin, the Committee established target compensation for 2015. In addition, the Committee reviewed and approved Total Direct Compensation for each of Stephen Catlin and Paul Brand in connection with their joining XL as a result of the Catlin Acquisition. Mr. Catlin’s total compensation was reviewed again following that acquisition, as discussed in section 4.1. In determining pay for Messrs. Catlin and Brand, the Committee reviewed analyses similar to that of the other NEOs also prepared by Meridian. The following table provides annual target Total Direct Compensation for each NEO for 2015.

Target Total Direct Compensation
	2014	2015	Rationale For Any Change
Michael McGavick
Base Salary	$1,250,000	$1,250,000	No change.
Target Annual Incentive	$3,000,000	$3,000,000
Long-Term Incentive Opportunity	$6,250,000	$6,250,000
Total Direct Compensation	$10,500,000	$10,500,000

Peter Porrino
Base Salary	$700,000	$750,000	Total Direct Compensation increased to reflect Mr. Porrino's expanded role and responsibilities for enterprise risk, investments and actuarial functions.
Target Annual Incentive	$900,000	$1,050,000
Long-Term Incentive Opportunity	$1,800,000	$2,200,000
Total Direct Compensation	$3,400,000	$4,000,000

Stephen Catlin
Base Salary		$1,300,000	Joined XL during 2015 as Executive Deputy Chairman
Target Annual Incentive		$2,000,000
Long-Term Incentive Opportunity		$4,500,000
Total Direct Compensation		$7,800,000

Paul Brand
Base Salary		$801,805	Joined XL during 2015 as Chief Underwriting Officer, Insurance
Target Annual Incentive		$1,202,708
Long-Term Incentive Opportunity		$2,500,000
Total Direct Compensation		$4,504,513

Gregory Hendrick
Base Salary	$700,000	$800,000	Total Direct Compensation increased to reflect Mr. Hendrick's greater breadth, experience and new role leading the reinsurance segment and leading our enterprise alternative capital strategy.
Target Annual Incentive	$875,000	$1,200,000
Long-Term Incentive Opportunity	$1,825,000	$2,200,000
Total Direct Compensation	$3,400,000	$4,200,000

The Committee does not target a specific competitive level in setting NEO compensation. Current Total Direct Compensation for the NEOs is generally positioned between the median and 75th percentile of the 2015 Compensation Peer Group, which the Committee believes is appropriate considering each individual’s performance, contributions, expertise and business experience, competitive market practices and our size relative to our peer group.
Our NEOs received the largest portion of their Total Direct Compensation, over 80%, in the form of Incentive Pay, which is at risk and based on their individual contributions, our financial performance versus stated objectives and share price performance. The smallest portion of compensation is a fixed base salary. The charts below illustrate the percentage of base salary and target Incentive Pay opportunity provided to our NEOs in 2015:

Delivering the majority of Total Direct Compensation in the form of variable, performance-based Incentive Pay creates a direct link between actual realized compensation, our financial results and the creation of long-term shareholder value. We reinforce this long-term focus through a combination of performance-contingent and time-vested equity awards.
4.1 Base Salaries
The Committee reviews the base salary of each NEO annually or when there is a change in an NEO’s role or responsibilities. Base salaries compensate NEOs for executing the core responsibilities of their position and may not necessarily be changed every year. The Committee awarded Mr. Porrino an increase in base salary in 2015 from $700,000 to $750,000 to reflect his expanded role and responsibilities following the Catlin Acquisition, which now include additional oversight of investments, enterprise risk and the corporate actuarial function. The Committee also increased Mr. Hendrick’s base salary from $700,000 to $800,000 in 2015 to recognize his growth while leading the Insurance Segment and his new role of leading the Reinsurance Segment and our enterprise alternative capital strategy. In addition, following the Catlin Acquisition the Committee conducted a detailed review of the total remuneration that Mr. Catlin received while at Catlin, and based on that review determined to increase his base salary from $1,000,000 to $1,300,000 effective September 1, 2015.
4.2 Annual Incentives (Cash Award)
Annual Incentives are designed to motivate executives to achieve specified performance goals that are established and approved by the Committee at the beginning of each year. Company (“Enterprise”) and business segment or function performance goals are measured quantitatively (“Quantitative Goals”) while individual performance goals are more qualitative (“Qualitative Goals”). The Annual Incentive opportunity for each NEO is based upon his or her position and responsibilities and competitive market annual incentive opportunities for similar positions within our compensation peer group.
(A) Quantitative Goals: Combined Ratio. The Committee selected Enterprise Combined Ratio (“CR”) to be the primary quantitative performance metric for the 2015 annual incentive plan because it is a common measure of underwriting profitability used by property and casualty insurers and reinsurers. This metric also incorporates the impact of reserving practices and is a primary driver of net income results. CR is calculated by taking the sum of the year’s net losses incurred and underwriting expenses as a ratio of the net premiums earned by the Insurance and Reinsurance Segments, and on a combined basis for the Enterprise. A CR of less than 100% indicates an underwriting profit; a CR greater than 100% reflects an underwriting loss.
The 2015 Quantitative Goal for Enterprise CR was established at the beginning of the year based on XL’s 2015 financial operating plan. Following the Catlin Acquisition, the Quantitative Goal was amended to incorporate the projected results of Catlin into the consolidated financial operating plan, which resulted in a target CR for the Enterprise of 93.5%. For 2015 the actual CR attained was 92.0%, which was better than target.

The table below provides the 2015 Enterprise CR Goals, the results achieved against these goals, and the associated performance factor.

2015 Enterprise CR Goals			Actual Result	Performance Factor
Threshold* (50% of Target)	Target (100% of Target)	Maximum (200% of Target)
100.0%	93.5%	84.4%	92.0%	116.5%

* Performance below threshold goals results in no payout.

In assessing performance, the Committee also considered a number of additional performance goals related to the successful integration of Catlin following the close of that acquisition on May 1, 2015. These goals, which were tailored to each NEO’s respective segment or function, as applicable, are included in the following table.

Other Quantitative Goals	Performance Achieved
Maximize business retention; Targeted retention rate ≥90%
Following the acquisition, both the Insurance and Reinsurance Segments greatly exceeded expectations in retaining existing business, with less than 1% business lost as a result of the Catlin Acquisition.

Retain key talent	The overall voluntary turnover rate among colleagues was slightly higher than historical levels but remained below targeted levels, thus exceeding plan.
Provide superior claims and service operations	The combined XL Catlin continued to provide clients with superior service and was recognized in surveys conducted by Aon and the London Markets for providing clients with top tier service.
Deliver rigorous internal reporting and controls	Following the integration, our control and reporting functions continued to meet or exceed deliverables at a high standard.
Achieve deal-related synergies; Targeted 2015 savings of $84 million	Savings of $130 million was achieved during fiscal 2015, exceeding plan. Projected savings for fiscal 2016 and 2017 are currently tracking above original targets.
Segment CR relative to plan
The Insurance and Reinsurance Segments collaborated to deliver solid CR results during a year of transition. The Insurance Segment attained a CR of 96.9%, a result that was slightly worse than target. The Reinsurance Segment achieved a CR of 81.0%, significantly better than planned, benefiting from lower than expected catastrophe losses.

The Committee reviewed the 2015 results against the Quantitative Goals. Following this review the Committee determined to use the formulaic result of 116.5% for Messrs. McGavick and Brand to fully reflect the Company's financial accomplishments and the strategic accomplishments driven by these two executives. Mr. Hendrick was assigned a performance factor of 122.0% reflecting the combined performance of the Reinsurance segment and the Insurance segment, which he led prior to the close of the Catlin Acquisition. The Committee decided to use a reduced quantitative performance factor of 113.0% for Messrs. Porrino and Catlin, reflecting the fact that the Company benefited from a relatively quiet catastrophe year. Quantitative performance factors are shown in the table on page 36.
(B) Qualitative Goals. Qualitative Goals are established to focus an executive’s attention on achieving individual performance objectives and can include, but are not limited to, specific objectives in the areas of strategy, leadership, overall business performance, execution on new initiatives and improvements in operations. The Committee set Mr. McGavick’s Qualitative Goals after discussions with him and with the other members of the Board in early 2015. Mr. McGavick collaborated with each of the other NEOs to establish their Qualitative Goals as well as those for their respective segment or function. The Committee reviewed the Qualitative Goals for Messrs. Porrino and Hendrick and their alignment with enterprise-wide goals in February 2015 and again in August 2015 following the close of the Catlin Acquisition. The Committee reviewed the Qualitative Goals for Messrs. Catlin and Brand following the close of the Catlin Acquisition. The payout range established for the Qualitative Goals for each NEO was:

Qualitative Goals - Payout Range
Threshold*	Target	Maximum
50%	100%	150%

* Performance below the threshold goal results in no payout.
The specific weighting between Quantitative and Qualitative Goals were as follows.

Performance Goal Weighting
Quantitative Weighting	Qualitative Weighting
70%	30%
The following are brief summaries of individual achievements considered by the Committee in determining the qualitative performance factor for each NEO.
Performance for Mr. McGavick, Chief Executive Officer
2015 was a transformative year for XL under the leadership of Mr. McGavick, who led the organization’s successful acquisition and integration of Catlin, creating a more strategic and globally relevant company. After it was announced in January 2015, the transaction closed in less than four months notwithstanding the complexity presented by each organization’s global footprint, diverse product portfolios and the need to secure regulatory and Catlin shareholder approval. Mr. McGavick, in collaboration with other senior management, initiated a comprehensive communications effort to ensure investors, shareholders, clients and brokers remained well informed of the strategic rationale for the transaction, on the progress of the integration, and achievements versus goals. By the end of 2015, with the majority of the integration accomplished, the Company exceeded original expectations for expense synergies, headcount retention, and consolidation of infrastructure. Business retention exceeded expectations at less than 1% of business lost as a result of the Catlin Acquisition. And, client and broker reaction remains positive, leading to additional opportunities.
As a result of the Catlin Acquisition, the Company achieved P&C gross written premiums of $10.7 billion in 2015, an increase of over 37% compared to $7.8 billion in 2014. Total revenues grew by more than 40%, from $6.6 billion in 2014 to $9.3 billion in 2015. The combined ratio achieved for 2015 of 92.0% exceeded the budgeted goal of 93.5%.
As part of the Catlin integration, Mr. McGavick reconstituted his senior leadership team to include executives from both legacy companies. He partnered with these leaders to quickly evaluate their own organizations and take timely and decisive action in order to preserve continuity in the business and retain key talent. Talent development and succession planning remained an important priority during 2015 as Mr. McGavick worked with the Board to strengthen the leadership team succession planning process and bench. As a result of these actions, colleague retention remained close to historic levels through the integration, particularly in key leadership roles.
Throughout the year, while the integration with Catlin took place, under Mr. McGavick, the Company also pursued additional strategic initiatives that included smaller acquisitions and the completion of the retrocession of the vast majority of the remaining US life reinsurance premiums not included as part of the cession to GreyCastle Holdings Ltd. in 2014.
In evaluating Mr. McGavick’s performance, the Committee determined that Mr. McGavick had an extraordinary year and assigned a performance factor of 150% to the qualitative component of his Annual Incentive, providing him with a total Annual Incentive of $3,796,500, as shown in the table below. The independent members of the Board ratified the Committee’s recommendation.
Performance for Mr. Porrino, Executive Vice President and Chief Financial Officer
Following the announcement of the proposed transaction with Catlin in January 2015, Mr. Porrino and his team successfully executed the necessary finance and reporting requirements enabling the transaction to close on May 1, 2015, which was a very aggressive timeframe. Leading all the financial aspects of the transaction, Mr. Porrino oversaw deal financing, accounting analyses and communications with rating agencies and investors. He also collaborated with the legal, HR, regulatory and communication teams to ensure a seamless execution.
As part of the Catlin Acquisition, Mr. Porrino and his team designed and implemented the first US listed debt offering that was compliant with Solvency II regulatory requirements. Mr. Porrino also established a new capital management policy that increased the Company's flexibility for liquidity management and repositioned our capital resources through the redemption of legacy Catlin debt and the restructuring the Company’s credit facilities. Superior capital management allowed the Company to resume its share buyback program in May 2015, which resulted in buyback activity for 2015 that exceeded investor expectations.
In keeping with the target operating model that was implemented in 2014 for finance, in 2015 a new organizational structure was developed that integrated the former Catlin organization, and was expanded to include enterprise risk management, investments and the corporate actuarial functions. This new operating model greatly improved communications, collaboration and efficiency across the related functions.
Mr. Porrino exceeded his Qualitative Goals in 2015. Based on the performance attained, Mr. McGavick recommended a performance factor of 115% associated with Mr. Porrino’s qualitative component, which the Committee approved, resulting in an Annual Incentive of $1,193,000, as shown in the table below.
Performance for Mr. Catlin, Executive Deputy Chairman
Mr. Catlin, who previously served as Catlin’s CEO, joined the Company in May 2015 upon the completion of the acquisition. Mr. Catlin’s partnership with Mr. McGavick and the Board was instrumental in achieving the successful combination of XL and Catlin and attaining integration objectives, especially in regard to client retention, colleague retention and engagement and on-going positive relationships with insurance regulators. He provided strong leadership and guidance as we engaged in legal entity management and positioning of enterprise talent.
In his role as Executive Deputy Chairman, Mr. Catlin also organized and chaired a new strategy council to focus senior leadership on identifying and executing enterprise-wide strategic initiatives. He continued to leverage his already strong relationships with insurance regulators, trade associations and insurance brokers to cultivate even stronger partnerships and improved collaboration. During 2015 Mr. Catlin became Vice Chairman of the International Insurance Society, where he promotes and advances the XL Catlin brand within the international insurance community, and was appointed by the UN Secretary General to co-chair the International Development Forum.
Mr. Catlin’s performance in 2015 exceeded his Qualitative Goals. Mr. McGavick recommended, and the Committee approved, a performance factor of 125% related to the qualitative portion, resulting in an Annual Incentive of $2,332,000, as shown in the table below.
Performance for Mr. Brand, Executive Vice President and Chief Executive of Insurance Operations
Mr. Brand assumed leadership of the Insurance Segment in May 2015 upon the completion of the Catlin Acquisition. He was instrumental in leading the transition of the Catlin organization from a regional hub design to a segment aligned model. He also oversaw the rollout of a new matrix operating model for Insurance that has improved regional underwriting focus, increased collaboration among colleagues and streamlined decision making across the business and geographies. Through his leadership, lost business levels remain well below 1%, considerably less than what might otherwise have been experienced following the integration. In addition, the business began forming strategic client teams to deliver XL Catlin’s products and resources to larger, risk managed clients. Mr. Brand’s leadership within the Insurance Segment and across the Enterprise has been instrumental in building a new XL Catlin culture, increasing colleague engagement, particularly among underwriters. His strong expertise in underwriting was invaluable as he brought the legacy Catlin and XL underwriting teams together while minimizing voluntary turnover.
Insurance attained a combined ratio of 96.9%, compared to 94.4% for 2014, with the deterioration primarily driven by higher underwriting expense, greater catastrophe activity and other large losses, including the Tianjin port explosion. The Insurance loss ratio excluding prior year development, a closely tracked metric that is indicative of performance, improved to 65.1% for 2015 compared to the 65.6% achieved in 2014. Including the combination with Catlin, gross premiums written in 2015 increased by over 40% to $8.4 billion from $6.0 billion in 2014. The segment earned an underwriting profit of $175 million. Mr. Brand and the Insurance segment exceeded cost saving, integration-related synergies by over 200% of the original, targeted amount and identified further opportunity for cost reductions in 2016.
Based on Mr. Brand’s extraordinary performance in 2015 against his Qualitative Goals Mr. McGavick recommended, and the Committee approved, a performance factor of 150% related to the qualitative portion, resulting in an Annual Incentive of $1,522,000, as shown in the table below.
Performance for Mr. Hendrick, Executive Vice President and Chief Executive of Reinsurance Operations
From January 1, 2015 until the close of the Catlin Acquisition in May 2015, Mr. Hendrick led the Insurance Segment and was one of the primary architects of the integration strategy. Following the Catlin Acquisition, he assumed leadership of the Reinsurance Segment, led the design and implementation of a new operating model for Reinsurance and completed a strategic review of the Reinsurance business. These actions included in-depth reviews of the portfolio by region and the identification of new business initiatives designed to improve colleague collaboration across regions and product lines to deliver premium growth. He also assumed a leadership role for XL Innovate, a company sponsored venture capital initiative to pursue innovation opportunities.

The Reinsurance Segment continued to deliver superior financial performance in 2015, attaining a combined ratio of 81.0%. Including the combination with Catlin, gross premiums written increased by over 27%, from $1.8 billion in 2014 to $2.3 billion in 2015 and the segment achieved a record underwriting profit of $478 million.
Mr. Hendrick exceeded his Qualitative Goals in 2015. Based on the performance attained, Mr. McGavick recommended a performance factor of 125% associated with Mr. Hendrick’s qualitative component, which the Committee approved, resulting in an Annual Incentive of $1,475,000, as shown in the table below.

	Target Bonus	Quantitative Component Performance Factor (70% Weight)	Qualitative Component Performance Factor (30% Weight)	Combined Performance Factor	Actual 2015 Annual Incentive Award

Michael McGavick	$3,000,000	116.5%	150%	126.6%	$3,796,500
Peter Porrino	$1,050,000	113.0%	115%	113.6%	$1,193,000
Stephen Catlin	$2,000,000	113.0%	125%	116.6%	$2,332,000
Paul Brand	$1,202,708	116.5%	150%	126.6%	$1,522,000
Gregory Hendrick	$1,200,000	122.0%	125%	122.9%	$1,475,000
4.3 Long-Term Incentive Programs
Each year the Committee grants long-term incentive awards to our NEOs in order to:

•	Focus the NEO’s attention on specific long-term financial operating objectives that are designed to achieve our long-term business strategy;

•	Align the executives’ interests with shareholders by incentivizing shareholder value creation through stock price appreciation;

•	Reinforce the impact of making sustainable, long-term decisions that are instrumental to our future growth and profitability; and

•	Retain NEOs by providing a meaningful equity stake that is subject to vesting and performance requirements.
(A) The 2015 Long-term Incentive Program (“2015 LTIP”). For each NEO, the 2015 LTIP award consisted of 50% non-qualified stock options and 50% performance units. In determining the aggregate value of the long-term incentive award opportunity for each NEO shown in the table below, the Committee considered the following:

•	The scope of each NEO’s role in relation to executing XL’s short and long-term business strategy;

•	The importance of retaining and motivating the NEO; and

•	An analysis of relevant pay data from the 2015 compensation peer group.
The 2015 LTIP award granted to each NEO was equal to his 2015 target long-term incentive opportunity, with the exception of Mr. McGavick. For Mr. McGavick, the Committee increased his 2015 LTIP award from his target long-term incentive opportunity of $6,250,000 to $7,250,000 to recognize the instrumental leadership role he played in the successful sale of XL Life Reinsurance (SAC) Ltd. to GreyCastle Holdings Ltd. in 2014 and the successful negotiation of the agreement for XL to acquire Catlin.
On February 28, 2015, the Committee granted stock option awards to Messrs. McGavick, Porrino and Hendrick with a strike price of $36.20 (the closing price of ordinary shares on the last trading day prior to the date of grant). Following the closing of the Catlin Acquisition, on May 13, 2015 the Committee granted stock option awards to Messrs. Catlin and Brand with a strike price of $36.92 (the closing price of ordinary shares on the date of grant). The stock options vest ratably over a three-year period, with one-third of the award vesting on each anniversary following the grant date and have a ten year term. The Black-Scholes model was used for valuing stock options, which was used to determine the number of stock options granted.

Executive Officer	2015 Long-term Incentive Award Opportunity	Performance Units (50%)	Stock Options (50%)
Michael McGavick	$7,250,000	$3,625,000	$3,625,000
Peter Porrino	$2,200,000	$1,100,000	$1,100,000
Stephen Catlin	$4,500,000	$2,250,000	$2,250,000
Paul Brand	$2,500,000	$1,250,000	$1,250,000
Gregory Hendrick	$2,200,000	$1,100,000	$1,100,000
For 2015 the Committee granted performance units to all NEOs on May 13, 2015 (the “2015 Performance Units”). Typically long-term incentive awards, including performance unit awards, are granted to NEOs in February. However, as the Catlin Acquisition was pending at that time, the Committee postponed the performance unit grant until after the close of the transaction on May 1, 2015. This decision ensured that all performance unit plan participants, including the NEOs, were focused on common goals. In addition, unlike prior year performance unit awards that measured performance based on Operating ROE and Price to Book value goals, the Committee determined to use TSR relative to the 2015 Performance Peer Group for the 2015 Performance Units in order to establish a strong relationship between pay and the performance of our shares relative to our peers. The shift to a sole focus on TSR was made due to the difficulty in setting long-term performance goals for an organization that was not fully integrated at the time awards were made. TSR is equal to stock price appreciation plus dividends paid. The 2015 Performance Units will pay out based upon the achievement of relative TSR over the performance period beginning on May 1, 2015 and ending on December 31, 2017. The table below provides the payout range as a percent of the target award for the 2015 Performance Units:

Performance Metric	2015 Performance Unit Payout Range
	Threshold*	Target	Maximum
Total Shareholder Return (Relative)	50% (at 30th percentile performance)	100% (at 55th percentile performance)	200% (at 90th percentile performance)

* Performance below threshold results in no payout.
For the 2015 Performance Units, our rank in TSR performance will be measured relative to a peer group of companies that includes our 2015 Compensation Peer Group, excluding Aspen Insurance, plus six additional companies: American International Group, Amlin plc, HCC Insurance, Hiscox Ltd., Swiss Re Insurance Company, Ltd., and SCOR SE (“2015 Performance Peer Group”). This group was chosen to more closely reflect our global business competitors. In the event that our TSR is higher than median when compared to the Performance Peer Group, but has negative growth at the end of the performance period, the maximum payout will be capped at the target.
In February 2016, the Committee evaluated and approved performance measures for the 2016 Performance Units to include Operating ROE, excluding integration costs and accumulated other comprehensive income, relative to budget and growth in book value per share plus dividends relative to peers.
(B) Other In-Cycle Long-Term Incentive Programs.
(i) 2014 Performance Units. In February 2014, the Committee granted performance units to Messrs. McGavick, Porrino and Hendrick. Contingent upon the achievement of pre-established Operating ROE and relative growth in price-to-book value goals, the performance units will pay out following the conclusion of the three-year performance period ending December 31, 2016.
At the end of each year in the three-year performance period (December 31, 2014, 2015 and 2016) the performance factor associated with our Operating ROE performance metric is determined, and following the end of the three-year performance period, we will calculate the 3-year average of the annual performance factors to determine the final percentage payout, if any. Operating ROE is defined as operating income for the year divided by ordinary shareholders’ equity. Operating income is net income (loss) available to ordinary shareholders excluding net realized gains and losses on investments, goodwill impairment charges, net realized and unrealized gains and losses on credit, structured financial and investment derivatives and foreign exchange gains (losses), net of tax. Ordinary shareholders’ equity is defined as the average of “opening equity” and “closing equity” for each year.

In calculating our relative change in price-to-book value performance as well as that for each peer company, we will determine the average of share price divided by the book value per share for each day shares are traded during the quarter ending on December 31, 2016. “Share Price” will be the closing trading price of an ordinary share of stock of the Company or peer company traded on a US exchange. Book value (also referred to as book equity or “ordinary shareholders’ equity”), on a per share basis, will be based on the US generally accepted accounting principles (“GAAP”) definition of shareholders’ equity as reflected in the balance sheet less preferred equity and non-controlling interests in equity of consolidated subsidiaries. Ordinary shareholders’ equity will be based on the most recent calendar quarter for which data is available.
(ii) Payout of the 2013 Performance Units. In February 2013, the Committee granted performance units to Messrs. McGavick, Porrino and Hendrick that converted into a number of ordinary shares based on performance over a three-year performance period that ended December 31, 2015. The performance metrics were Operating ROE and relative growth in price-to-book value, each weighted 50%. The Committee determined to use a 2015 Operating ROE of 7.9%, which excludes the costs associated with the Catlin integration, since these costs were not anticipated when the performance goal was set in 2013.
As shown below, the overall 2013 performance unit payout was 124.7% of target, based on the following results:

Performance Metric	Weight	2013 Performance Unit Payout Range			Results Attained	Payout Factor
		Threshold	Target	Maximum
		(50%)	(100%)	(200%)
Growth in Price-to-Book Value (Relative)	50%	25th percentile performance	60th percentile performance	90th percentile performance	65th percentile performance	116.7%
Operating ROE (Absolute)	50%	4.0%	7.1%	13.0%	2013 - 9.2%	2013:	135.6%
					2014 - 10.0%	2014:	149.2%
					2015 - 7.9%	2015:	113.6%
						Average :	132.8%
Overall Result	100%					124.7%
Based on the payout factor above, the following number of ordinary shares were paid out in February 2016 to each participating NEO:

Executive Officer	2013 Performance Units Granted	Payout Factor	Shares Earned
Michael McGavick	109,114	124.7%	136,065
Peter Porrino	31,425	124.7%	39,186
Gregory Hendrick	31,862	124.7%	39,731
(iv) 2007 and 2008 Performance Restricted Shares. In 2007 and 2008, the Committee granted performance-based restricted shares to select executives including Messrs. McGavick and Hendrick. These restricted shares were scheduled to vest ratably over four years, with one quarter vesting on each of the four anniversaries following their respective grant dates (the “scheduled vesting date”) contingent upon achieving an Operating ROE threshold of 10% or more for the calendar year prior to the scheduled vesting date.
When a tranche of shares did not vest on a scheduled vesting date, the shares rolled forward and remained unvested until the next anniversary of the grant date-referred to as a “subsequent vesting date.” Vesting for a subsequent vesting date is contingent on the Operating ROE for the then current year and the prior year(s) that the restricted shares failed to vest equaling or exceeding 10% per annum, compounded annually. This test will be repeated each year, with no more than the prior three calendar years used for averaging the ROE look back period, until the tenth anniversary of the grant date. If the performance restricted shares have not achieved the ROE threshold necessary to vest by the tenth anniversary of grant, they will vest on that date, subject to continued employment.
For the 2007 award, three of the four tranches vested upon attaining the 10% Operating ROE performance threshold for fiscal years 2007, 2008 and 2009. The fourth tranche remains unvested since the required performance threshold has not been attained. For the 2008 award, two of the four tranches vested upon attaining the Operating ROE performance threshold for fiscal years 2008 and 2009. The third and fourth tranches remain unvested. Based on our 3-year average

Operating ROE results for fiscal years 2013 through 2015, the remaining unvested tranches of the 2007 and 2008 performance restricted shares did not vest in 2015.
(v) 2015 Restricted Cash Units. Associated with the Catlin Acquisition, certain legacy Catlin employees, including Messrs. Catlin and Brand, received awards of Restricted Cash Units (“RCUs”) that were granted following the close of the transaction. On May 13, 2015 Messrs. Catlin and Brand were granted 69,603 and 57,427 RCUs, respectively. The RCUs are intended to provide additional retention of colleagues following the Catlin Acquisition and were granted in light of unvested long-term incentive awards originally granted by Catlin that were forfeited upon the change in control of Catlin. The RCUs track XL’s share price, accrue dividends, and will be paid in cash upon vesting. Fifty percent of the RCUs will vest 18 months following the grant date and the remaining 50% will vest 36 months following the grant date.
4.4 Supplemental Benefits
The Company provides a supplemental, non-qualified deferred compensation plan (the “US NQDC Plan”) in which executives located in the US, including the NEOs, are eligible to defer up to 50% of their base salaries and 100% of their Annual Incentives. Consistent with the match on our 401(k) plan, the US NQDC Plan provides a matching contribution on the first 5% of employee elective deferrals that exceed tax law annual compensation limits for qualified, defined contribution plans, such as our 401(k) plan. Additional details about the benefits provided to those NEOs who contributed under the US NQDC Plan can be found under “Non-Qualified Deferred Compensation” below.
Messrs. Catlin and Brand reside outside of the US and therefore are not eligible to participate in the US NQDC Plan. However, they participate in home country plans or arrangements that are similar to the US NQDC Plan. Mr. Catlin, who resides in Bermuda, participates in a non-registered defined contribution plan established for international expatriates who are non-US citizens in Bermuda that requires employees to contribute 5% of base salary and bonus and the Company provides a matching contribution of 10% of base salary and bonus. Mr. Brand, who resides in the UK, receives a fully taxable cash allowance equal to 15% of base salary (less the equivalent of employer social security costs) in lieu of participating in the defined contribution plan established for employees in the UK due to his pension position against the lifetime allowance cap in retirement savings under UK taxation legislation.
4.5 Perquisites
The Company believes it is necessary to offer limited, business-related perquisites to remain competitive in attracting and retaining key executive talent in the various local markets in which we operate. While health and welfare benefits are provided to all eligible employees, NEOs are offered a comprehensive health screening as an additional benefit. In addition, NEOs are offered financial counseling and tax preparation services through an outside firm.
We may on occasion provide transportation on aircraft owned by a Company subsidiary for NEOs’ spouses or other immediate family members when they accompany the NEO on business trips. In February 2011, Mr. McGavick entered into a time share agreement with a subsidiary of the Company so that he may reimburse for the cost of his immediate family members’ transportation on such aircraft when they accompany him on trips for business purposes. The amount of reimbursement is determined using the higher of (a) the standard industry fare level valuation used to impute income for tax purposes, or (b) the incremental cost to us of such use, in either case in accordance with Federal Aviation Administration regulations.
As a Bermuda resident, Mr. Catlin is provided with certain perquisites consistent with those provided to other similarly situated employees and competitive market practice, including a company car and club membership. During the integration of Catlin the Company harmonized benefits and perquisites, and as a result decided to discontinue certain perquisites that Catlin had previously provided to Mr. Catlin that were not consistent with XL’s benefit and perquisite programs. From May 1, 2015 through August 31, 2015 Mr. Catlin was provided housing at a property in Bermuda owned by a subsidiary of the Company. Effective September 1, 2015 Mr. Catlin began to pay the Company subsidiary for the fair market value of his housing. See Related Person Transactions for additional details. From May 1, 2015 until its cancellation effective July 31, 2015, Mr. Catlin was provided a Company-paid supplemental life insurance policy.
More detail about the perquisites provided to our NEOs is included in the compensation tables and accompanying notes that follow this discussion.
5. Executive Share Ownership
The Committee encourages all employees, including its executive officers, to become long-term owners of XL shares. Accordingly, it has established share ownership requirements for the NEOs as well as share retention requirements that prohibit the sale of recently vested shares from long-term incentive awards (together, the “Share Ownership Rules”). These rules are designed to further align the executive’s financial interests with those of XL shareholders.

XL officers covered by the Share Ownership Rules, including the NEOs, are prohibited from selling shares unless they meet the applicable minimum share ownership requirement. These requirements specify that the value of XL shares owned by the NEO, based on the stock price at the time, meets or exceeds a multiple of their base salary as follows:

CEO	6x base salary
Executive Deputy Chairman	5x base salary
Other NEOs	3x base salary
Shares counting towards the ownership requirement include shares beneficially owned as well as restricted stock units, restricted stock awards and the “in-the-money” value of vested stock options.
In addition to the share ownership requirements, share retention requirements compel each NEO to retain 100% of each award for one year after the date of vesting (net of applicable taxes), regardless of whether the NEO satisfies the share ownership requirement.
As of December 31, 2015, all NEOs exceeded their share ownership requirements and are in compliance with the share retention requirements.
6. Policies on Hedging or Pledging of Company Securities
Our Code of Conduct prohibits directors and NEOs, as well as other employees, from engaging in any form of hedging activity related to their ownership of XL securities, including, but not limited to, using short sales or put and call transactions. In addition, our policies restrict the pledging of XL securities, which may be conducted only in cases of financial hardship or other extenuating circumstances with the prior written consent of XL’s General Counsel.
7. NEO Employment Agreements
The Company has an employment agreement with Mr. McGavick that provides for severance benefits following an involuntary or constructive termination of employment, both before and after a change in control. These benefits allow for the orderly transition of responsibilities and are in the best interests of XL’s shareholders. The agreement also contains restrictive covenants, such as non-competition and non-solicitation covenants, that are valuable to the Company and are designed to protect our business interests. The cash severance benefit provided following a change in control requires a “double trigger”. This means payments require an involuntary or constructive termination of the executive’s employment occurring following a change in control. In April 2013, Mr. McGavick amended his employment agreement to remove any payment of or gross up for excise taxes and to allow reduction of any payments or benefits payable to him upon termination to avoid any excess parachute payment, if that reduction results in a better net benefit to him.
In December 2014, the Committee approved the Executive Severance Benefit Plan, which provides select senior executives who do not have individual severance or employment agreements with severance protection. The plan provides severance benefits following an involuntary or other qualifying termination of employment, both before and within two years following a change in control, as defined in the plan. In the event of a change in control in which payments and benefits would constitute an excess parachute payment, the payments under the plan may be reduced to avoid excess parachute payments, if that reduction results in a better net payment to the executive. In exchange for being eligible for severance benefits under the plan, participants must agree to certain restrictive covenants, including non-competition and non-solicitation covenants, upon any termination. In December 2014, Mr. Hendrick and Mr. Porrino each agreed to participate in the plan. Messrs. Catlin and Brand signed letters of appointment with the Company shortly before the closing of the Catlin transaction describing their new roles and general terms and conditions of their employment. Mr. Catlin and Mr. Brand each agreed to participate in the severance plan in those letters.
We believe that the severance benefits provided in the agreement with Mr. McGavick and in the Executive Severance Benefit Plan are reasonable and consistent with competitive practice for executives in similar positions at companies of similar size and complexity. We also believe they are necessary to attract and retain key talent, as well as to keep that talent focused on the best interests of the business during potential transactions and restructuring.

The terms and conditions of these agreements and the Executive Severance Benefit Plan are described under “Potential Payments Upon Termination or Change in Control.”
8. Clawback Provisions
Under our clawback policy, executives, including NEOs, may have to repay some or all of any cash or equity incentive received from a grant if: (a) we must restate our financial statements due to material non-compliance with financial reporting requirements, and (b) we have determined that the material non-compliance causing the restatement was the result of the award recipient’s willful misconduct. The requirement to repay applies to any amounts granted, vested, obtained as the result of exercise or otherwise paid out during the 12 months following the date the financial statements subject to the restatement were filed with the SEC. Under the policy, the Board of Directors also may cancel the award recipient’s unvested equity or other unpaid incentive compensation and may cancel his or her vested but unexercised stock options in this situation. These clawback features apply to cash or equity incentive awards in addition to any compensation subject to the clawback provision in the Sarbanes-Oxley Act of 2002, which remains in effect.
9. Role of the Committee and Independent Advisor in Setting Executive Pay
The Committee has oversight of XL’s compensation and benefits programs generally, and approves the compensation for all executive officers. In addition, Mr. McGavick’s compensation is ratified by the independent members of the Board of Directors upon the recommendation of the Committee. See “Corporate Governance” for a detailed description of the Committee’s role in setting executive compensation. The Committee retained Meridian Compensation Partners, LLC during 2015 as its independent compensation consultant. Meridian provides services relating to executive and director compensation, including:

•	competitive market analyses, including executive pay and performance studies, board of director pay studies and market trends;

•	ongoing support with regard to the latest relevant regulatory, technical and/or accounting considerations impacting compensation and benefit programs;

•	assistance with the design or redesign of any compensation or benefit programs, if desired or needed; and

•	attendance at selected Committee and Board meetings.
The Committee did not direct Meridian to perform the above services in any particular manner or under any particular method. The Committee has the sole authority to retain and terminate Meridian or any other consultant and the Committee evaluates the consultant’s performance periodically. The Company’s management has not used Meridian for any purpose other than to provide services to our Board relating to executive and director compensation during any period when Meridian is serving as the Board and the Committee’s independent compensation consultant.
10. Role of the Chief Executive Officer in Setting Executive Pay
Mr. McGavick is responsible for providing compensation recommendations to the Committee for all executive officers other than himself, as well as recommendations for the cash incentive pools and the long-term incentive pools for all non-executive employees. He does not make recommendations regarding his own compensation but does discuss with the Committee his qualitative goals prior to such goals being set. The Committee and Mr. McGavick discussed the performance of each of the other NEOs against his or her specific goals for 2015, including the results for their respective business segment or functional area. Mr. McGavick also provided the Committee with details about XL’s financial and operating results and reviewed those results relative to market conditions, the performance of our peers generally and more broadly within the global insurance and reinsurance market. This information was considered in making all compensation decisions for his direct reports.

11. Section 162(m)
Section 162(m) of the Code generally limits the deductibility of non-performance based annual compensation in excess of $1 million paid to the CEO and the three other most highly compensated executive officers other than the CFO. This limit on deductibility will apply only to the compensation paid to executive officers who are employed by our subsidiaries that are subject to US income tax. The Committee may consider tax deductibility as a factor in designing incentive compensation programs. However, to maintain flexibility, the Committee does not require all compensation to be awarded in a tax deductible manner.

Management Development and Compensation Committee Report
The Management Development and Compensation Committee has reviewed the Compensation Discussion and Analysis and discussed it with management. Based on the review and discussion with management, the Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement and incorporated by reference in our Annual Report on Form 10-K for the year ended December 31, 2015.

Management Development and Compensation
Committee
Ramani Ayer, Chairman
Edward J. Kelly, III
Eugene McQuade
Clayton Rose
Anne Stevens

SUMMARY COMPENSATION TABLE
The following table sets forth the compensation provided for 2015, 2014 and 2013 to our NEOs:

Name and Principal Position	Year	Salary	Bonus (1)	Stock Award (2)(3)	Option Awards (2)	Non-Equity Incentive Plan Compensation (4)	Change in Pension Value and Nonqualified Deferred Compensation Earnings (5)	All Other Compensation (6)	Total
Michael McGavick, Chief Executive Officer	2015	$1,250,000	$—	$3,528,805	$3,625,004	$3,796,500	$—	$512,044	$12,712,353
	2014	$1,250,000	$—	$2,936,910	$3,125,008	$4,025,000	$—	$397,478	$11,734,396
	2013	$1,187,500	$—	$2,946,078	$3,125,006	$3,027,300	$—	$325,823	$10,611,707
Peter Porrino, Executive Vice President, Chief Financial Officer	2015	$737,500	$—	$1,070,832	$1,100,002	$1,193,000	$—	$179,531	$4,280,865
	2014	$700,000	$900,000	$845,843	$900,007	$1,127,300	$—	$159,523	$4,632,673
	2013	$675,000	$—	$848,475	$900,003	$921,500	$—	$138,511	$3,483,489
Stephen Catlin, Executive Deputy Chairman	2015	$766,667	$—	$2,190,291	$2,250,003	$2,332,000	$—	$226,922	$7,765,883
Paul Brand, Executive Vice President, Chief Executive of Insurance Operations	2015	$526,607	$—	$1,216,821	$1,250,002	$1,522,000	$—	$69,413	$4,584,843
Gregory Hendrick, Executive Vice President, Chief Executive of Reinsurance Operations	2015	$775,000	$—	$1,070,832	$1,100,002	$1,475,000	$—	$183,091	$4,603,925
	2014	$700,000	$—	$857,586	$912,503	$1,000,000	$—	$166,028	$3,636,117
	2013	$675,000	$—	$860,274	$912,504	$808,500	$—	$142,452	$3,398,730
____________

(1)
Represents for Mr. Porrino a special recognition bonus received in 2014 in recognition of his significant and extraordinary contributions to the sale of XL Life Reinsurance (SAC) and related retrocession arrangements and the structuring of the Catlin Acquisition. See our proxy statement filed on March 20, 2015 for a discussion regarding Mr. Porrino's 2014 performance.

(2)
Includes the aggregate grant date fair value of awards computed in accordance with FASB ASC Topic 718, Compensation-Stock Compensation (“ASC 718”), for stock awards and option awards granted in each respective year and assuming performance at the target level. See Note 18 (d and e) of the consolidated financial statements in the Company’s Annual Report for a discussion of assumptions made in the valuation of awards and determination of compensation costs calculated using the provisions of ASC 718. Of note, the grant date fair value of each performance unit for accounting purposes is based on a Monte Carlo simulation model. However, the Compensation Committee uses the grant date closing stock price in determining the number of performance units granted. Therefore, this value is different from from the value of the award approved by the Compensation Committee and disclosed in the Compensation Discussion and Analysis. The amounts shown do not correspond to the actual value that might be realized by each NEO.

(3)
The grant date fair values for the performance unit component of the 2015 LTIP awards assuming the highest level of performance will be achieved are as follows: for Mr. McGavick, $7,057,610; for Mr. Porrino, $2,141,665; for Mr. Catlin, $4,380,583; for Mr. Brand, $2,433,641; and for Mr. Hendrick, $2,141,665.

(4)	Represents the Annual Incentives paid to each NEO under the 2013, 2014 and 2015 Annual Incentive Program.

(5)	The Company does not pay above-market rates for amounts deferred under applicable plans.

(6)	All Other Compensation includes:

Other Annual Compensation from the Summary Compensation Table

Named Executive Officer	Financial Counseling and Tax Preparation	Retirement Plan Contribution (1)	All Other (2)
Michael McGavick	$—	$497,248	$14,796
Peter Porrino	$—	$179,531	$—
Stephen Catlin	$—	$76,667	$150,255
Paul Brand	$—	$69,413	$—
Gregory Hendrick	$13,586	$169,505	$—
____________

(1)
Represents employer contributions to both qualified and non-qualified defined contribution plans. For Mr. Brand, whose pension position is impacted by the lifetime allowance cap for retirement savings under UK taxation legislation, the value reflects a fully taxable cash allowance of £46,661, equal to 15% of his base salary less employer social security costs, using an exchange rate in effect on December 31, 2015. This allowance is in lieu of participating in the UK defined contribution plan, and this type of allowance, in an amount of up to 15% of base salary, is paid to all UK-based employees whose retirement contributions exceed, or are likely to exceed, the taxation cap.  For additional information relating to contributions to non-qualified defined contribution plans, see “Non-Qualified Deferred Compensation” below.

(2)
For Mr. McGavick, amount represents travel for his spouse to attend required industry events. For Mr. Catlin, amount includes $100,000 related to the fair market value of housing in Bermuda provided by a subsidiary of the Company prior to establishment of the reimbursement arrangement discussed under the heading "Related Person Transactions," $33,628 related to company paid premiums on an individual life insurance policy prior to its termination effective August 2015 and the reimbursed cost of an automobile and club membership. In addition, one time in 2015 we provided transportation on aircraft owned by a Company subsidiary for Mr. Catlin's spouse when she accompanied him on a business trip. There was no material incremental cost to us associated with Mr. Catlin's spouse’s travel.

GRANTS OF PLAN-BASED AWARDS TABLE
The following table complements the Summary Compensation Table disclosure of non-equity incentive and equity awards and shows each grant of an award made to the NEOs in the last completed fiscal year under any plan:

		Non-Equity Incentive Plan Awards: Number of Units	Estimated Potential Payouts Under Non-Equity Incentive Plan Awards (1)			Estimated Future Payouts Under Equity Incentive Plan Awards (2)			All Other Stock Awards: Number of Shares of Stock or Units	All Other Option Awards: Number of Securities Underlying Options	Exercise of Base Price of Option Awards	Grant Date Fair Value of Stock and Option Awards (3)
			Threshold	Target	Maximum	Threshold	Target	Maximum
Name	Grant Date	(#)	($)	($)	($)	(#)	(#)	(#)	(#)	(#)	($/Share)	($)
Michael	02/19/2015	—	$1,500,000	$3,000,000	$5,550,000	—	—	—	—	—	$—	$—
McGavick	02/28/2015	—	$—	$—	$—	—	—	—	—	551,751	$36.20	$3,625,004
	05/13/2015	—	$—	$—	$—	49,093	98,186	196,372	—	—	$—	$3,528,805
Peter	02/19/2015	—	$525,000	$1,050,000	$1,942,500	—	—	—	—	—	$—	$—
Porrino	02/28/2015	—	$—	$—	$—	—	—	—	—	167,428	$36.20	$1,100,002
	05/13/2015	—	$—	$—	$—	14,898	29,795	59,590	—	—	$—	$1,070,832
Stephen	01/06/2015	—	$1,000,000	$2,000,000	$3,700,000	—	—	—	—	—	$—	$—
Catlin	05/13/2015	—	$—	$—	$—	—	—	—	—	352,665	$36.92	$2,250,003
	05/13/2015	—	$—	$—	$—	30,472	60,943	121,886	—	—	$—	$2,190,291
	05/13/2015	69,603	$—	$2,569,743	$—	—	—	—	—	—	$—	$—
Paul	01/06/2015	—	$600,000	$1,200,000	$2,220,000	—	—	—	—	—	$—	$—
Brand	05/13/2015	—	$—	$—	$—	—	—	—	—	195,925	$36.92	$1,250,002
	05/13/2015	—	$—	$—	$—	16,929	33,857	67,714	—	—	$—	$1,216,821
	05/13/2015	57,427	$—	$2,120,205	$—	—	—	—	—	—	$—	$—
Gregory	02/19/2015	—	$600,000	$1,200,000	$2,220,000	—	—	—	—	—	$—	$—
Hendrick	02/28/2015	—	$—	$—	$—	—	—	—	—	167,428	$36.20	$1,100,002
	05/13/2015	—	$—	$—	$—	14,898	29,795	59,590	—	—	$—	$1,070,832
__________

(1)
For awards other than those granted on May 13, 2015, amounts reflect the potential payouts under the 2015 Annual Incentive Plan, as described in “Executive Compensation–Compensation Discussion and Analysis.” The actual Annual Incentive award amounts paid to NEOs for 2015 are shown in the Non-Equity Incentive Plan Compensation column of the Summary Compensation Table. For restricted cash unit awards granted on May 13, 2015 to Messrs. Catlin and Brand, amounts reflect the number of restricted cash units granted on that date multiplied by the NYSE closing price of our ordinary shares on the grant date, which was $36.92. Because the value of restricted cash units fluctuates with the price of our ordinary shares, there is no associated threshold or maximum values.

(2)
Threshold amount represents share payout for meeting the relative TSR threshold performance ranking at the end of the three-year performance period for the performance units granted to each NEO under the 2015 LTIP. See “Executive Compensation—Compensation Discussion and Analysis —4.3(A) Executive Compensation Components—Long-Term Incentive Programs.”

(3)
Represents the grant date fair value of each equity award calculated in accordance with ASC 718. See Note 18 (d and e) of the consolidated financial statements in our Annual Report for a discussion of assumptions made in the valuation of awards and determination of compensation costs calculated using the provisions of ASC 718. Of note, the grant date fair value of each performance unit for accounting purposes was based on a Monte Carlo simulation model; however, for purposes of determining the number of units granted, the Compensation Committee used the grant date closing stock price. Therefore, this value is different from the value of the award approved by the Compensation Committee and disclosed in the Compensation Discussion and Analysis. In addition, see the “Narrative Disclosure to Summary Compensation Table and Grants of Plan-Based Awards Table” below for further information.

Narrative Disclosure to the Summary Compensation Table and Grants of Plan-Based Awards Table
Executive Compensation Components
Refer to “Executive Compensation—Compensation Discussion and Analysis,” above for information relating to our allocation of pay among the various executive compensation components.
Equity Award Vesting Details
Stock options awarded to executive officers in 2015 and in prior years have a 10-year term and vest according to the defined vesting schedule of the award (generally over three or four years) without performance criteria attached to the awards. See “Outstanding Equity Awards at Fiscal Year End.”
Recipients of restricted stock awards generally have the same rights and privileges as shareholders, whether the stock award is vested or unvested, including the right to receive dividends (which vest at the same time as the underlying restricted stock) at the same rate as our ordinary shares and the right to vote. Recipients of restricted stock units do not have voting rights and are eligible to receive “dividend equivalent rights” (not actual dividends). Performance units granted under the 2014 and 2013 LTIPs do not provide for any of these rights. Performance units granted under the 2015 LTIP receive dividend equivalent rights. All awards described above have been granted under the 1991 Performance Incentive Program.
In May 2015, the Compensation Committee awarded each NEO performance units under the 2015 LTIP, as set forth in the table above. Typically, the Compensation Committee grants annual LTIP awards in February. However, given that the Catlin Acquisition was pending at that time, the Compensation Committee determined to postpone the grant date until after closing of the Catlin Acquisition, which occurred on May 1, 2015. The shares underlying the performance units awarded to NEOs under the 2015 LTIP vest and pay out contingent on the achievement of the performance metrics established by the Compensation Committee at the end of an approximately three-year performance period (ending December 31, 2017), as previously described in “Executive Compensation—Compensation Discussion and Analysis—4.3(A) Executive Compensation Components—Long-Term Incentive Awards—The 2015 Long-Term Incentive Programs ("2015 LTIP").”
The Compensation Committee reserves the right to grant stock awards to NEOs without performance criteria attached to the awards to facilitate retention or to recognize exceptional performance, although it has not done so in the recent past.
Equity awards granted on or after January 1, 2007 to NEOs whose employment is terminated for reasons of death or disability, or, with respect to awards granted in 2007, 2008 and 2009, due to job elimination or reductions in force, or otherwise without cause with respect to awards granted in 2010 through 2015, may fully or partially vest on the date of termination depending upon the award type. See the section, “Potential Payments Upon Termination or Change in Control” below. However, in the case of voluntary terminations, or involuntary terminations with or without cause, vested option awards or portions thereof may expire earlier than the original 10-year term.
Special Rules for Treatment of Retirees
In addition, with respect to awards granted prior to July 2011, any executive whose employment terminates for any reason, voluntarily or involuntarily (other than for “Cause” as defined in the applicable award agreement), whose combined age and number of years of service with us is equal to or greater than 65, and who is age 55 or older at the time of termination, may be eligible to receive “retirement treatment” with respect to any unvested equity awards. Retirement treatment for equity awards currently consists of:

•	Continued vesting of all stock options and restricted share units in accordance with their vesting schedule. Stock options will remain exercisable for the remainder of their applicable 10-year term;

•	Pro-rated vesting of performance units with the payout made in shares contingent upon achievement of established performance goals; and

•	Accelerated vesting (the lapse of time and/or performance conditions) of unvested restricted shares granted in 2007 and 2008.

In July 2011, the Compensation Committee redefined eligibility for “retirement treatment” by adding an additional requirement that executives must have attained at least five years of service. This additional requirement only applies to equity awards granted after July 2011, unless other terms are approved by the Compensation Committee. In May 2015, the Committee made further refinements to “retirement treatment” eligibility to address pre-Catlin Acquisition service credit of legacy Catlin employees. In addition to the existing requirements, individuals must have attained the age of 55 and have a minimum of 5 years of service, of which no more than 2 years may be pre-acquisition service with Catlin. For individuals who have attained the age of 60, they must have a minimum of 5 years of service, of which no more than 4 years may be pre-transaction service with Catlin. The determination of “retiree status” must be approved by the Committee, or, with respect to participants who are not officers as defined under Section 16 of the Exchange Act, by management upon delegated authority from the Committee. Please see the below chart for a summary of these rules.

Date of Grant	Minimum Age	Minimum Years of Service*
Awards granted on or prior to July 2011	55	None, but sum of age plus years of service must equal or exceed 65
Awards granted between July 2011 and May 1, 2015	55	Minimum of 5 years of service; age plus years of service must equal or exceed 65
Awards granted after May 1, 2015	55	Minimum of 5 years of service, including up to 2 years of prior service with a company acquired by XL; age plus years of service must equal or exceed 65
	or
	60	Minimum of 5 years of service, including up to 4 years of prior service with a company acquired by XL; age plus years of service must equal or exceed 65
* In addition to the specified years of service requirement, to receive "retirement treatment" under all Awards, the executive's employment must not have been terminated for "Cause," as defined in the applicable award agreement, and the Compensation Committee (or, for participants who are not officers as defined under Section 16 of the Exchange Act, executives of the Company upon authority delegated to them by the Committee) must approve such treatment.
Change in Control
The Compensation Committee in December 2014 approved new requirements for the acceleration of vesting of unvested equity awards in connection with a change in control. These new requirements apply to all equity awards made after January 1, 2015. The acceleration of vesting of all equity awards, and the extended exercisability of stock options, will be subject to a “dual-trigger” approach, requiring first that there be a change in control of the Company (as defined in Proposal No. 6 herein), followed by the executive’s termination from employment by the Company without Cause (as defined in the award agreements) or by the executive with Good Reason (as defined in the award agreements) within 24 months of the change in control. As noted in Proposal No. 6, the 1991 Program's change in control definition was amended formally to incorporate the “double-trigger” approach directly.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR END
The following table shows certain information about the exercisable and unexercisable unexercised options, stock that has not vested and equity incentive plan awards for the NEOs outstanding as of the end of the last fiscal year:

		Option Awards (1)(2)					Stock Awards
Name	Grant Date	Number of Securities Underlying Unexercised Options(#) Exercisable	Number of Securities Underlying Unexercised Options(#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options(#)	Option Exercise Price ($)	Option Expiration Date	Grant Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)(3)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)(4)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(4)
Michael McGavick	05/02/2008	125,000	—	—	$37.78	05/02/2018	05/02/2008	16,000	$626,880
	02/27/2009	437,500	—		$3.31	02/27/2019	02/28/2013			218,228	$8,550,173
	02/28/2010	332,964	—		$18.27	02/28/2020	02/28/2014			205,594	$8,055,173
	02/28/2011	307,693	—		$23.35	02/28/2021	05/13/2015			49,093	$1,923,464
	02/28/2012	403,226	—		$20.61	02/28/2022
	02/28/2013	249,800	124,901		$28.64	02/28/2023
	02/28/2014	121,124	242,249		$30.40	02/28/2024
	02/28/2015	—	551,751		$36.20	02/28/2025
Peter Porrino	02/28/2012	127,689	—	—	$20.61	02/28/2022	02/28/2013			62,850	$2,462,463
	02/28/2013	71,942	35,972		$28.64	02/28/2023	02/28/2014			59,212	$2,319,926
	02/28/2014	34,884	69,768		$30.40	02/28/2024	05/13/2015			14,897	$583,664
	02/28/2015	—	167,428		$36.20	02/28/2025
Stephen Catlin	05/13/2015	—	352,665	—	$36.92	05/13/2025	05/13/2015			30,471	$1,193,854
Paul Brand	05/13/2015	—	195,925	—	$36.92	05/13/2025	05/13/2015			16,928	$663,239
Gregory Hendrick	02/21/2008	35,000	—	—	$36.90	02/21/2018	03/10/2007	1,250	$48,975
	08/11/2008	40,000	—		$19.62	08/11/2018	02/28/2008	5,312	$208,124
	02/28/2011	51,283	—		$23.35	02/28/2021	02/28/2013			63,724	$2,496,706
	02/28/2012	134,409	—		$20.61	02/28/2022	02/28/2014			60,034	$2,352,132
	02/28/2013	72,942	36,471		$28.64	02/28/2023	05/13/2015			14,897	$583,664
	02/28/2014	35,368	70,737		$30.40	02/28/2024
	02/28/2015	—	167,428		$36.20	02/28/2025

(1)
All stock options granted prior to 2008 under the 1991 Performance Incentive Program have a ten-year term and vest ratably over a four-year period, with one-fourth vesting on each anniversary of the grant date. For further details, see “Equity Award Vesting Details” in the “Narrative Disclosure to Summary Compensation Table and Grants of Plan-Based Awards Table.”

(2)
Beginning with 2008 grants, all stock options granted under the 1991 Performance Incentive Program have a ten-year term and vest ratably over a three-year period, with one-third vesting on each anniversary of grant date. For further details, see “ - Narrative Disclosure to the Summary Compensation Table and Grants of Plan-Based Awards Table - Equity Award Vesting Details” above.

(3)
All restricted shares and restricted stock units were granted under the 1991 Performance Incentive Program. Vesting details for the 2007 and 2008 restricted share awards granted to Messrs. McGavick and Hendrick are described in the section entitled “Executive Compensation-Compensation Discussion and Analysis-4. Executive Compensation Components—4.3 Long-Term Incentive Awards—(B) Other In-Cycle Long-term Incentive Programs-(iv) 2007 and 2008 Performance Restricted Shares.”

(4)
Represents payout based upon maximum values for the 2013 and 2014 performance units and threshold value for 2015 performance units as determined by the level of the performance achieved as of December 31, 2015.

OPTION EXERCISES AND STOCK VESTED
The following table sets forth information about the options exercised and the vesting of stock during the last fiscal year for the NEOs on an aggregate basis:

	Option Awards		Stock Awards
Name	Number of Securities Acquired on Exercise(#)	Value Realized on Exercise($)	Number of Shares Acquired on Vesting(#)	Value Realized on Vesting($)
Michael McGavick	—	$—	80,059	$2,898,136
Peter Porrino	—	$—	25,352	$917,742
Stephen Catlin	—	$—	0	$0
Paul Brand	—	$—	0	$0
Gregory Hendrick	—	$—	26,687	$966,069

PENSION BENEFITS
None of the NEOs participate or have any accrued benefits under any of our defined benefit pension plans.

NON-QUALIFIED DEFERRED COMPENSATION
The following table shows amounts contributed in the last fiscal year for the NEOs to our defined contribution plans that provides for the deferral of compensation on a basis that is not tax-qualified:

Name	Executive Contributions in Last Fiscal Year($)	Registrant Contributions in Last Fiscal Year($)(1)	Aggregate Earnings (Losses) in Last Fiscal Year($)(2)	Aggregate Withdrawals/ Distributions($)	Aggregate Balance at Last Fiscal Year End($)(3)
Michael McGavick	$250,500	$471,219	$(30,976)	$—	$1,869,779
Peter Porrino	$361,815	$152,831	$(47,483)	$—	$1,252,898
Stephen Catlin	$38,333	$76,667	$34	$—	$115,034
Paul Brand	$—	$—	$—	$—	$—
Gregory Hendrick	$175,500	$143,155	$(31,438)	$—	$2,923,158
____________

(1)
These amounts are reflected within “Retirement Plan Contribution” in the “Other Annual Compensation from the Summary Compensation Table” included in the footnotes to the “Summary Compensation Table” during each respective year for which a Registrant Contribution is made to an NEO.

(2)	Aggregate earnings or losses on non-qualified deferred compensation are not reflected in the “Summary Compensation Table.”

(3)
Amounts shown above that are included in the “Summary Compensation Table” herein or that have been previously reported as compensation for Messrs. McGavick, Porrino, Catlin, Brand and Hendrick are $1,910,780, $1,226,376, $115,000, $0, and $895,375 respectively.

In 2015, all of our US-based NEOs (Messrs. McGavick, Porrino and Hendrick) employed in the United States are enrolled in the X.L. America, Inc. Deferred Compensation Plan (“XLA DCP”). The XLA DCP is a non-qualified supplemental deferred compensation plan that allows executives to defer receipt of up to 50% of their base salary and 100% of their annual incentive award. In addition, if executives elect to defer 5% of their compensation above the IRS qualified annual compensation limit with respect to 401(k) plan participation (in 2015, $265,000) into the XLA DCP, then we make a non-discretionary matching contribution of 7% and a discretionary contribution of up to an additional 3% into the XLA DCP on their behalf. Initially, these matching contributions vest in equal installments over a four-year period that begins on an executive’s date of hire. Once an executive has been employed by us for four years, all further matching and discretionary contributions vest immediately. All US-based NEOs are fully vested in their matching and discretionary contributions. All contributions and deferrals made under the XLA DCP are notionally invested in a series of mutual funds that are administered by our retirement plan vendor. All participants in the XLA DCP are required to have a payout election form on file indicating his or her payout election at the time of termination or retirement and “in-service” payouts on specified dates are also permitted.
The contribution rates set for the XLA DCP are the same for all participating employees. Aggregate earnings are based on the performance of the underlying mutual funds chosen by the executive from a prescribed list of choices sponsored by the Company through a third-party vendor. These mutual funds, or similar ones by asset class or via collective trusts, are available to all employees in the 401(k) plan. As no preferential performance or interest rates are accorded any of the notional investments that executives have in these arrangements, no monies relating to earnings associated with them are reported in the Summary Compensation Table.
Since May 2015, Mr. Catlin has been employed in Bermuda by our subsidiary, XL Services (Bermuda) Ltd. As a non-Bermudan, non-US citizen, Mr. Catlin is enrolled in the XL Services (Bermuda) Ltd. International Benefit Plan (the “IBP”), which is a non-registered defined contribution arrangement under the laws of Bermuda. Participants enrolled in the IBP may elect to defer up to 5% of their Earnings (defined as base salary and annual incentive plan bonus) into the IBP and XL Services (Bermuda) Ltd makes a non-discretionary matching contribution equal 200% of that deferred amount. Employer matching contributions vest ratably over a 5-year period. Mr. Catlin’s prior service with Catlin is included for vesting purposes under the IBP. As a result, he is fully-vested in those contributions. All contributions made under the IBP are invested in a series of mutual funds that are administered by the IBP trustee and third party record-keeper. Loans are not permitted.
EMPLOYMENT CONTRACTS WITH NEOS
We currently have an employment agreement with Mr. McGavick (the "Employment Agreement"), to serve as CEO. We provided each of Messrs. Catlin and Brand with Letters of Appointment appointing them to their new roles with us effective upon the May 1, 2015 closing of the Catlin Acquisition. Messrs. Porrino and Hendrick do not have employment agreements or appointment letters.
Mr. McGavick's Employment Agreement provides for (i) a specified base salary, which is subject to annual review and may be increased by the Compensation Committee, (ii) an annual bonus pursuant to our annual incentive compensation program, the actual amount earned to be determined by the Compensation Committee, (iii) reimbursement for or payment of certain travel and other expenses and (iv) the right to participate in such other employee benefit programs as are in effect for senior executives from time to time. The terms and conditions of the agreements are described in the “Potential Payments Upon Termination or Change in Control” section. Under his agreement, Mr. McGavick's original term of employment was for one year, and continues to be automatically extended for successive one-year periods unless we or he provides written notice that the term is not to be extended at least six months prior to the then scheduled expiration date. He has agreed to certain confidentiality, non-competition and non-solicitation provisions.
Mr. McGavick's Employment Agreement provides that we indemnify him to the maximum extent permitted by applicable law and our charter documents and requires us to maintain directors’ and officers’ liability coverage in an amount equal to at least $75,000,000. In addition, in connection with, and effective upon, our redomestication to Ireland on July 1, 2010, XLIT Ltd. entered into indemnification agreements with each of our directors and the Company, and a deed poll indemnity with respect to our executives, directors and employees. The indemnification agreements and deed poll provide that XLIT Ltd. will indemnify the indemnitees to the fullest extent permitted by Cayman Islands law against claims related to each indemnitee’s service to (or at the request of) the Company, except in certain circumstances, and provide that any and all indemnifiable expenses shall, if so requested by the indemnitee, be advanced promptly as they are incurred, subject to certain requirements and provided that the indemnitee must repay any such expense advance if it is determined in a final and non-appealable judgment of a court of competent jurisdiction that the indemnitee is not entitled to be indemnified against such expenses. Copies of the form of indemnification and deed poll are filed as Exhibit 10.32 and Exhibit 10.33, respectively, to our Form 10-K, Item 15—Exhibits and Financial Statements, Exhibits and Descriptions of our Annual Report, filed with the SEC on February 26, 2016.
In 2013, Mr. McGavick agreed to amend his Employment Agreement to eliminate a provision that provided a tax gross-up for any excise tax imposed by IRC Section 4999 on excess parachute payments. As amended, Mr. McGavick’s Employment Agreement provides that, if an excise tax would be due, then severance payments under his agreement will be cut back if, and to the extent, such a cut back would result in a greater after-tax return to Mr. McGavick than his receiving all of the severance payments and benefits and paying the resulting excise tax. In no event will we pay an excise tax gross-up to Mr. McGavick under the amended agreement.
Effective on May 1, 2015, we entered into a Letter of Appointment with Mr. Catlin for him to become employed as our Executive Deputy Chairman. He also joined our Board as a Director on that date. The Letter of Appointment is between Mr. Catlin, the Company, and the Company’s Bermudan subsidiary, XL Services (Bermuda) Ltd, and provides for (i) a specified base salary of $1,000,000, which is subject to annual review and may be increased by the Compensation Committee, (ii) an annual bonus pursuant to our annual incentive compensation program, the actual amount earned to be determined by the Compensation Committee, (iii) eligibility to participate in the 1991 Program or such other long term incentive plan as may be in effect at a level comparable to that of other similarly situated executives, subject to his being actively employed on the date such long-term incentives are awarded, (iv) reimbursement for or payment of certain travel and other expenses and (v) the right to participate in such other employee benefit programs as are in effect for comparable Bermuda-based senior executives from time to time. Mr. Catlin’s Letter of Appointment also provides that if he is terminated for any reason other than for Cause following the third anniversary date of the commencement of his employment, he will be treated as a “Retiree” for purposes of the treatment of his equity awards granted under the 1991 Program. Mr. Catlin’s Letter of Appointment is terminable by either party on six months’ written notice (with XL also entitled to make a payment in lieu of notice). Mr. Catlin also agreed to certain post-termination restrictions in consideration of his becoming eligible to participate in the Executive Severance Benefit Plan. In August 2015 the Company amended Mr. Catlin's Letter of Appointment to increase his base salary to $1,300,000 effective September 1, 2015.
Effective on May 1, 2015, we entered into a Letter of Appointment with Mr. Brand for him to become employed as our Chair- Insurance Leadership Team and Chief Underwriting Officer, Insurance. The Letter of Appointment is between Mr. Brand, the Company, and one of the Company’s UK subsidiaries, Catlin Holdings Ltd and provides for (i) a specified base salary of £530,997, which is subject to annual review and may be increased by the Compensation Committee, (ii) an annual bonus pursuant to our annual incentive compensation program, the actual amount earned to be determined by the Compensation Committee, (iii) eligibility to participate in the 1991 Program or such other long-term incentive plan as may be in effect at a level comparable to that of other similarly situated executives, subject to his being actively employed on the date such long-term incentives are award, (iv) reimbursement for or payment of certain travel and other expenses and (v) the right to participate in such other employee benefit programs as are in effect for UK-based executives from time to time. Mr. Brand’s employment contract is terminable by either party on six months’ written notice (with XL also entitled to make a payment in lieu of notice). Mr. Brand also agreed to certain post-termination restrictions in consideration for his becoming eligible to participate in the Executive Severance Benefit Plan.
POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL
NEO Employment Agreement Severance Provisions and the Executive Severance Benefit Program
Potential payments upon termination made to NEOs, including termination following a change in control of the Company, are provided pursuant to a NEOs’ in-force employment agreements or the Company’s Executive Severance Benefit Plan, and various employee benefit plans and award agreements as follows:
Severance Payments Under Mr. McGavick's Employment Agreement
Severance Payments upon certain termination events made to Mr. McGavick are provided for in his Employment Agreement:
Termination Due to Death or Disability
Mr. McGavick’s Employment Agreement provides that, in the event of the termination of his employment prior to the expiration date of the Employment Agreement (after giving effect to any extensions thereof) by reason of death or disability, he (or in the case of death, his spouse or estate) is entitled to:

(i)
receive, in accordance with the Company’s regular payroll practices then in effect, his then current base salary through the end of the six month period after the month in which he becomes disabled or dies;

(ii)	any annual bonus awarded for the prior performance year but not yet paid in accordance with our bonus program;

(iii)
within 45 days (60 days in the case of disability) after the date of death or total and permanent disability, a pro rata bonus for the performance year in which the death/disability occurs, in an amount to be determined by the Compensation Committee, but in no event less than a pro-rata portion of his average annual bonus for the immediately preceding three years; and

(iv)
his vested accrued benefits under any employee benefit programs and continued rights with regard to any stock options or other rights with respect to equity securities of the Company held by him in accordance with the terms of the plans under which such options or other rights were issued. Specifically, all unvested stock options and restricted shares granted to him under the 1991 Program would become vested on the date of termination due to death or disability. With respect to outstanding performance units granted to him, a pro-rata portion of the performance units granted (calculated based on the number of days worked in the three-year performance period), multiplied by the payout percentage of the award determined based on the extent, if any, that performance goals for the award were achieved as measured at the end of the calendar year in which the termination occurs as determined by the Compensation Committee, will vest and shares will be delivered to Mr. McGavick or his estate by March 15 of the year following his separation due to death or disability. Mr. McGavick's dependents, in the case of termination due to death, and he and his dependents in the case of termination due to disability, will also continue to receive medical coverage for a period of six months following his termination.

Termination Without Cause
Mr. McGavick’s Employment Agreement provides that, in the event of termination of his employment by us without Cause (as defined in the Employment Agreement) or by Mr. McGavick following assignment to him of duties materially inconsistent with his position or a material breach by us of certain provisions of the Employment Agreement, he shall be entitled to his then current base salary through the date on which termination occurs. The benefits described in (i), (ii) and (iii) below are only provided contingent on him executing and delivering a general release of claims against us and our affiliates in a form acceptable to us:

(i)	a cash lump-sum severance payment equal to the sum of two times his then current base salary;

(ii)
a cash lump-sum severance payment equal to one time the higher of the targeted annual bonus for the performance year in which such termination occurs or the average of his annual bonus for the three years immediately preceding the year of termination;

(iii)
any annual incentive award earned or awarded for the performance year ending prior to the termination date but not yet paid to him. Such annual incentive award, if any, would be paid to him at the time annual incentive awards are paid to similarly situated executives; and

(iv)
Mr. McGavick's vested accrued benefits under any employee benefit programs and continued rights with regard to any stock options or other rights with respect to equity securities of the Company held by him in accordance with the terms of the plans under which such options or other rights were issued. For any unvested stock options, the vesting date of unvested options scheduled to vest within the 12 months of the date of termination would be accelerated to the date of termination; any unvested options scheduled to vest beyond the 12 month period would be forfeited. With respect to outstanding performance units, a pro-rata portion of the performance units granted (calculated based on the number of days worked in the three-year performance period), multiplied by the payout percentage of the award determined based on the extent, if any, that performance goals for the award were achieved as measured at the end of the applicable performance period as determined by the Compensation Committee will vest and shares will be delivered to Mr. McGavick on the regular/ordinary payment date. Mr. McGavick and his dependents will also receive continued medical coverage for a period of twenty-four months.

Termination Without Cause Following A Change in Control; For Good Reason; By the Company Within One Year Prior to Change in Control
Mr. McGavick’s Employment Agreement provides that, in the event of termination of his employment (a) by us without Cause within the 24-month period (the “Post-Change Period”) following a Change in Control (as defined in the Employment Agreement), (b) by Mr. McGavick for Good Reason (as defined in the employment agreement) during the Post-Change Period, or (c) by us without Cause within one year prior to a Change in Control and it is reasonably demonstrated that such termination arose in connection with or in anticipation of the Change in Control, Mr. McGavick is entitled to his then current base salary through the date on which termination occurs and:

(i)	a cash lump-sum severance payment equal to the sum of two times his then current base salary;

(ii)
a cash lump-sum severance payment equal to the sum of two times the average of his annual bonus for the three years immediately preceding the year in which the Change in Control occurs, provided such calculated average bonus for each year considered shall be at least equal to his targeted annual bonus for 2015 if the 2015 targeted bonus exceeded the actual award paid in each year considered; and

(iii)
an amount equal to the higher of his annual bonus actually awarded for the year immediately preceding the year in which the Change in Control occurs or the targeted annual bonus that would have been awarded to him for the year of such termination, pro-rated by a fraction based on the number of months or fraction thereof in which he was employed by the Company in the year of termination.

For outstanding grants of restricted shares, stock options, restricted stock units and performance units made to Mr. McGavick prior to January 1, 2015, under our incentive compensation plans, these awards automatically vest upon a Change in Control (as defined in such plans). However, stock options granted in or after 2015 will vest in full only upon his termination by the Company without Cause or by him for Good Reason (as those terms are defined in the Employment Agreement) within the 24 month period following the Change in Control. With respect to the performance units awarded before 2015, each award will vest at target (100%) and a number of shares equal to the number of such vested performance units will be distributed to Mr. McGavick at the time of the Change of Control. Awards made after January 1, 2015 are subject to a double-trigger change in control provision that would require Mr. McGavick to have his employment with the Company terminated by the Company without Cause or by him for Good Reason (as those terms are defined in the Employment Agreement) within the Post-Change Period before vesting would accelerate. With respect to any stock options that vest and become exercisable in this connection, they will be exercisable for the shorter of three years or the remaining term of the option under the applicable award agreement.
Mr. McGavick is also entitled to continue to receive medical benefit plan coverage for himself and his dependents for a period of up to 24 months and to accelerated vesting of his rights under any retirement plans.
Mr. McGavick’s Employment Agreement was amended in April 2013 to eliminate any possible excise tax gross-up payable to him upon termination. He would not be entitled to tax gross-up payments in the event excise taxes were imposed on his payment and benefits.
Termination With Cause or Other Voluntary Termination
Mr. McGavick’s Employment Agreement provides that, in the event of termination of employment by us with Cause or any voluntary termination by the executive, he is entitled to:

(i)	his then current base salary through the date on which termination occurs;

(ii)	continued rights with regard to any vested stock options held by him in accordance with the terms of the plans under which such options were issued; and

(iii)	his vested accrued benefits under any employee benefit programs as provided in the programs.
XL Group plc Executive Severance Benefit Plan
On December 21, 2014, the Company adopted the XL Group plc Executive Severance Benefit Plan (the “Severance Plan”). The purpose of the Severance Plan is to assist certain covered senior executives who do not have severance benefits under an individual employment or severance agreement with severance benefits under the terms, and subject to the conditions, set forth in the Severance Plan. The Severance Plan covers senior executives of the Company and its designated subsidiaries (collectively, for purposes of this Severance Plan discussion, the “Company”) who have been approved for participation in the Plan by the Plan Administrator, which is the Company, subject to oversight by the Compensation Committee. The Plan Administrator has the right, in its discretion, to interpret the Plan, adopt rules and regulations under the Plan and decide any and all matters arising out of the Severance Plan. The Plan Administrator may require, as a condition to participation in the Plan, that a Covered Employee execute a Participant Agreement, which will include certain restrictive covenants, including non-competition and non-solicitation restrictions, in such form as determined by the Plan Administrator. Messrs. Catlin, Porrino, Brand and Hendrick each signed a participant agreement in consideration of their participation in this plan and are therefore “Covered Employees" under the Severance Plan. Mr. McGavick is not eligible to participate in the Severance Plan.
Severance benefits will be payable under the Severance Plan in the event the Covered Employee’s employment is terminated by the Company or the Covered Employee terminates for Good Reason (as defined in the Severance Plan), provided the Covered Employee enters into a separation and release agreement which includes a general release of claims against the Company and its affiliates. Severance payable will be equal to the sum of the Covered Employee’s annual base salary plus his or her target annual bonus for the year of termination, and the severance payment will be made in a lump sum within 60 days after termination. The Covered Employee will also be eligible to receive a pro-rated bonus for the year in which he/she is terminated in an amount determined by the Compensation Committee and payable when annual bonuses are usually paid to executives. A Covered Employee will not be eligible to receive such severance benefits if he or she is terminated by the Company due to misconduct, violation of the Company’s Code of Conduct or similar policies, violation of any covenant or restriction in the Participant Agreement or for Cause (as defined in the Severance Plan). A Covered Employee will also not be eligible for such severance benefits if he or she either accepts employment or refuses employment in connection with a sale or divestiture as described in the Severance Plan.
The Severance Plan provides that long-term incentive awards will be governed by the terms of the applicable long-term incentive plan and award agreements. In the case of a termination by the Company without cause or termination by the Covered Employee with Good Reason (as defined in the Severance Plan), the Covered Employee’s vested accrued benefits under any employee benefit program and rights with regard to any stock options or other rights with respect to equity securities of the Company held by the executive will be in accordance with the terms of the plans under which such options or other rights were issued. For stock options, the vesting date of unvested options scheduled to vest within 12 months of the date of termination would be accelerated to the date of termination; any unvested options scheduled to vest beyond the 12 month period would be forfeited. With respect to the performance units granted, a pro-rata portion of the performance units granted (calculated based on the number of days worked in the three-year performance period), multiplied by the payout percentage of the award determined based on the extent, if any, that performance goals for the award were achieved as measured at the end of the applicable performance period as determined by the Compensation Committee, will vest and shares will be delivered to the executive on the regular/ordinary payment date.
In the event the Covered Employee is terminated by the Company without cause or the Covered Employee terminates for Good Reason (as defined in the Severance Plan), in either case, within two years following a Change in Control (as defined in the Severance Plan), in lieu of the severance benefits described above, the Covered Employee will receive a cash severance payment equal to two times the sum of the Covered Employee’s annual base salary plus his or her target annual bonus for the year of termination. The Covered Employee will also be eligible to receive a pro-rated bonus for the year in which he/she is terminated in an amount determined by the MDCC and payable when annual bonuses are usually paid to executives. Any such severance payment will also be conditioned on the Covered Employee entering into a separation and release agreement as described above, and the severance payment will be made in a lump sum within 60 days after the termination date.
In the case of a termination by the Company without Cause or by the Covered Employee with Good Reason (as defined in the Severance Plan) following a Change in Control, all grants of restricted shares, stock options and restricted stock units under our incentive compensation plans made prior to 2015 automatically vest upon a Change in Control (as defined in the 1991 Program). However, restricted stock units and stock options granted in or after 2015 will vest in full only upon the Covered Employee’s termination by the Company without Cause or by the Covered Employee for Good Reason (as those terms are defined in the Severance Plan) within the 24 month period following the Change in Control. With respect to the performance units granted prior to 2015, each award will vest at target (100%) and a number of shares equal to the number of such vested performance units will be distributed to the executive at the time of the Change of Control. For performance units awarded in 2015 or after, upon the Change in Control, the awards will be treated as earned at target (100%), but shares will not be distributed until the completion of the measuring period if the Covered Employee remains employed, at which time shares will be distributed to participants at the greater of target or actual performance. If the Covered Employee is terminated by the Company without Cause or leaves with Good Reason (as defined in the Severance Plan) within two years of the Change in Control, any “treated as” earned awards will vest and shares equal to the number of such vested performance units will be distributed to the Covered Employee.
If a Covered Employee receives severance pay under the plan for any reason, the Company will also pay an amount to the Covered Employee equal to the excess of the cost of Consolidated Omnibus Budget Reconciliation Act ("COBRA") continuation coverage for twelve months under the Company’s medical benefit plan over the amount the Covered Employee would pay for such medical coverage for the Covered Employee and his or her dependents if the Covered Employee were still employed by the Company. Such payment will be made in a lump sum within 60 days after the termination date.
In the event the payments or other benefits under the Severance Plan to a Covered Employee, together with other payments or benefits to the Covered Employee, would constitute an “excess parachute payment” under Section 280G of the Code, the payments under the Severance Plan will be reduced until no amount payable to the Covered Employee constitutes an excess parachute payment. However, no such reduction shall be made if the net after-tax payment to which the Covered Employee would otherwise be entitled without such reduction would be greater than the net after-tax payment to the Covered Employee resulting from the receipt of such payments with such reduction. The Plan does not provide for any tax gross-up payments.
If, prior to a Change in Control, the Company determines that a Covered Employee has taken action (or failed to act) in a manner which is materially detrimental to the best interests of the Company, the Company may cease benefits to the Covered Employee under the Plan and may claw back any benefits which have already been paid to the Covered Employee under the Severance Plan.
The “Potential Payments Upon Termination or Change in Control Table” estimates the value of such benefits assuming termination as of December 31, 2015.

Potential Payments Upon Termination or Change in Control Table
(As of December 31, 2015)

Name		Termination Due to Death or Disability	Termination Without Cause	Termination Without Cause Following a Change in Control; For Good Reason; By the Company Within One Year Prior to Change in Control (1)
Michael McGavick	Cash Lump Sum Payment (2)	$3,669,567	$5,544,567	$13,226,533
	Accelerated Vesting of Awards (3)	$13,633,685	$11,474,067	$17,864,101
	Continued Medical Coverage	$11,160	$44,640	$44,640
	Total	$17,314,412	$17,063,274	$31,135,274
Peter Porrino	Cash Lump Sum Payment (2)	N/A	$2,850,000	$4,650,000
	Accelerated Vesting of Awards (3)	$3,786,266	$3,147,360	$5,049,206
	Continued Medical Coverage	N/A	$18,720	$18,720
	Total	$3,786,266	$6,016,080	$9,717,926
Stephen Catlin	Cash Lump Sum Payment (2)	N/A	$5,300,000	$8,600,000
	Accelerated Vesting of Awards (3)	$4,160,595	$1,669,945	$5,950,793
	Continued Medical Coverage	N/A	$18,431	$18,431
	Total	$4,160,595	$6,988,376	$14,569,224
Paul Brand	Cash Lump Sum Payment (2)	N/A	$3,159,645	$5,134,422
	Accelerated Vesting of Awards (3)	$3,056,909	$1,145,172	$4,051,457
	Continued Medical Coverage	N/A	$4,029	$4,029
	Total	$3,056,909	$4,308,846	$9,189,908
Gregory Hendrick	Cash Lump Sum Payment (2)	N/A	$3,200,000	$5,200,000
	Accelerated Vesting of Awards (3)	$4,084,974	$3,441,815	$5,353,297
	Continued Medical Coverage	N/A	$22,320	$22,320
	Total	$4,084,974	$6,664,135	$10,575,617
____________

(1)
Potential payments under a Change in Control are calculated with the assumption that all conditions triggering a Change in Control occurred on December 31, 2015. As discussed in the preceding narrative section, under the Executive Severance Benefit Plan, if a Covered Employees’ severance benefits payable under the Severance Plan would constitute an “excess parachute payment” under Section 280G of the Code, the severance benefits or a payment to the Covered Employee would be reduced until no amount payable under the Severance Plan would constitute an “excess parachute payment.” This reduction would not be made, however, if the net after-tax payment to which the Covered Employee would otherwise be entitled without the reduction would be greater than the net after-tax payment to the Covered Employee resulting from the receipt of the payments with the reduction. The same approach applies to Mr. McGavick under the terms of his Employment Agreement. Because Messrs. Catlin and Brand are not US citizens or residents and perform their services primarily outside the United States, the compensation payable to them is generally not subject to the so called "golden parachute" excise tax and no adjustment to their benefits is required to address the effect of such tax.

(2)
Includes lump sum cash severance payments related to base salary and bonus payable upon termination, as described above in “NEO Employment Agreement Severance Provisions and the Executive Severance Benefit Program.”.

(3)
The value of potential acceleration of vesting of stock options is based upon the intrinsic value of each award (closing share price less option strike price) as of December 31, 2015, while the value of the potential acceleration of the vesting of restricted share, restricted stock unit and performance unit awards is calculated based upon the closing price of the shares on December 31, 2015, which was $39.18.

DIRECTOR COMPENSATION TABLE
We compensate each of our non-employee Directors through a mixture of cash and equity-based compensation.
The following table sets forth the compensation paid to non-employee Directors for services rendered in the fiscal year ended December 31, 2015:

Name (1)	Fees Earned or Paid in Cash($) (2)	Stock Awards (3)(4)	Option Awards	All Other Compensation ($)(5)	Total($)
Ramani Ayer	$140,000	$150,028	$—	$—	$290,028
Dale Comey	$123,333	$150,028	$—	$—	$273,361
Claus-Michael Dill	$50,000	$112,506	$—	$43,556	$206,062
Robert Glauber	$176,667	$150,028	$—	$176,551	$503,246
Edward Kelly, III	$120,000	$150,028	$—	$—	$270,028
Suzanne Labarge	$126,667	$150,028	$—	$—	$276,695
Joseph Mauriello	$140,000	$150,028	$—	$—	$290,028
Eugene McQuade	$228,333	$150,028	$—	$—	$378,361
Clayton Rose	$105,000	$150,028	$—	$—	$255,028
Anne Stevens	$105,000	$150,028	$—	$—	$255,028
Sir John Vereker	$120,000	$150,028	$—	$42,149	$312,177
____________

(1)
Messrs. McGavick and Catlin not included in the “Director Compensation Table” above, as they are executive officers and receive no compensation for their service as directors. The compensation received by Messrs. McGavick and Catlin as executives is shown in the “Summary Compensation Table.”

(2)
See “Cash Compensation Paid to Non-Employee Directors” below. Amounts provided include the pro-rated portion of the annual retainer fees paid in May 2014 and June 2015 for services rendered between January 1, 2015 and December 31, 2015. Specifically, fees included in the chart above reflect the portion of those payments earned during 2015 by all non-employee Directors. These fees may include committee chair, or additional committee membership fees, also pro-rated over the 2015 service period. Mr. Glauber served as our board chair until May 8, 2015, at which time Mr. McQuade succeeded him as chairman of the board. Therefore, Mr. Glauber’s and Mr. McQuade's fees include $58,333 and $116,667, respectively, for their services as board chair during 2015, pro-rated accordingly over the 2015 service period.

(3)
See “Equity-Based Compensation Paid to Non-Employee Directors” below. All directors were granted Company ordinary shares equal in value to $150,028 on May 8, 2015, with the exception of Mr. Dill, who received a pro-rated award with a grant date of August 7, 2015 upon his appointment to the Board in August 2015. The number of shares granted was determined by dividing $150,028 by the closing price of the Company’s ordinary shares on the date of grant ($36.98) ($38.97 for Mr. Dill), and rounding up to the nearest whole share. The amounts shown represent the fair value of stock awards, calculated as the number of shares granted, multiplied by our closing share price on the date of grant. See Note 18(d), “Share Capital-Options,” of the consolidated financial statements in our Annual Report for further information on stock awards granted.

(4)	The aggregate number of unvested stock awards outstanding at December 31, 2015 for each non-employee Director was nil.

(5)
Represents fees for serving on XL subsidiary boards. Sir John Vereker earned £28,334 in 2015 for serving on the XL Insurance Company SE board. Mr. Glauber earned $176,551 in 2015 for serving on the XL London Market Limited and XL Insurance Company SE boards. Following the close of the Catlin Acquisition on May 1, 2015, in 2015, Mr. Dill earned €25,704 for serving on the Catlin Europe SE board and CHF 15,181 for serving on the Catlin Re Switzerland Ltd board. US dollar figures included in the table above were calculated based on exchange rates as of December 31, 2015.

Narrative Disclosure to the Director Compensation Table
Cash Compensation Paid to Non-Employee Directors
Annual Retainer Fee
In each of 2014 and 2015, non-employee Directors each received an annual retainer fee of $105,000 that was paid following the Annual General Meeting for their services from May 1, 2014 through April 30, 2015 and from May 1, 2015 through April 30, 2016, respectively.
Currently, non-employee Directors may elect to receive their annual retainer fees in the form of ordinary shares having a value equal to their annual retainer fees on the date of the Annual General Meeting of the current year. In 2015, no non-employee Director elected to receive their annual retainer fee in the form of shares.
Board and Committee Chairmen and Meeting Attendance Fees
For the period from May 1, 2014 to April 30, 2015, Mr. Glauber received an annual fee of $175,000 for serving as Chairman of the Board. As Mr. McQuade succeeded Mr. Glauber as Chairman of the Board on May 8, 2015, Mr. McQuade received an annual fee of $175,000 for the 2015-2016 service period.
As the Chair of the Nominating Committee during the 2014-2015 service period, Mr. Comey received a committee chairperson fee of $10,000. Ms. Labarge succeeded Mr. Comey as Chair of the Nominating Committee on May 8, 2015, and therefore received a committee chairperson fee of $10,000 for the 2015-2016 service period. Messrs. McQuade and Glauber, the Chairs of the Risk and Finance Committee during the 2014-2015 and 2015-2016 service periods, respectively, each received a committee chairperson's fee of $20,000 for the applicable service period. Mr. Mauriello, the Chair of the Audit Committee, received a committee chairperson's fee of $35,000 for each of the 2014-2015 and 2015-2016 service periods. The Chair of the Compensation Committee, Mr. Ayer, received a committee chairperson’s fee of $20,000 for each of the 2014-2015 and 2015-2016 service periods. In addition, each Audit Committee member during the 2014-2015 or 2015-2016 service period, other than the Chair, received an Audit Committee retainer fee of $15,000 for each applicable service period.
Non-employee Directors do not receive Board or committee meeting attendance fees.
All Other Fees
In addition to the aforementioned fees, non-employee Directors are reimbursed for travel, accommodation and other reasonable out-of-pocket expenses incurred in connection with their attendance at Board and committee meetings. We transport one or more non-employee Directors to and from certain Board meetings on an aircraft in which we have fractional ownership.
Deferral of Annual Retainer Fee
Prior to January 1, 2009, non-employee Directors could elect to defer, at the beginning of each calendar year, all or part of his or her Board annual retainer fee in increments of 10%. Subsequent to that date, our non-employee Directors are no longer able to defer any portion of their annual retainer fee. This change was the result of the passage of The Emergency Economic Stabilization Act of 2008, pursuant to which Section 457A was added to the Code. Section 457A requires compensation under a “nonqualified deferred compensation plan of a nonqualified entity” to be included in the service provider’s income when the compensation is no longer subject to a substantial risk of forfeiture. Deferrals made before January 1, 2009, which are deferred until 2018 or later, are to be paid to, and included in income of, the service provider (i.e., the non-employee Director) on the earlier of the last taxable year beginning before 2018 and the year in which there is no substantial risk of forfeiture.
In years when a non-employee Director made an election to defer all or a portion of the annual retainer fee, deferred annual retainer fees were credited in the form of share units (“deferred share units”). The value of the deferred share units was calculated by dividing 100% of the deferred annual retainer fee by the closing price of our ordinary shares on the NYSE on the date the fees would otherwise have been paid, in accordance with the terms of the Directors Plan, as amended and restated (the “Directors Plan”). Deferred share units represent a right to receive shares. Deferred share units have no voting rights and receive dividend equivalents rather than cash dividends. Each non-employee Director receives dividend equivalents on the deferred share units contained in his or her stock deferral account, which are equal in value to dividends paid on our shares. The dividend equivalents granted are then reinvested in the non-employee Directors’ stock deferral accounts in the form of additional deferred share units. Upon a “separation from service” (as defined in Treasury Reg. 1-409A-1(h)), each non-employee Director receives a share for each deferred share unit awarded. Such deferred share units are received either in a lump sum on the date of the non-employee Director’s “separation from service” or over a period not to exceed 5 years, as elected in advance by such non-employee Director.
Equity-Based Compensation Paid to Non-Employee Directors
Shares
On May 8, 2015, each non-employee Director in office on that date received an award of 4,057 shares equal in value to $150,028 for his or her service as a Director from May 2015 to April 2016. The fair market value of each share on the date of grant was $36.98. All such shares were vested as of the date of grant pursuant to the terms of the Directors Plan and are subject to the Director share ownership guidelines described below. Mr. Dill received a pro-rated share award upon his appointment to the Board in August 2015.
Stock Options
On December 21, 2014, the Board amended our Directors Plan to eliminate the non-discretionary granting of an initial stock option award. No stock options were granted to non-employee Directors during 2015.
Retainer Share Units
Prior to January 1, 2009, share units were credited to the account of each non-employee Director (collectively, “retainer share units”) in an amount equal to the non-employee Director’s retainer fee divided by the closing price of our ordinary shares on the NYSE on the date such retainer share units were to have been credited pursuant to the Directors Plan. Dividends on the retainer share units contained in a non-employee Director’s stock deferral account are credited as additional retainer share units, which are equal in value to dividends paid on our ordinary shares. Benefits under the Directors Plan will be distributed in the form of shares for each retainer share unit awarded following retirement or termination of a non-employee Director’s service on the Board. Such shares are received either in a lump sum on the date of a non-employee Director’s retirement or termination or over a period not to exceed five years, as elected in advance by each non-employee Director. However, consistent with the Directors' previous ability to defer their annual retainer fee, non-employee Directors, subsequent to January 1, 2009, did not receive such retainer share units as a result of the addition of Section 457A to the Code. In addition, retainer share units granted before January 1, 2009, are to be delivered to, and included in the income of, the service provider (i.e., the non-employee Director) on the earlier of the last taxable year beginning before 2018 and his or her respective retirement from the Board.
Director Share Ownership
We encourage long-term share ownership by our non-employee Directors. Accordingly, at its April 2010 meeting, the Nominating Committee established a share ownership target for non-employee Directors of at least four times the annual cash retainer (currently, a target of $420,000) in value of beneficially owned shares, stock options or share units (or any combination thereof).
In addition to the share ownership target, the Nominating Committee established restrictions on the sale of shares and share holding requirements for our Directors. Directors may not sell shares granted on or after May 1, 2010 unless they have met the share ownership target; however, shares may be withheld to cover tax obligations associated with the grant, regardless of whether the full level of share ownership has been attained. Directors are also required to retain and hold 50% of each grant (net of taxes) made on or after May 1, 2010 for a minimum of five years from the grant date before being allowed to sell those vested shares, regardless of whether they have met the share ownership requirement.
All of our non-employee Directors, except for Ms. Stevens and Messrs. Kelly and Dill (who were appointed to the Board in 2014 or 2015), were in compliance with our shareholding requirements and have met their share ownership target as of December 31, 2015.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS,
MANAGEMENT AND DIRECTORS
The following table sets forth, as of March 7, 2016, information regarding the beneficial ownership of our shares held by: (1) each person who beneficially owns 5% or more of our outstanding shares; (2) each of our Director nominees and each of our named executive officers; and (3) all of our current Directors and executive officers as a group. Except as otherwise indicated, each of the persons listed below has sole voting and investment power with respect to the shares beneficially owned by him or her. For purposes of the table below, “beneficial ownership” is determined in accordance with Rule 13d-3 under the Exchange Act, pursuant to which a person or group of persons is deemed to have “beneficial ownership” of any shares that such person has the right to acquire within 60 days after March 7, 2016. For purposes of computing the percentage of outstanding shares held by each person or group of persons named below, any shares that such person or persons have the right to acquire within 60 days after March 7, 2016 are deemed to be outstanding but are not deemed to be outstanding for the purpose of computing the percentage ownership of any other person.

Name and Address of Beneficial Owner	Title of Class	Amount and Nature of Beneficial Ownership (1) (2)	Percent of Class
T. Rowe Price Associates, Inc. 100 E. Pratt Street, Baltimore, Maryland 21202 (3)	Ordinary Shares	28,154,196	9.40%
The Vanguard Group 100 Vanguard Blvd., Malvern, PA 19355 (4)	Ordinary Shares	24,516,005	8.23%
Franklin Mutual Advisers, LLC 101 John F. Kennedy Parkway Short Hills, NJ 07078 (5)	Ordinary Shares	23,245,743	7.80%
Blackrock, Inc. 55 East 52nd Street, New York, NY 10055 (6)	Ordinary Shares	22,710,422	7.60%
Wellington Management Group, LLP 280 Congress Street, Boston, MA 02210 (7)	Ordinary Shares	15,029,567	5.05%
Ramani Ayer (8)	Ordinary Shares	24,278	*
Paul Brand	Ordinary Shares	161,037	*
Stephen Catlin (9)	Ordinary Shares	987,665	*
Dale Comey (10)	Ordinary Shares	77,628	*
Claus-Michael Dill	Ordinary Shares	2,887	*
Robert Glauber (11)	Ordinary Shares	72,060	*
Gregory Hendrick (12)	Ordinary Shares	619,388	*
Edward Kelly III (13)	Ordinary Shares	6,776	*
Suzanne Labarge (14)	Ordinary Shares	20,332	*
Joseph Mauriello (15)	Ordinary Shares	67,433	*
Michael McGavick (16)	Ordinary Shares	2,743,320	*
Eugene McQuade (17)	Ordinary Shares	69,769	*
Peter Porrino (18)	Ordinary Shares	466,238	*
Clayton Rose (19)	Ordinary Shares	33,428	*
Anne Stevens (20)	Ordinary Shares	9,298	*
Sir John Vereker (21)	Ordinary Shares	66,002	*
Current Directors and executive officers of the Company as a group (24 persons in total)	Ordinary Shares	7,199,615	2.47%
__________

*	Represents less than 1% of each class of security beneficially owned.

(1)
Each share has one vote, except that if, and for so long as, the votes conferred by the Controlled Shares (as hereinafter defined) of any person constitute 10% or more of the votes conferred by the issued shares, the voting rights with respect to the Controlled Shares owned by such person shall be limited, in the aggregate, to a voting power equal to approximately (but slightly less than) 10%, pursuant to a formula set forth in our Articles of Association. “Controlled Shares” include, among other things, all shares that a person (as defined in our Articles of Association) owns directly, indirectly or constructively (within the meaning of Section 13(d)(3) of the Exchange Act or Section 958 of the Code).

(2)
For Directors, includes shares, deferred share units, deferred restricted shares and retainer share units credited to the accounts of the Directors pursuant to their election to defer their Annual Retainer fees as described under “Cash Compensation Paid to Non-Employee Directors,” above.

(3)
Represents 10,466,242 shares with sole voting power and 28,094,232 shares with sole dispositive power. Beneficial ownership details are based upon information contained in the Schedule 13G/A filed with the SEC by T. Rowe Price Associates, Inc. on February 11, 2016.

(4)
Represents 549,506 shares with sole voting power, 23,925,054 shares with sole dispositive power, 28,800 shares with shared voting power and 590,951 shares with shared dispositive power. Beneficial ownership details are based upon information contained in the Schedule 13G/A filed with the SEC by The Vanguard Group on February 11, 2016.

(5)
Represents 23,245,743 shares with sole voting power and 23,245,743 shares with sole dispositive power. Beneficial ownership details are based upon information contained in the Schedule 13G filed with the SEC by Franklin Mutual Advisers, LLC on February 2, 2016.

(6)
Represents 20,128,075 shares with sole voting power and 22,710,422 shares with sole dispositive power. Beneficial ownership details are based upon information contained in the Schedule 13G/A filed with the SEC by Blackrock Inc. on January 27, 2016.

(7)
Represents 8,575,814 shares with shared voting power and 15,029,567 shares with shared dispositive power. Beneficial ownership details are based upon information contained in the Schedule 13G/A filed with the SEC by Wellington Management Company on February 11, 2016.

(8)	Includes 5,000 shares issuable upon exercise of vested stock options.

(9)	Includes 880 Shares held by his spouse and 89,050 held by Catlin Settlement Trust.

(10)
Includes 13,829 retainer share units, deferred share units, deferred restricted shares and accrued dividends issuable upon retirement or separation from the Board of Directors. Also includes 17,500 shares issuable upon exercise of vested stock options.

(11)
Includes 4,738 retainer share units, deferred share units, deferred restricted shares and accrued dividends issuable upon retirement or separation from the Board of Directors. Also includes 20,000 shares issuable upon the exercise of vested stock options.

(12)	Includes 6,562 restricted shares that had not vested but which have voting rights, and 496,650 shares issuable upon exercise of vested stock options.

(13)	Includes 1,666 shares issuable upon exercise of vested stock options.

(14)	Includes 5,000 shares issuable upon exercise of vested stock options. Also includes 15,332 shares held in a personal holding company.

(15)
Includes 7,359 retainer share units, deferred share units, deferred restricted shares and accrued dividends issuable upon retirement or separation from the Board of Directors. Also includes 17,500 shares issuable upon the exercise of vested stock options.

(16)	Includes 16,000 restricted shares that had not vested but which have voting rights. Also includes 2,407,249 shares issuable upon the exercise of vested stock options.

(17)
Includes 8,883 retainer share units, deferred share units, deferred restricted shares and accrued dividends issuable upon retirement or separation from the Board of Directors. Also includes 17,500 shares issuable upon exercise of vested stock options.

(18)	Includes 361,180 shares issuable upon exercise of vested stock options.

(19)	Includes 5,000 shares issuable upon exercise of vested stock options.

(20)	Includes 3,333 shares issuable upon exercise of vested stock options and options becoming vested within 60 days.

(21)
Includes 2,433 retainer share units, deferred share units, deferred restricted shares and accrued dividends issuable upon retirement or separation from the Board of Directors. Also includes 17,500 shares issuable upon exercise of vested stock options.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
Section 16(a) of the Exchange Act requires directors and executive officers and persons who own more than 10% of a registered class of our equity securities to file with the SEC and the NYSE reports on Forms 3, 4 and 5 concerning their ownership of our shares and other equity securities.
We believe that all of our Directors and executive officers who are Section 16 filers filed all of such reports on a timely basis during the year ended December 31, 2015.
RELATED PERSON TRANSACTIONS
Certain of our shareholders and their affiliates, as well as the employers of or entities otherwise associated with certain Directors and officers or their affiliates, have purchased insurance and/or reinsurance from us in the ordinary course of business on terms we believe were no more favorable to these (re)insureds than those made available to other customers.
Since September 1, 2015, Mr. Catlin, our Deputy Executive Chairman, has paid and is expected to continue to pay a subsidiary of the Company for use of a Bermuda residence (purchased by Catlin Insurance Company Limited in May 2014, prior to the Catlin Acquisition) at a fair market value rate of $25,000 per month. The fair market rental value of the residence was determined by an independent real estate appraiser taking into account, among other factors, the availability of this property for corporate functions and other corporate use. Mr. Catlin paid $100,000 under these arrangements during 2015.
In addition, during 2015 we paid approximately £146,543 (approximately $216,913 using the exchange rate in effect on December 31, 2015) for the use at a market rate of facilities owned by Catlin Estates Limited and Burnhope Lodge, entities owned by Mr. Catlin.

AUDIT COMMITTEE REPORT
The primary purpose of the Audit Committee is to assist with the Board of Directors’ oversight of the quality and integrity of our financial statements, including our system of internal control over financial reporting, the independent registered public accounting firm’s (the “independent auditor”) qualifications, independence and performance, the performance of our internal audit function and our compliance with legal and regulatory requirements. The Audit Committee is directly responsible for the appointment, compensation, retention and oversight of the work of the independent auditor for the purpose of preparing or issuing an audit report or performing other audit, review or attest services for us. For the period from January 1, 2015 through the present, the Audit Committee was comprised of Messrs. Mauriello (Chairman), Ayer, Comey and Kelly, Sir John Vereker and Ms. Labarge. In addition, from August 5, 2015 to the present, Mr. Dill has served on the Audit Committee. The Audit Committee is comprised wholly of independent Directors and operates under a written charter. The Audit Committee Charter outlines the Audit Committee’s authority and responsibilities with respect to the Company’s audited financial statements, its relationships with the independent auditor and the internal auditor, and its oversight of compliance, risk management and internal control over financial reporting, among other matters. A current copy of the Audit Committee Charter is available on our website located at www.xlgroup.com under “Investor Relations—Corporate Governance.”
It is not the responsibility of the Audit Committee to plan or conduct audits or to determine that the Company’s financial statements are complete and accurate and are in accordance with generally accepted accounting principles and applicable rules and regulations. This is the responsibility of management and the independent auditor, as appropriate. It is also not the responsibility of the Audit Committee to ensure compliance with laws and regulations and our Code of Conduct or to set or determine the adequacy of the Company’s reserves.
The Audit Committee recommended to the Board of Directors that the Company’s audited financial statements for the fiscal year ended December 31, 2015 be included in the Annual Report for such fiscal year. This recommendation was based on the following actions undertaken by the Audit Committee:

•	Review and discussions regarding the Company's system of internal control over financial reporting;

•	Review of the Company's audited financial statements and management’s assessment of the effectiveness of the Company's system of internal control over financial reporting;

•	Discussions with management, the independent auditor, and the external actuary retained by the Company about the Company's reserving methodology and process and the Company’s reserves;

•
Review and discussions with management and the independent auditor regarding the audited financial statements, including significant financial reporting matters and judgments made in connection with the preparation of the Company’s financial statements;

•
Receipt of written disclosures and the letter from the independent auditor under applicable requirements of the Public Company Accounting Oversight Board regarding the independent auditor’s communications with the Audit Committee concerning independence; and

•
Discussions with the independent auditor regarding such auditor’s independence, the audited financial statements, the matters required to be discussed by the Public Company Accounting Oversight Board in its guidance “Communication With Audit Committees,” the independent auditor’s opinion on the effectiveness of our system of internal control over financial reporting and other matters the Audit Committee deemed relevant and appropriate.

Audit Committee
Joseph Mauriello, Chairman
Ramani Ayer
Dale R. Comey
Claus-Michael Dill
Edward J. Kelly, III
Suzanne B. Labarge
Sir John Vereker

FEES PAID TO AUDITORS
Audit Fees
The aggregate fees billed by PricewaterhouseCoopers LLP for audit services for the years ended December 31, 2015 and 2014 were approximately $17,268,000 and $12,368,000, respectively. Audit fees were for professional services rendered primarily in connection with the audit and quarterly reviews of the consolidated financial statements, internal control over financial reporting and other attestation services that comprised the audits for insurance statutory and regulatory purposes in the various jurisdictions in which we operate and the provision of certain opinions relating to our filings with the SEC. The increase in fees in 2015 as compared to 2014 was primarily due to the provision of additional audit services necessitated by the Catlin Acquisition.
Audit-Related Fees
The aggregate fees billed by PricewaterhouseCoopers LLP for audit-related professional services for the years ended December 31, 2015 and 2014 were approximately $336,000 and $765,000, respectively. In 2015 and 2014, such audit-related fees were primarily related to the performance of services related to accounting consultations.
Tax Fees
The aggregate fees billed by PricewaterhouseCoopers LLP for tax services for the fiscal years ended December 31, 2015 and 2014 were approximately $1,190,000 and $186,000, respectively. In 2015 and 2014, these fees were for professional services rendered for tax planning and compliance. The increase in fees in 2015 as compared to 2014 was primarily due to integration-related tax services following the Catlin Acquisition.
All Other Fees
The aggregate fees billed by PricewaterhouseCoopers LLP for products and services rendered to us, other than the services described above under “Audit Fees,” “Audit-Related Fees” and “Tax Fees” for the fiscal years ended December 31, 2015 and 2014 were approximately $1,199,000 and $214,000, respectively. The increase in the aggregate fees billed by PricewaterhouseCoopers LLP for such products and services rendered to us in 2015 compared to 2014 related primarily to services related to legal entity restructuring, Solvency II and other regulatory matters and software licenses.
General
The Audit Committee has adopted procedures for pre-approving all audit and permissible non-audit services provided by the independent auditor. The Audit Committee will annually review and pre-approve the audit, review, attestation and permitted non-audit services (including the fees and terms thereof) to be provided during the next audit cycle by the independent auditor. Services proposed to be provided by the independent auditor that have not been pre-approved during the annual review and the fees for such proposed services must be pre-approved by the Audit Committee or the Chair of the Audit Committee. Additionally, fees for previously approved services that are expected to exceed the previously approved budget must also be pre-approved by the Audit Committee or the Chair of the Audit Committee. All requests or applications for the independent auditor to provide services to us shall be submitted to the Audit Committee or the Chair of the Audit Committee.
The Audit Committee considered whether the provision of non-audit services performed by the independent auditor was compatible with maintaining PricewaterhouseCoopers LLP’s independence during 2015. The Audit Committee concluded in 2015 that the provision of these services during 2015 was compatible with the maintenance of PricewaterhouseCoopers LLP’s independence in the performance of its auditing functions.

SHAREHOLDER PROPOSALS FOR 2017 ANNUAL GENERAL MEETING
Shareholder proposals intended for inclusion in the Proxy Statement for the 2017 Annual General Meeting should be submitted in accordance with the procedures prescribed by Rule 14a-8 promulgated under the Exchange Act and sent to the Company Secretary at XL Group, 100 Washington Blvd., 6th Floor, Stamford, CT 06902. Such proposals must be received by November 15, 2016.
Pursuant to our Articles of Association, any shareholder entitled to attend and vote at an Annual General Meeting may nominate persons for election as Directors if written notice of such shareholder’s intent to nominate such persons is received by the Secretary at the address above during the period provided in our Articles of Association. Specifically, written notice of a shareholder’s intent to make a Director nomination at the 2017 Annual General Meeting must be received by the Company Secretary no earlier than January 13, 2017 and no later than February 13, 2017 (with certain exceptions if the 2017 Annual General Meeting is held more than 30 days before or after the one-year anniversary of the date of the 2016 Annual General Meeting). Such notice must include any information required pursuant to Article 61 of our Articles of Association at the time of submission. The nomination of any person not made in compliance with the foregoing procedures will be disregarded.
SEC rules permit management to vote proxies in its discretion if a shareholder does not comply with the advance notice requirement related to nominees for election as Directors as described above or does not notify us of a shareholder proposal related to a different matter by at least January 29, 2017.

OTHER MATTERS
Other than the presentations of our 2015 statutory financial statements and the minutes of the 2015 Annual General Meeting of shareholders, and the review of our affairs, management knows of no matters to be brought before the Annual General Meeting other than the proposals identified herein referred to in the Notice of Annual General Meeting. If any other matters properly come before the meeting, it is the intention of the persons named in the accompanying proxy form to use their discretionary authority to vote the proxy in accordance with their judgment on such matters.
Proxy Solicitation
We will bear the cost of this solicitation of proxies. Proxies may be solicited by our Directors, officers and employees, who will not receive additional compensation for such services. In addition to the foregoing, we have retained Georgeson LLC to assist in the distribution of proxy materials and the solicitation of proxies for a fee of approximately $43,500 plus customary costs, reasonable out-of-pocket expenses and disbursements. In addition, we have agreed to indemnify Georgeson for any claims or liabilities it may incur as a result of the proxy solicitation. Upon request, we will also reimburse brokers and others holding shares in their names, or in the names of nominees, for forwarding proxy materials to their customers. To the extent necessary in order to ensure sufficient representation at the Annual General Meeting, we or our proxy solicitor may solicit the return of proxies by personal interview, mail, telephone, facsimile, email, Internet or other means of electronic transmission.
Householding of Shareholder Documents
We may send a single Notice to any household at which two or more shareholders reside, or a single set of shareholder documents (the Annual Report and this Proxy Statement) if those shareholders have requested hard copies of these documents. This process is called “householding.” This reduces the volume of duplicate information received at your household and helps us to reduce our costs. Your materials may be househeld based on your prior express or implied consent. A number of brokerage firms with account holders who are shareholders have instituted householding. Once a shareholder has received notice from his or her broker that the broker will be householding communications to the shareholder’s address, householding will continue until the shareholder is notified otherwise or until the shareholder revokes his or her consent. If your materials have been househeld and you wish to receive separate copies of these documents, or if you are receiving duplicate copies of these documents and wish to have the information househeld, you may notify your broker or write or call XL’s Investor Relations department at:

XL Group Investor Relations
100 Washington Boulevard, 6th Floor
Stamford, CT 06902
Telephone: (203) 964-3470
Fax: (203) 964-3444
Email: investorinfo@xlgroup.com

Upon written or oral request, we will promptly deliver, without charge, to any shareholder a copy of the Notice, our Annual Report or this Proxy Statement. Requests for copies should be submitted to the Company Secretary at XL Group, 100 Washington Blvd., 6th Floor, Stamford, CT 06902 or (203) 964-5500.

As ordered,
Michael McGavick
Chief Executive Officer

ANNEX A
XL GROUP PLC
(formerly XL Capital Limited)

1991 PERFORMANCE INCENTIVE PROGRAM
(AS AMENDED AND RESTATED ON MAY 13, 2016)

I. INTRODUCTION
A. Purpose of the Program
XL Group plc (the “Company”) has established the Program to further its long-term financial success by offering stock, and stock-based compensation, to employees of the Company whereby they can share in achieving and sustaining such success. The Program also provides a means to attract and retain the executive talent needed to achieve the Company’s long-term growth and profitability objectives.
B. Definitions
When used in the Program, the following terms shall have the meanings set forth below:
“Award(s)” shall mean Performance Shares, Restricted Stock, Restricted Stock Units, Incentive Stock Options, Nonstatutory Stock Options, Stock Appreciation Rights or Performance Units granted under the Program.
“Board” shall mean the Board of Directors of the Company.
“Change in Control” shall mean any of the following:
(i)    an acquisition by any organization, corporation, individual, partnership, trust or any other entity or organization (including a governmental entity and a “person” as that term is used under Section 13(d) or 14(d) of the Exchange Act) of beneficial ownership (within the meaning of Rule 13d-3 under the Exchange Act) of 40% or more of either (A) the value of then outstanding equity securities of XL Group plc (the “Outstanding Company Stock”) or (B) the combined voting power of the then outstanding voting securities of XL Group plc entitled to vote generally in the election of directors (the “Outstanding Company Voting Securities”); provided, however, that for purposes of this Program, the following acquisitions shall not constitute or result in a Change in Control: (w) any acquisition directly from XL Group plc; (x) any acquisition by XL Group plc; (y) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by XL Group plc or one or more of its subsidiaries; or (z) any acquisition by any entity pursuant to a Business Combination (as defined in (ii) below) that does not constitute a Change in Control under clause (ii) below; or
(ii)     consummation of a merger, scheme of arrangement, consolidation, amalgamation, exchange of securities, reorganization or similar transaction involving XL Group plc or any of its subsidiaries, a sale or other disposition of all or substantially all of the consolidated assets of XL Group plc, or the acquisition of assets or equity of another entity by XL Group plc or any of its subsidiaries (each a “Business Combination”), in each case, unless, following such Business Combination, all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Company Stock and Outstanding Company Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than sixty percent (60%) of the value of the then outstanding equity securities and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of members of the board of directors (or comparable governing body of an entity that does not have such a board), as the case may be, of the entity resulting from such Business Combination (including, without limitation, an entity which as a result of such transaction owns XL Group plc or all or substantially all of XL Group plc’s assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership, immediately prior to such Business Combination of the Outstanding Company Stock and Outstanding Company Voting Securities, as the case may be; or
(iii)     approval by shareholders of the Company of the dissolution or complete liquidation of the Company; provided, however, that for purposes of this Program, approval of such a dissolution or complete liquidation pursuant to a Business Combination (as defined above) that does not constitute a Change in Control under clause (ii) above shall not constitute or result in a Change in Control; or

(iv)     during any period of two consecutive years, individuals who at the beginning of such period constituted the Board and any new directors (excluding any new director whose initial assumption of office is in connection with an actual or threatened election contest, including but not limited to a consent solicitation or proxy contest, relating to the election of directors of the Company) whose appointment, election, or nomination for election was approved by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors at the beginning of the period or whose appointment, election or nomination for election was previously so approved, cease for any reason to constitute a majority of the Board.
“Change in Control Price” shall mean the price per share offered in respect of Common Stock in conjunction with any transaction resulting in a Change in Control on a fully-diluted basis (or as determined in good faith by the Committee as constituted before the Change in Control, if any part of the offered price is payable other than in cash) or, in the case of a Change in Control occurring solely by reason of a change in the composition of the Board, the highest Fair Market Value of a share of Common Stock on any of the 30 trading days immediately preceding the date on which a Change in Control occurs.
“Code” shall mean the United States Internal Revenue Code of 1986, as amended.
“Committee” shall mean the entire Board or the Compensation Committee, or such other committee or subcommittee of the Board as may be designated by the Board to administer the Program.
“Common Stock” shall mean the ordinary shares of the Company and may be either stock previously authorized but unissued, or stock reacquired by the Company.
“Company” shall mean XL Group plc, an Irish company, any other entity in which XL Group plc owns 20% or more of the ordinary voting power or equity, and any successor in a reorganization or similar transaction.
“Disability” shall mean the inability of a Participant to perform the services normally rendered due to any physical or mental impairment that can be expected to be of either permanent or indefinite duration, as determined by the Committee on the basis of appropriate medical evidence, and that results in the Participant’s Termination of Employment; provided, however, that with respect to any Participant who has entered into an employment agreement with the Company, the term of which has not expired at the time a determination concerning Disability is to be made, Disability shall have the meaning attributed in such employment agreement.
“Exchange Act” shall mean the U.S. Securities Exchange Act of 1934, as amended from time to time.
“Fair Market Value” shall mean with respect to a given day, the closing sales price of Common Stock, as reported by such responsible reporting service as the Committee may select, or if there were no transactions in the Common Stock on such day, then the last preceding day on which transactions took place. The foregoing notwithstanding, the Committee may determine the Fair Market Value in such other manner as it may deem more appropriate for Program purposes or as is required by applicable laws or regulations.
“Incentive Stock Option” or “ISO” shall mean a right to purchase the Company’s Common Stock which is intended to comply with the terms and conditions for an incentive stock option as set forth in Section 422 of the Code, or such other sections of the Code as may be in effect from time to time.
“Nonstatutory Stock Option” or “NQSO” shall mean a right to purchase the Company’s Common Stock which is not intended to comply with the terms and conditions for a tax-qualified stock option, as set forth in Section 422 of the Code, or such other sections of the Code as may be in effect from time to time.
“Participant” shall mean any employee of the Company who, in the judgment of the Committee, is in a position to make a substantial contribution to the management, growth, and success of the Company and is thus designated by the Committee to receive an Award. Members of the Board who are not employees of the Company are not eligible to receive Awards under the Program.
“Performance Goal” shall mean any financial, statistical or other measure selected by the Committee, including without limitation (a) the attainment of a specified financial or statistical objective or (b) the performance of the Company relative to a peer group as applicable to a specific Performance Period.

“Performance Period” shall mean a period set by the Committee over which Performance Shares or Performance Units may be earned. There may be more than one Performance Period in existence at any one time, and the duration of Performance Periods may differ from each other.
“Performance Shares” shall mean Common Stock granted to a Participant with respect to a Performance Period under Article III of the Program, together with any other rights attached thereto or associated therewith including without limitation any right to receive cash in connection therewith.
“Performance Unit” shall mean a cash award made pursuant to Section VI of the Program.
“Program” shall mean the Company’s 1991 Performance Incentive Program, as amended and restated herein.
“Restricted Stock” shall mean a share of Common Stock granted to a Participant under Article IV of the Program. Restricted Stock awards entitle the Participant to receive shares of Common Stock which have certain restrictions that lapse upon satisfaction of conditions imposed by the Committee at the time of award.
“Restricted Stock Unit” shall mean an award made under Article VII of the Program under which each unit represents a right to receive a share of Common Stock upon the terms, and subject to the conditions, set forth by the Committee.
“Retirement” shall mean, except as otherwise set forth in an Award agreement, a Participant’s Termination of Employment by reason of the Participant’s retirement at his normal retirement date, pursuant to and in accordance with a pension, retirement or similar plan or other regular retirement practice of the Company, or in accordance with the early retirement provisions thereof.
“Stock Appreciation Rights” or “SARs” shall mean a right granted to a Participant under Article V of the Program, which grants the Participant the right to receive the difference between the Fair Market Value of the Common Stock on the date of exercise and the price at which the SAR was granted.
“Termination of Employment” shall mean a cessation of the employee-employer relationship between a Participant and the Company for any reason.
II. PROGRAM ADMINISTRATION
A. Administration
The Program shall be administered by the Committee. Subject to the express provisions of the Program, the Committee shall have full and exclusive authority to interpret the Program, to prescribe, amend and rescind rules and regulations relating to the Program and to make all other determinations deemed necessary or advisable in the implementation and administration of the Program; provided, however, that subject to the express provisions hereof or unless otherwise required by applicable law or regulation, no action of the Committee shall adversely affect the terms and conditions of any Award made to, or any rights hereunder or under any grant letter of, any Participant, without such Participant’s consent. The Company and the Committee may delegate their authority to perform any of their functions relating to administration of the Program to other persons with respect to Awards granted to Participants who are not officers of the Company for purposes of Section 16 of the Exchange Act.
B. Participation
The Committee may, from time to time, make all determinations with respect to selection of Participants and the Award or Awards to be granted to each Participant. In making such determinations, the Committee may take into account the nature of the services rendered or expected to be rendered by the respective Participants, their present and potential contributions to the Company’s success and such other factors as the Committee in its discretion shall deem relevant.

C. Maximum Number of Shares Available
Subject to adjustment as provided under Article II, Paragraph D of the Program, the maximum number of shares which may be granted under the Program after February 27, 2009 is 23,969,264 plus shares which subsequently become available as a result of forfeitures, cancellation or expiration of Awards under the Program. For each Restricted Stock, Restricted Stock Unit, Performance Unit, or Performance Share Award issued, the number of shares of Common Stock available under the Program will be reduced by two shares, and for any other Award, the number of shares of Common Stock available under the Program will be reduced by one share.
In the event that an Award issued under the Program expires or is terminated unexercised as to any shares covered thereby, or shares are forfeited for any reason under the Program, such shares shall thereafter be again available for issuance under the Program. At the Committee’s discretion, these shares may be granted as stock options, Performance Shares, Restricted Stock, Restricted Stock Units, Performance Units, Stock Appreciation Rights or any combination of these provided that the combined total number of shares granted does not exceed either the overall share authorization described above or the specific share authorization set forth below for Performance Shares, Performance Units, stock options, Stock Appreciation Rights, Restricted Stock and Restricted Stock Units. Forfeited Awards that counted as two shares under the rule described above will result in the addition to shares available for issuance under the Program of two available shares per share forfeited, but any subsequent issuance of those shares in the form of Restricted Stock, Restricted Stock Units, Performance Units, or Performance Share Awards will result in a reduction of two shares available under the Program for each share issued. For the avoidance of doubt and notwithstanding the first sentence of this paragraph, the following shares shall not again become available for Awards or increase the number of shares available for issuance under the Program: (i) shares tendered by the Participant or withheld by the Company in payment of the purchase price of a stock option issued under this Program, (ii) shares tendered by the Participant or withheld by the Company to satisfy any tax withholding obligation with respect to an Award, (iii) shares repurchased by the Company with proceeds received from the exercise of a stock option issued under this Program, and (iv) shares subject to a Stock Appreciation Right issued under this Program that are not issued in connection with the settlement of that Stock Appreciation Right upon its exercise.
Subject to adjustment as provided under Article II, Paragraph D of the Program, (i) the maximum number of shares of Common Stock with respect to which stock options and Stock Appreciation Rights may be granted during a calendar year to any Participant under the Program shall be 1,000,000 shares, and (ii) with respect to Performance Shares, Performance Units, Restricted Stock or Restricted Stock Units intended to qualify, as set forth in Article VIII, as performance-based compensation within the meaning of Section 162(m) of the Code, the maximum number of shares of Common Stock subject to such awards granted during a calendar year to any Participant under the Program shall be the equivalent of 500,000 shares, and the maximum amount of cash that may be payable under an award of Performance Units granted during a calendar year to any Participant shall be equal to the Fair Market Value of 500,000 shares of Common Stock determined on the date of grant.
No Incentive Stock Options shall be granted after April 29, 2018.
D. Adjustments
In the event of any equity restructuring (within the meaning of FASB ASC Topic 718) that causes the per share value of shares to change, such as a stock dividend, stock split, reverse stock split, split up, spin-off, rights offering or recapitalization through an extraordinary dividend, the Committee, in order to prevent dilution or enlargement of Participants’ rights under the Program, shall substitute or adjust, as applicable, (i) the number and kind of shares or other securities that may be issued under the Program or under particular forms of Awards, (ii) the number and kind of shares or other securities subject to outstanding Awards, (iii) the exercise price applicable to outstanding Awards, (iv) the annual limits set forth in Article II, Paragraph C of the Program, and (v) other value determinations applicable to outstanding Awards.
In instances where another corporation or other business entity is acquired by the Company, and the Company has assumed outstanding employee option grants under a prior existing plan of the acquired entity, similar adjustments to those described in the previous paragraph are permitted at the discretion of the Committee. In the event of any other change affecting the Common Stock reserved under the Program, such adjustment, if any, as may be deemed equitable by the Board, shall be made to give proper effect to such event. Notwithstanding any provision hereof to the contrary, i) no adjustment shall be made pursuant to this Article II.D. that would cause any Award that is not otherwise deferred compensation pursuant to Section 409A of the Code to be treated as deferred compensation pursuant to Section 409A of the Code, and ii) no adjustment may be made that reduces the amount to be paid up per share to less than the par value of the share.

E. Registration Conditions
1. Unless issued pursuant to a registration statement under the U.S. Securities Act of 1933, as amended, no shares shall be issued to a Participant under the Program unless the Participant represents and agrees with the Company that such shares are being acquired for investment and not with a view to the resale or distribution thereof, or such other documentation is provided by the Participant as may be required by the Company, unless in the opinion of counsel to the Company such representation, agreement or documentation is not necessary to comply with such Act.
2. Restrictions on the resale of shares shall be evidenced on the stock certificate by the following legend (or other such legend as the Company deems appropriate):
“The shares represented by this certificate have not been registered under the Securities Act of 1933, as amended. The shares cannot be offered, transferred or sold unless (a) a registration statement under such Act is in effect with respect to such shares, or (b) a written opinion from counsel acceptable to the Company is obtained to the effect that no such registration is required. The Company reserves the right to refuse the transfer of such shares until such conditions have been fulfilled. The Articles of Association of the Company contain other restrictions on share transfers.”
Any certificate issued at any time in exchange or substitution for any certificate bearing such legend (or such other legend deemed appropriate by the Company) shall also bear such a legend unless, in the opinion of counsel or the Company, the securities represented thereby need no longer be subject to the restriction contained herein. The provisions of this paragraph shall be binding upon all subsequent holders of certificates bearing such legend.
F. Committee Action
The Committee may, through Award agreements, limit its discretion under this Program. To the extent such discretion is not specifically waived in an Award agreement, the Committee shall retain such discretion.
G. No Option or SAR Repricing Without Shareholder Approval
Except as provided in Article II.D hereof relating to certain anti-dilution adjustments, unless the approval of shareholders of the Company is obtained, ISOs, NQSOs and SARs issued under the Program shall not be (i) amended to lower their exercise prices, (ii) cancelled in exchange for the grant of any new stock options or SARs with lower exercise prices, or (iii) cancelled in exchange for cash, other property or the grant of any new Award at a time when the exercise price of such ISOs, NSQOs or SARs is greater than the current Fair Market Value of a share.
H. Award Vesting/Exerciseability/Distribution Limitations
Except in the case of death, disability, retirement, involuntary termination, or in accordance with the provisions of Article IX, (i) Awards in the form of Performance Shares and Restricted Stock shall not become vested on a date that is less than one year following the date that such Award is granted, (ii) Awards in the form of Incentive Stock Options, Nonstatutory Stock Options and SARs shall not become vested or exercisable on a date that is less than one year following the date that such Award is granted, and (iii) Awards in the form of Performance Units and Restricted Stock Units shall not provide for distribution on a date that is less than one year following the date that such Award is granted; provided, however, that notwithstanding the foregoing, Awards that result in the issuance of an aggregate of up to 5% of the Shares reserved for issuance under Article II, Paragraph C may be granted to Participants without regard to such minimum vesting, exercisability and distribution provisions.
III. PERFORMANCE SHARES
A. Grant of Performance Shares
After selecting Participants who will receive Awards of Performance of Shares for a given Performance Period, the Committee shall inform each such Participant of the Award to be granted to the Participant at the completion of the Performance Period, and the applicable terms and condition of the Award. The Committee shall cause to be issued to each Participant a grant letter specifying the number of Performance Shares under his Award and the number of Performance Shares which may be awarded subject to the terms and conditions of such grant letter and the Program.
B. Establishment of Performance Goals
1. The Committee shall establish the Performance Goals for each Performance Period. The Committee shall also establish a schedule for such Performance Period setting forth the percentage of the Performance Share Award which will be earned, based on the extent to which the Performance Goals for such Performance Period are actually achieved, the date on which Performance Shares awarded hereunder shall vest, or the date on which such Performance Shares shall be forfeited (in whole or in part) by the Company for failure to meet the Performance Goals, as specified by the Committee.
2. As promptly as practical after each Performance Period, the Committee shall determine whether, or the extent to which, the Performance Goals have been achieved. Based on such determination, the Participant shall be deemed to have earned the Performance Shares awarded to him, or a percentage thereof as provided in any schedule established by the Committee. In addition, the Committee may, from time to time during a Performance Period and consistent with the terms and conditions of applicable Awards and Performance Goals, determine that all or a portion of the Performance Shares awarded to one or more Participants have been earned.
3. If during the course of a Performance Period there should occur, in the opinion of the Committee, significant changes in economic conditions or in the nature of the operations of the Company, or any other pertinent changes which the Committee did not foresee or accurately predict the extent of in establishing the Performance Goals for such Performance Period and which, in the Committee’s sole judgment, have, or are expected to have, a substantial effect on the performance of the Company during the Performance Period, the Committee may make such adjustment to the Performance Goals or measurements of such Performance Goals as the Committee, in its sole judgment, may deem appropriate.
C. Termination of Employment
In the event of a Participant’s Termination of Employment prior to satisfaction of conditions related to outstanding Performance Share Awards for reasons other than discharge or resignation, the Participant or the Participant’s estate or beneficiary, in the sole discretion of the Committee, may be entitled to receive from Performance Shares held by the Corporation a pro rata number of shares with respect to that Performance Share Award, or such other portion of the Award, if any, as the Committee shall determine. In the event of Termination of Employment due to resignation or discharge, the Award will be cancelled, and the Participant shall not be entitled to any further consideration with respect to the forfeited Performance Shares, subject to the discretion of the Committee to release restrictions on all or any part of an Award.
IV. RESTRICTED STOCK
A. Grant of Restricted Stock
1. Following the selection of Participants who will receive a Restricted Stock Award, the Committee shall inform each such Participant of the number of Restricted Stock shares granted to the Participant and the terms and applicable conditions of the Award.
2. Each certificate for Restricted Stock shall be registered in the name of the Participant and deposited, together with a stock power endorsed in blank, with the Company.
B. Other Terms and Conditions
Company stock, when awarded pursuant to a Restricted Stock Award, will be represented by a stock certificate registered in the name of the Participant who is granted the Restricted Stock Award. Such certificate shall be deposited together with a stock power endorsed in blank with the Company. The Participant shall be entitled to receive dividends and all other distributions during the restriction period and shall have all shareholder’s rights with respect to such stock, if any, with the exception that: (1) the Participant may not transfer ownership of the shares during the restriction period except by will or the laws of descent and distribution, (2) the Participant will not be entitled to delivery of the stock certificate during the restriction period, (3) the Company will retain custody of the stock during the restriction period, and (4) a breach of a restriction or a breach of the terms and conditions established by the

Committee pursuant to the Restricted Stock Award will cause a forfeiture of the Restricted Stock shares. The Committee may impose additional restrictions, terms, or conditions upon the Restricted Stock Award.
C. Restricted Stock Award Agreement
Each Restricted Stock Award shall be evidenced by a Restricted Stock Award agreement in such form and containing such terms and conditions not inconsistent with the provisions of the Program as the Committee from time to time shall approve.
D. Termination of Employment
In the event of a Participant’s Termination of Employment prior to satisfaction of conditions related to outstanding Restricted Stock Awards for reasons other than discharge or resignation, the Participant or the Participant’s estate or beneficiary, in the sole discretion of the Committee, may be entitled to receive from Restricted Stock shares held by the Corporation a pro rata number of shares with respect to that Restricted Stock Award, or such other portion of the Restricted Stock Award, if any, as the Committee shall determine. In the event of Termination of Employment due to resignation or discharge, all Restricted Stock shares held by the Company shall be forfeited, and the Participant shall not be entitled to any further consideration with respect to the forfeited Restricted Stock shares, subject to the discretion of the Committee to release of restrictions on all or any part of an Award, or unless otherwise stated in the Restricted Stock agreement.
E. Payment for Restricted Stock
Restricted Stock Awards may be made by the Committee under which the Participant shall, upon payment of the par value, or, in the alternative, under which the Participant shall pay all (or any lesser amount than all) of the Fair Market Value of the stock, determined as of the date the Restricted Stock Award is made, receive a Restricted Stock Award. If payment is required, such purchase price shall be paid as provided in the Restricted Stock Award Agreement.
V. STOCK OPTIONS
A. Stock Option Terms and Conditions
All stock options granted to Participants under the Program shall be evidenced by agreements which shall be subject to applicable provisions of the Program, and such other provisions as the Committee may adopt, including the following provisions:
1. Price: The option price per share of Nonstatutory Stock Options (NQSOs) and Incentive Stock Options (ISOs) shall not be less than 100 percent of the Fair Market Value of a share of Common Stock on the date of grant.
2. Period: An ISO shall not be exercisable for a term longer than ten years from date of its grant. NQSOs shall have a term not longer than ten years from the date of grant.
3. Time of Exercise: The Committee may prescribe the timing of the exercise of the stock option and any minimums and installment provisions and may accelerate the time at which a stock option becomes exercisable.
4. Exercise Procedures: A stock option, or a portion thereof, shall be exercised by delivery of notice of exercise to the Company or the Program administrator designated from time to time by the Company and payment of the full price of the shares being purchased. Such notice shall be given in the form designated from time to time by the Company.
5. Payment: The price of an exercised stock option, or portion thereof, may be paid using any of the following:
(a) cash or check, bank draft or money order payable to the order of the Company; or
(b) the delivery of shares of Common Stock owned by the Participant, having an aggregate Fair Market Value as determined on the date of exercise equal to the option price; or

(c) an arrangement with a broker approved by the Company whereby payment of the exercise price is accomplished with the proceeds of the sale of Common Stock; or
(d) withholding shares of Common Stock subject to the option with a Fair Market Value on the date of exercise equal to the exercise price; or
(e) such other means as the Company may authorize; or
(f) a combination of any of the above.
The Committee may impose such limitations and prohibitions on the use of any shares of Common Stock to exercise a stock option as it deems appropriate.
6. Special Rule for Incentive Stock Options: Notwithstanding any other provisions of the Program, the aggregate Fair Market Value of the shares of Common Stock, determined as of the time the stock option is granted, for which the Participant may first exercise Incentive Stock Options in any calendar year shall not exceed U.S. $100,000 or such other individual employee grant limit as may be in effect under the Code.
7. Effect of Leaves of Absence: It shall not be considered a Termination of Employment when a Participant is placed by the Company on military leave, sick leave or other bona fide leave of absence. In case of such leave of absence, the employment relationship for Program purposes shall be continued until the later of the date when such leave of absence equals ninety days or when the Participant’s right to reemployment with the Company shall no longer be guaranteed either by statute or contract.
8. Termination of Employment: In the event of Termination of Employment, the following provisions shall apply unless waived by the Committee, or as otherwise specifically provided in the stock option Award agreement:
(a) Discharge for Cause: All outstanding options shall be cancelled.
(b) Termination Other Than for Cause: Unless and except as otherwise specified in a Participant’s agreement, all options shall expire on the earlier of (i) 90 days following the Termination of Employment or (ii) the expiration of the full term of the option.
Notwithstanding the foregoing, the Committee may rescind the right to exercise stock options following Termination of Employment if the Participant has been found to be directly or indirectly engaged in any activity which is in competition with the Company or otherwise adverse to or not in the best interest of the Company.
B. Stock Appreciation Rights (SARs).
The Committee is authorized to grant SARs to Participants on the following terms and conditions:
1. An SAR shall confer on the Participant to whom it is granted a right to receive with respect to each share of Common Stock subject thereto, upon exercise thereof, the excess of (1) the Fair Market Value of one share of Common Stock on the date of exercise over (2) the exercise price per share of the SAR, as determined by the Committee as of the date of grant of the SAR (which shall not be less than the Fair Market Value per Share on the date of grant of the SAR).
2. The Committee shall determine, at the time of grant or thereafter, the time or times at which an SAR may be exercised in whole or in part (which shall not be more than ten years after the date of grant of the SAR), the method of exercise, method of settlement, method by which shares of Common Stock will be delivered or deemed to be delivered to Participants, whether or not an SAR shall be in tandem with any other Award, and any other terms and conditions of any SAR. The Committee shall determine at the time of grant of the SAR the form of consideration payable in settlement of the SAR (which may include shares of Common Stock or cash).

VI. PERFORMANCE UNIT AWARDS
A. Grant of Performance Unit Awards
After selecting Participants who will receive Awards of Performance Unit Awards for a given Performance Period, the Committee shall inform each such Participant of the Award to be granted to the Participant at the completion of the Performance Period, and the applicable terms and condition of the Award. The Committee shall cause to be issued to each Participant a grant letter specifying the number of Performance Units under his Award, the number of Performance Units which may be awarded subject to the terms and conditions of such grant letter and the Program, the notional dollar value assigned to each Performance Unit and the target cash value opportunity of the Award.
B. Establishment of Performance Goals
1. The Committee shall establish the Performance Goals for each Performance Period. The Committee shall also establish a schedule for such Performance Period setting forth the percentage of the Performance Unit Award which will be earned, based on the extent to which the Performance Goals for such Performance Period are actually achieved, the date on which Performance Units awarded hereunder shall vest, or the date on which such Performance Units shall be forfeited (in whole or in part) by the Company for failure to meet the Performance Goals, as specified by the Committee.
2. As promptly as practical after each Performance Period, the Committee shall determine whether, or the extent to which, the Performance Goals have been achieved. Based on such determination, the Participant shall be deemed to have earned the Performance Units awarded to him, or a percentage thereof as provided in any schedule established by the Committee. In addition, the Committee may, from time to time during a Performance Period and consistent with the terms and conditions of applicable Awards and Performance Goals, determine that all or a portion of the Performance Units awarded to one or more Participants have been earned.
3. If during the course of a Performance Period there should occur, in the opinion of the Committee, significant changes in economic conditions or in the nature of the operations of the Company, or any other pertinent changes which the Committee did not foresee or accurately predict the extent of in establishing the Performance Goals for such Performance Period and which, in the Committee’s sole judgment, have, or are expected to have, a substantial effect on the performance of the Company during the Performance Period, the Committee may make such adjustment to the Performance Goals or measurements of such Performance Goals as the Committee, in its sole judgment, may deem appropriate.
C. Termination of Employment
In the event of a Participant’s Termination of Employment prior to the satisfaction of conditions related to outstanding Performance Unit Awards for reasons other than discharge or resignation, the Participant, or the Participant’s estate or beneficiary, in the sole discretion of the Committee, may be entitled to receive a pro-rata distribution of outstanding Performance Unit Awards. In the event of Termination of Employment due to resignation or discharge, all Awards will be cancelled, and the Participant shall not be entitled to any further consideration with respect to the forfeited Performance Units, subject to the discretion of the Committee.
VII. RESTRICTED STOCK UNITS
A. Grant of Restricted Stock Units
Following the selection of Participants who will receive an award of Restricted Stock Units, the Committee shall inform each such Participant of the number of Restricted Stock Units granted to the Participant and the terms and applicable conditions of the Restricted Stock Unit Award.
B. Other Terms and Conditions
Restricted Stock Unit Awards will provide for the delivery of the number of shares of Common Stock equivalent to the number of Restricted Stock Units at the time and subject to the terms and conditions set forth by the Committee. Delivery of shares of Common Stock pursuant to the Restricted Stock Unit Awards will occur upon expiration of the deferral period specified by the Committee. In addition, Restricted Stock Unit Awards shall be subject to such restrictions, including forfeiture conditions, as the

Committee may impose. Prior to distribution of shares of Common Stock under a Restricted Stock Unit Award, the Participant shall have no rights as a shareholder with respect to the shares subject to the Award. In the discretion of the Committee, the Participant may have the right to receive equivalent payments for dividends and other distributions, subject to the terms and conditions that the Committee in its discretion may impose.
C. Restricted Stock Unit Award Agreement
Each Restricted Stock Unit Award shall be evidenced by a Restricted Stock Unit Award Agreement in such form and containing such terms and conditions, not inconsistent with the provisions of the Program, as the Committee from time to time shall approve.
D. Termination of Employment
In the event of a Participant’s Termination of Employment prior to satisfaction of conditions related to an outstanding Restricted Stock Unit Award for reasons other than discharge or resignation, the Participant or the Participant’s estate or beneficiary, in the sole discretion of the Committee, may be entitled to receive from the Restricted Stock Unit Award a pro rata number of shares with respect to the Restricted Stock Unit Award, or such other portion of the Restricted Stock Unit Award, if any, as the Committee shall determine. In the event of Termination of Employment due to resignation or discharge, all Restricted Stock Units held by the Participant shall be forfeited, and the Participant shall not be entitled to any further consideration with respect to the forfeited Restricted Stock Units, subject to the discretion of the Committee to release restrictions and deliver shares in respect of all or any part of an Award, or unless otherwise stated in the Restricted Stock Unit Award Agreement.
VIII. PERFORMANCE AWARDS
A. Performance Awards Granted to Designated Participants
Subject to Article VIII.A.6 below, the provisions of the Program are intended to ensure that all NQSOs and SARs granted hereunder to any Participant who is a “Covered Employee” (within the meaning of Section 162(m) of the Code) at the time of exercise of such NQSOs or SARs qualify for exemption from the limitation on deductibility imposed by Section 162(m) of the Code. Such NQSOs and SARs shall therefore be considered “Performance-Based Compensation” within the meaning of Section 162(m) of the Code, and the Program shall be interpreted and operated consistent with that intention.
The Committee may in its discretion designate any other Award (other than NQSOs or SARs) as Performance-Based Compensation upon grant, in each case based upon a determination that (i) the Participant is a Covered Employee with respect to such Award at the time of grant or may be a Covered Employee at the time of settlement, and (ii) the Committee wishes such Award to be subject to this Article VIII and qualify for exemption from the limitation on deductibility imposed by Section 162(m) of the Code. The Committee shall have the sole authority to specify which Awards are to be granted in compliance with this Article VIII and treated as Performance-Based Compensation.
1. Performance Goals Generally. The performance goals for Awards designated by the Committee as “Performance-Based Compensation” (“Performance Awards”) shall consist of one or more business criteria and a targeted level or levels of performance with respect to each of such criteria, as specified by the Committee consistent with this Article VIII.A. Performance goals shall be objective and shall otherwise meet the requirements of Section 162(m) of the Code and regulations thereunder (including Regulation 1.162-27 and successor regulations thereto). The Committee may determine that such Performance Awards shall be granted, vested and/or settled upon achievement of any one performance goal or that two or more of the performance goals must be achieved as a condition to grant, vesting and/or settlement of such Performance Awards. Performance goals may differ for Performance Awards granted to any one Participant or to different Participants.
2. Business Criteria. The performance goals upon which the grant, payment or vesting of a Performance Award are conditioned shall be based on one or more of the following business criteria for the Company, on a consolidated basis, and/or for specified subsidiaries or business units of the Company (except with respect to the total stockholder return and earnings per share criteria): (1) earnings per share; (2) revenues; (3) cash flow (including operating cash flow, free cash flow, cash flow return on equity, and cash flow return on investment); (4) return measures (including return on assets, return on investment, return on capital, and return on equity); (5) economic value added; (6) operating margin; (7) net income; pretax earnings; pretax earnings before interest, depreciation and amortization; pretax operating earnings after interest expense and before incentives, service fees, and extraordinary or special items; operating earnings; (8) price of a share of Common Stock (including growth in share price and total stockholder return); (9) expenses/costs; (10) shareholders' equity; (11) book value; and (12) any of the above goals as compared to the performance of a group of comparable companies approved by the Committee or a published or special index deemed applicable by the Committee including, but not limited to, the Standard & Poor’s 500 Stock Index.
3. Adjustment of Business Criteria. The Committee may provide in any Performance Award that any evaluation of performance may include or exclude the impact, if any, on reported financial results of any of the following events that occurs during a performance period: (a) asset write-downs, (b) litigation or claim judgments or settlements, (c) changes in tax laws, accounting principles or other laws or provisions, (d) reorganization or restructuring programs, (e) acquisitions or divestitures, (f) foreign exchange gains and losses or (g) gains and losses that are treated as unusual or infrequently occurring items under Accounting Standards Codification Topic 225. Such inclusions or exclusions shall be prescribed in a form and at a time that meets the requirements of Code Section 162(m) for qualification of the Award as Performance-Based Compensation.
4. Performance Period; Timing for Established Performance Goals. Achievement of performance goals in respect of Performance Awards shall be measured over a performance period, as specified by the Committee. Performance goals shall be established by the earlier of the following dates: (i) 90 days after the beginning of any performance period applicable to such Performance Awards, and (ii) the date on which twenty-five percent (25%) of the performance period applicable to such Performance Awards has elapsed.
5. Settlement of Performance Awards; Other Terms. Settlement of such Performance Awards shall be in cash, Common Stock or other property, in the discretion of the Committee. The Committee may, in its discretion, reduce the amount of a settlement otherwise to be made in connection with such Performance Awards, but may not exercise discretion to increase any such amount payable to a Participant in respect of a Performance Award subject to this Article VIII.A. The Committee shall specify the circumstances in which such Performance Awards shall be paid or forfeited in the event of Termination of Employment by the Participant prior to the end of a performance period or settlement of Performance Awards.
6. In the event that applicable tax or securities laws change to permit the Committee discretion to alter the governing business criteria or permit flexibility with respect to the terms of any Award or Performance Awards without obtaining shareholder approval of such changes, the Committee shall have sole discretion to make such changes without obtaining shareholder approval. In addition, in the event that the Committee determines that it is advisable to grant Awards that are not intended to qualify as Performance-Based Compensation, the Committee may make such grants without satisfying the requirements of Code Section 162(m) and base vesting on business criteria other than those set forth in this Article VIII.
B. Written Determination
In the case of any Award intended to qualify under Section 162(m) of the Code, all determinations by the Committee as to the establishment of performance goals or potential individual Performance Awards, and as to the achievement of performance goals relating to Performance Awards subject to this Article VIII, shall be made in writing.
IX. CHANGE IN CONTROL
A. Vesting Following Change in Control
With respect to any Award, the Committee in its sole discretion may provide for lapse of restrictions and accelerated vesting upon or after the occurrence a Change in Control; provided, however, that no such accelerated vesting may occur unless the Participant has a Termination of Employment either by the Company without “cause” or by the Participant for “good reason.”
B. Alternative Awards Following Change in Control
Notwithstanding Article IX.A above, the provisions of Article IX.C shall apply in connection with a Change in Control with respect to any outstanding Award if any of the following conditions is not (or will not be) satisfied with respect to such outstanding Award, as determined by the Committee as constituted prior to the Change in Control:

1. Such outstanding Award is honored or assumed by the surviving entity, or a new right is substituted in place of such outstanding Award (such honored or assumed Award, or new right, are collectively referred to as an “Alternative Award”);
2. The Alternative Award is based on securities that are, or will immediately following the Change in Control be, publicly traded on an established U.S. securities market;
3. The Alternative Award provides rights, terms and conditions (including but not limited to vesting, exercisability, and timing and methods of payment) that are substantially equal to, or more favorable than, the rights, terms and conditions of such outstanding Award;
4. The Alternative Award has substantially equivalent economic value (measured at the time of the Change in Control) to such outstanding Award;
5. The Alternative Award provides that if the Participant has a Termination of Employment within 2 years following the Change in Control either by the Company without “cause” or by the Participant for “good reason,” the Alternative Award will become immediately vested and any conditions on a Participant’s rights under, or any restrictions on transfer or exercisability applicable to, such Alternative Award shall be waived or shall lapse, as the case may be; and
6. The Alternative Award will not subject the Participant to the assessment of additional taxes or interest under Section 409A of the Code.
C. Accelerated Vesting and Payment.
In the event of a Change in Control where the conditions set forth in Article IX.B are not met with respect to any outstanding Award, then the provisions of this Article IX.C shall apply to such Award:
1. Options and SARs. All outstanding NQSOs, ISOs and SARs shall become fully vested and exercisable immediately prior to the Change in Control. The Committee (as constituted prior to the Change in Control) shall provide that in connection with the Change in Control each NQSO, ISO and SAR shall be cancelled in exchange for an amount (payable in accordance with Article IX.C.4 below) equal to the excess, if any, of the Fair Market Value of a share of Common Stock on the date of the Change in Control over the exercise price for such NQSO, ISO or SAR.
2. Restricted Stock and Restricted Stock Units. All restrictions with respect to outstanding unvested Awards in the form of Restricted Stock and Restricted Stock Units shall lapse, and such Awards shall become vested immediately prior to the Change in Control. The Committee (as constituted prior to the Change in Control) shall provide that in connection with the Change in Control each Award in the form of Restricted Stock and Restricted Stock Units shall be cancelled in exchange for an amount (payable in accordance with Article IX.C.4 below) equal to the Change in Control Price multiplied by the number of shares of Common Stock covered by such Award.
3. Performance Shares and Performance Units. Upon a Change in Control, each outstanding Performance Share and Performance Unit shall be treated as earned 100% at target, or, in the discretion of the Committee, based upon actual performance through the date of the Change in Control; and in either case cancelled in exchange for an amount (payable in accordance with Article IX.C.4 below) equal to the Change in Control Price multiplied by the number of shares of Common Stock covered by such Award.
4. Payments. Payment of any amounts calculated in accordance with this Article IX shall be made in cash or, if determined by the Committee (as constituted prior to the Change in Control), in shares of the stock of the surviving entity having an aggregate fair market value equal to such amount, or in a combination of such shares of stock and cash. All amounts payable hereunder shall be payable in full, as soon as reasonably practicable, but in no event later than 10 business days, following the Change in Control. For purposes hereof, the fair market value of one share of stock of the surviving entity shall be determined in good faith by the Committee (as constituted prior to the Change in Control).

X. GENERAL PROVISIONS
A. Amendment and Termination of Program
The Board may, at any time and from time to time, suspend or terminate the Program in whole or amend it from time to time in such respects as the Board may deem appropriate; provided, however, that, without the consent of an affected Participant, no amendment, suspension, or termination of the Program may adversely affect the rights of such Participant under any Award theretofore granted to him or her.
Notwithstanding any other provision of the Program to the contrary, the Board may amend the Program, and the Board or the Committee may amend an Award agreement, to take effect retroactively or otherwise, as deemed necessary or advisable for the purpose of conforming the Program or an Award agreement to (i) any law relating to programs of this or similar nature, and to the administrative regulations and rulings promulgated thereunder, (ii) any applicable exchange requirements, and (iii) any compensation recoupment policy adopted by the Company. By accepting an Award under the Program, a Participant agrees to any amendment to the Program and any Award agreement made pursuant to this Article X.A. without further consideration or action.
B. Government and Other Regulations
The right of the Company to issue Awards under the Program shall be subject to all applicable laws, rules and regulations, and to such approvals by any government agencies as may be required.
C. Other Compensation Plans and Programs
The Program shall not be deemed to preclude the implementation by the Company of other compensation plans or programs which may be in effect from time to time.
D. Miscellaneous Provisions
1. No Right to Continue Employment: Nothing in the Program or in any Award confers upon any Participant the right to continue in the employ of the Company or interferes with or restricts in any way the rights of the Company to discharge any Participant at any time for any reason whatsoever, with or without cause.
2. Non-Transferability: Except as otherwise determined by the Committee and set forth in the applicable Award agreement, prior to being earned under Articles III, IV, or VI, being exercised under Article V, or having shares distributed under Article VII, no right or interest of any Participant in any Award under the Program shall be (a) assignable or transferable, except by will or the laws of descent and distribution or a valid beneficiary designation taking effect at death made in accordance with procedures established by the Committee, or (b) liable for, or subject to, any lien, obligation or liability, except to the extent that Non-Qualified Stock Options may be pledged as security in a margin account for their exercise.
3. Designation of Beneficiary: A Participant, in accordance with procedures established by the Committee, may designate a person or persons to receive, in the event of the Participant’s death, (a) any payments with respect to which the Participant would then be entitled, and (b) the right to continue to participate in the Program to the extent of such Participant’s outstanding Awards. Such designation shall be made upon forms supplied by and delivered to the Company and may be revoked in writing.
4. Withholding Taxes: The Company may require a payment from a Participant to cover applicable withholding for income and employment taxes. The Company reserves the right to offset such tax payment from any other funds which may be due the Participant by the Company.
5. Program Expenses: Any expenses of administering the Program shall be borne by the Company.
6. Construction of Program: The interpretation of the Program and the application of any rules implemented hereunder shall be determined solely in accordance with the laws of the State of New York.

7. Unfunded Program: The Program shall be unfunded, and the Company shall not be required to segregate any assets which may at any time be represented by Awards. Any liability of the Company to any person with respect to an Award under this Program shall be based solely upon any obligations which may be created by this Program. No such obligation of the Company shall be deemed to be secured by any pledge or other encumbrance on any property of the Company.
8. Benefit Plan Computations: Except as otherwise determined by the Company, any benefits received or amounts paid to a Participant with respect to any Award granted under the Program shall not have any effect on the level of benefits provided to or received by any Participant, or the Participant’s estate or beneficiary, as part of any employee benefit plan (other than the Program) of the Company.
9. Pronouns, Singular and Plural: The masculine maybe read as feminine, the singular as plural and the plural as singular as necessary to give effect to the Program.
E. Effective Dates
The amendment and restatement of the Program will become effective on approval by the Board of the Company, subject to shareholder approval. All outstanding Awards shall remain in effect until all outstanding awards have been earned, have been exercised or repurchased, have expired or have been cancelled.
F. Section 409A
It is intended that the Program and Awards issued thereunder will comply with Section 409A of the Code (and any regulations and guidelines issued thereunder) to the extent the Awards are subject thereto, and the Program and such Awards shall be interpreted on a basis consistent with such intent. The Program and any Award agreements issued thereunder may be amended in any respect deemed by the Committee to be necessary in order to preserve compliance with Section 409A of the Code. In the case of any Award that, for purposes of Section 409A of the Code, was not earned and vested on December 31, 2004, that is treated as “deferred compensation” subject to Section 409A of the Code and is held by a Participant who is subject to United States income tax, notwithstanding any provision in an Award Agreement to the contrary, (i) in the case of any payment under the Award that is to be made upon a termination of employment or other service, (x) such termination of employment or other service will be deemed to occur upon the Participant’s “separation from service” with the Company (within the meaning of Treas. Reg. Section 1.409A-1(h)), and (y) if the Participant is deemed on the date of his or her “separation from service” to be a “specified employee” (within the meaning of Treas. Reg. Section 1.409A-1(i)), then with regard to any payment that is required to be delayed pursuant to Section 409A(a)(2)(B) of the Code, such payment shall not be made prior to the earlier of (A) the expiration of the six (6)-month period measured from the date of the Participant’s “separation from service,” or (B) the date of the Participant’s death (the “Delay Period”); and, upon the expiration of the Delay Period, all payments delayed pursuant hereto (whether they would have otherwise been payable in a single sum or in installments in the absence of such delay) shall be paid to the Participant in a lump sum, and any remaining payments due under the Award shall be paid in accordance with the normal payment dates specified for them, and (ii) in the case of any payment under the Award that is to be made upon a Change in Control, for this purpose Change in Control shall mean a transaction or event that constitutes both a Change in Control (as defined in the Program) and a “change in control event” (as defined in Treas. Reg. Section 1.409A-3(i)(5)) with respect to the Company. The Company shall not have any obligation to indemnify or otherwise protect any Participant from any obligation to pay any taxes pursuant to Section 409A of the Code.

ADDENDUM FOR FRENCH STOCK OPTIONS
The following additional provisions constitute the 2002 French Stock Option Addendum (the “French Addendum”).
A.  Purpose of the French Addendum
The Committee has prescribed these additional provisions to the Program to permit French Participants to be granted French Options under the Program and only modify the Program as it relates to French Options granted under the Program to French Participants. These provisions apply to French Participants notwithstanding any other provisions of the Program, and do not apply to or modify the Program in respect of any other Participants.
The Board has adopted these additional provisions in accordance with Article II, Paragraph A of the Program.
B.  Definitions
1. When used in this French Addendum, the following terms shall have the meanings set forth below:
“Award” (or “stock option”) shall mean a French Option granted under the terms of the French Addendum and the Program.
“Cause” shall mean:
a. conviction of the French Participant of a felony involving moral turpitude or dishonesty;
b. the French Participant, in carrying out his or her duties for the Company, has been guilty of (1) gross neglect or (2) wilful misconduct; provided, however, that any act or failure to act by the French Participant shall not constitute Cause for this purpose if such act or failure to act was committed, or omitted, by the French Participant in good faith and in a manner reasonably believed to be in the overall best interests of the Company. The determination of whether the French Participant acted in good faith and that he or she reasonably believed his or her action to be in the Company’s overall best interest will be in the reasonable judgment of the General Counsel of the Company, or, if the General Counsel shall have an actual or potential conflict of interest, the Committee; or
c. the French Participant’s continued wilful refusal to obey any appropriate policy or requirement duly adopted by the Company and the continuance of such refusal after receipt of notice.
“Company” shall mean XL Group plc, an Irish company.
“French Option” shall mean a right to acquire stock granted under this French Addendum.
“French Participant” shall mean an employee of a Group Company to whom a subsisting French Option has been granted under this French Addendum, and any reference to “Participant” in the other provisions of this Program shall be construed as if it were a reference to “French Participant”.
“Group Company” shall mean XL Group plc, an Irish Company, or any other entity in which XL Group plc owns 20% or more of the ordinary voting power or equity.
“Market Value” shall mean on any day the market value of a share as derived from the closing price of the Company’s Common Stock on the composite tape of the New York Stock Exchange, and any reference to “Fair Market Value” in the other provisions of the Program shall be construed as though it were a reference to “Market Value” for the purposes of grants under this French Addendum.
“Trading Day” shall mean any day that the New York Stock Exchange is open for business.

2. The following definitions in Article I Paragraph B of the Program shall not apply to this French Addendum:
“Incentive Stock Option” or “ISO”
“Nonstatutory Stock Option” or “NQSO”
“Performance Goal”
“Performance Period”
“Performance Shares”
“Performance Unit”
“Restricted Stock”
“Restricted Stock Unit”
“Stock Appreciation Rights” or “SARs”
C.  Provisions relating to performance shares, restricted stock, performance unit awards, restricted stock units, and performance awards
Articles III, IV, VI, VII, and VIII of the Program shall not apply to French Options.
D.  Participation
1. French Options may be granted to any employee including “PDG” and managers “mandataires sociaux”.
2. No French Options may be granted to consultants who do not have a work contract with the Company.
3. No French Options may be granted to an Administrator or member of the Conseil de Surveillance who does not have a work contract with the Company.
4. No French Options may be granted to any employee who, at the date of grant, holds shares representing 10% or more of the issued share capital of the Company.
E.  Price
1. The option price per share of French Options shall not be less than:
A) for French Options relating to newly issued shares of Common Stock, the higher of:
i) 100 percent of the Market Value of a share of Common Stock on the date of grant; and
ii) 80 per cent of the average of the middle market quotations for a share of Common Stock derived from the composite tape of the New York Stock Exchange for the 20 consecutive Trading Days preceding the date of grant of such option.
B) for French Options relating to shares of Common Stock purchased by the Company, the higher of:
i) 80 per cent of the average purchase price of a share of Common Stock purchased by the Company; and
ii) 80 per cent of the average middle market quotations for a share of Common Stock derived from the composite tape of the New York Stock Exchange for the 20 consecutive Trading Days preceding the date of grant of such option.

2. The option price of a French Option shall be determined and fixed at the date of grant and may be adjusted only upon the occurrence of any of the events specified under the French Code of Commerce (section L. 225-181) in accordance with French law.
F.  Date of grant
No French Option may be granted:
1. during the 20 consecutive Trading Days after the payment of a dividend;
2. during the 20 consecutive Trading Days after an increase of capital reserved to the shareholders;
3. during the 10 consecutive Trading Days preceding the date of publication of the consolidated accounts or any annual financial statements of the Company;
4. during the 10 consecutive Trading Days following the date of publication of the consolidated accounts or any annual financial statements of the Company;
5. during the period starting on any date on which the corporate management of the Company is aware of unpublished price-sensitive information and ending 10 Trading Days after the publication of such information;
G.  Exercise following death of French Participant
The heirs of a deceased French Participant may exercise the French Option during the period of six months following the date of death. The French Option may not be assigned or transferred in any other circumstances, and any purported transfer, assignment, or charge shall cause the French Option to lapse forthwith.
H.  Disposal of shares
Any disposal of Common Stock by a French Participant less than four years after the date of grant, and regardless of whether he has left employment with the Company, shall be accompanied by a notice of disposal sent by the French Participant to his employing company or former employing company within one week of the disposal.
I.  Lapse of French Options
French Options granted under this French Addendum shall lapse upon the first of the following events to occur:
1. the tenth anniversary of the date of grant of the French Option;
2. the third anniversary of the Retirement or Disability of the French Participant;
3. six months following the death of the French Participant;
4. unless otherwise provided in an Employment Agreement between the French Participant and the Company, the third anniversary of the termination of the French Participant’s employment by the Company not for Cause within two years following a Change in Control (the “Post-Change Period”);
5. ninety days following termination of the French Participant’s employment by the Company not for Cause outside a Post-Change Period;
6. the last date of employment of the French Participant if employment is terminated by the Company for Cause;
7. the French Participant being adjudicated bankrupt; or

8. thirty days after the last date of employment of the French Participant if employment terminates other than as set forth above in this paragraph.
J.  Exercise of French Options
1. Article V, Paragraphs A.1, A.2, A.3 and A.6 of the Program shall not apply.
2. Subject to the time limits in Paragraph I above, the French Options shall become exercisable according to the vesting schedule detailed in the French Participant’s stock option agreement; provided, however, that the option shall be immediately exercisable in full upon termination of the French Participant’s employment due to death or Disability.
3. The French Option may be exercisable in whole or in part by the French Participant giving written notice of exercise to the Company or the Program administrator designated from time to time by the Company stating the number of shares with respect to which the French Option is being exercised, in the form prescribed by the Company. Such exercise shall be effective upon receipt of such notice by the Company or Program administrator and payment in full of the option price.
4. When a French Option is exercised only in part, the balance shall remain exercisable on the same terms as originally applied to the whole French Option and the Company shall issue a new option certificate accordingly as soon as possible after the partial exercise.
5. The French Participant may exercise his French Option at any time after the French Option becomes exercisable in accordance with Subparagraph 2 of this Paragraph J and before the French Option lapses for any reason stated in Paragraph I of this French Addendum.

2002 ITALIAN STOCK OPTION ADDENDUM
The following additional provisions constitute the 2002 Italian Stock Option Addendum (the “Italian Addendum”).
A.  Purpose of the Italian Addendum
The Committee has prescribed these additional provisions to the Program to permit Italian Participants to be granted Italian Options under the Program and only modify the Program as it relates to Italian Options granted under the Program to Italian Participants. These provisions apply to Italian Participants notwithstanding any other provisions of the Program, and do not apply to or modify the Program in respect of any other Participants.
The Board has adopted these additional provisions in accordance with Article II, Paragraph A of the Program.
B.  Definitions
1. When used in this Italian Addendum, the following terms shall have the meanings set forth below:
“Award” shall mean an Italian Option granted under the terms of the Italian Addendum and the Program.
“Cause” shall mean:
a. conviction of the Italian Participant of a felony involving moral turpitude or dishonesty;
b. the Italian Participant, in carrying out his or her duties for the Company, has been guilty of (1) gross neglect or (2) wilful misconduct; provided, however, that any act or failure to act by the Italian Participant shall not constitute Cause for this purpose if such act or failure to act was committed, or omitted, by the Italian Participant in good faith and in a manner reasonably believed to be in the overall best interests of the Company. The determination of whether the Italian Participant acted in good faith and that he or she reasonably believed his or her action to be in the Company’s overall best interest will be in the reasonable judgment of the General Counsel of the Company, or, if the General Counsel shall have an actual or potential conflict of interest, the Committee; or
c. the Italian Participant’s continued wilful refusal to obey any appropriate policy or requirement duly adopted by the Company and the continuance of such refusal after receipt of notice.
“Date of Offer” shall mean the date of the meeting during which the Committee resolves to grant Italian Options pursuant to Article II, Paragraph B of the Program.
“Fair Market Value” shall mean on any day the market value of a share as derived from the closing price of the Company’s Common Stock on the composite tape of the New York Stock Exchange.
“Italian Option” shall mean a right to acquire stock granted under this Italian Addendum.
“Italian Participant” shall mean an Italian resident employee of the Company to whom a subsisting Italian Option has been granted under this Italian Addendum, and any reference to “Participant” in the other provisions of this Program shall be construed as if it were a reference to “Italian Participant”.
2. The following definitions in Article I Paragraph B of the Program shall not apply to this Italian Addendum:
“Incentive Stock Option” or “ISO”
“Nonstatutory Stock Option” or “NQSO”
“Performance Goal”

“Performance Period”
“Performance Shares”
“Performance Unit”
“Restricted Stock”
“Restricted Stock Units”
“Stock Appreciation Rights” or “SARs”
C.  Provisions relating to performance shares, restricted stock, performance unit awards, restricted stock units, and performance awards
Articles III, IV, VI, VII, and VIII of the Program shall not apply to Italian Options.
D.  Participation
1. Italian Options may be granted to any Italian resident employee of the Company save for the exceptions listed in sub-paragraph 2 and 3 of this paragraph D.
2. No Italian Options may be granted to any person who is not an employee of the Company.
3. No Italian Options may be granted to any employee who, at the date of grant, holds either:
shares representing 10% or more of the issued share capital of XL Group plc; or,
10% or more of the voting rights exercisable in the ordinary general shareholders’ meeting.
E.  Price
1. The option price per share of Italian Options shall be:
a. for Italian Options relating to newly issued shares of Common Stock, not less than 100 percent of the Fair Market Value of a share of Common Stock on the date of grant; and
b. for Italian Options relating to shares of Common Stock purchased by the Company, not less than the nominal value of a Share provided that such option price shall not be less than the average of the middle market quotations for a share of Common Stock derived from the composite tape of the New York Stock Exchange for the period commencing on the same date as the Date of Offer in the previous calendar month (or in the event that such date does not exist, the last day of that preceding calendar month) and ending on the Date of Offer of such Italian Option.
F.  Exercise following death of Italian Participant
Italian Options may be assigned or otherwise transferred only in the following circumstances:
1. by will or the laws of descent and distribution; or
2. by valid beneficiary designation taking effect at death made in accordance with procedures established by the Committee.

G.  Lapse of Italian Options
Italian Options granted under this Italian Addendum shall lapse upon the first of the following events to occur:
1. the tenth anniversary of the date of grant of the Italian Option;
2. the third anniversary of the Retirement or Disability of the Italian Participant;
3. six months following the death of the Italian Participant;
4. unless otherwise provided in an Employment Agreement between the Italian Participant and the Company, the third anniversary of the termination of the Italian Participant’s employment by the Company not for Cause within two years following a Change in Control (the “Post-Change Period”);
5. ninety days following termination of the Italian Participant’s employment by the Company not for Cause outside a Post-Change Period;
6. the last date of employment of the Italian Participant if employment is terminated by the Company for Cause;
7. the Italian Participant being adjudicated bankrupt; or
8. thirty days after the last date of employment of the Italian Participant if employment terminates other than as set forth above in this paragraph.
H.  Exercise of Italian Options
1. Article V, Paragraphs A.1, A.2, A.3 and A.6 of the Program shall not apply.
2. Subject to the time limits in Paragraph G above, the Italian Options shall become exercisable according to the vesting schedule detailed in the Italian Participant’s stock option agreement; provided, however, that the option shall be immediately exercisable in full upon termination of the Italian Participant’s employment due to death or Disability.
3. The Italian Option may be exercisable in whole or in part by the Italian Participant giving written notice of exercise to the Company or the Program administrator designated from time to time by the Company stating the number of shares with respect to which the Italian Option is being exercised, in the form prescribed by the Company. Such exercise shall be effective upon receipt of such notice by the Company or Program administrator and payment in full to the Company of the option price.
4. When an Italian Option is exercised only in part, the balance shall remain exercisable on the same terms as originally applied to the whole Italian Option and the Company shall issue a new option certificate accordingly as soon as possible after the partial exercise.
5. The Italian Participant may exercise his Italian Option at any time after the Italian Option becomes exercisable in accordance with Subparagraph 2 of this Paragraph H and before the Italian Option lapses for any reason stated in Paragraph G of this Italian Addendum.

ADDITIONAL PROVISIONS FOR UK PARTICIPANTS
The following additional provisions constitute the 2002 UK Approved Stock Option Appendix (the “UK Subplan”) for UK Participants.
A.  Purpose of the UK Subplan
The Committee has prescribed these additional provisions to the Program to permit UK Participants to be granted Approved Options under the Program. These provisions are to be read as a continuation of the Program and only modify the Program as it relates to Approved Options granted under the Program to UK Participants. These provisions do not apply to or modify the Program in respect of any other Participants.
The Board has adopted these additional provisions in accordance with Article II, Paragraph A of the Program.
In the event of any conflict between the terms of the Program and the UK Subplan, the terms of the UK Subplan will take precedence insofar as Approved Options granted to UK Eligible Employees are concerned.
B.  Definitions
1. When used in this UK Subplan, the following additional terms shall have the meanings set forth below:
“Approved Option” shall mean a right to acquire Common Stock granted under this UK Subplan to a UK Participant while this UK Subplan is approved by the UK Inland Revenue under the Taxes Act.
“Associated Company” in relation to the Company shall have the meaning given by s416 of the Taxes Act.
“Cause” shall mean:
a. conviction of the UK Participant of a felony involving moral turpitude or dishonesty;
b. the UK Participant, in carrying out his or her duties for the Company, has been guilty of (1) gross neglect or (2) wilful misconduct; provided, however, that any act or failure to act by the UK Participant shall not constitute Cause for this purpose if such act or failure to act was committed, or omitted, by the UK Participant in good faith and in a manner reasonably believed to be in the overall best interests of the Company. The determination of whether the UK Participant acted in good faith and that he or she reasonably believed his or her action to be in the Company’s overall best interest will be in the reasonable judgment of the General Counsel of the Company, or, if the General Counsel shall have an actual or potential conflict of interest, the Committee; or
c. the UK Participant’s continued wilful refusal to obey any appropriate policy or requirement duly adopted by the Company and the continuance of such refusal after receipt of notice.
“Control” shall have the meaning given by section 840 of the Taxes Act.
“Eligible Employee” shall mean:
a. any full-time director employed by a Participating Company and required to devote not less than 25 hours per week to his duties (excluding meal breaks); or
b. any other employee of a Participating Company
provided that the director or employee is not precluded by paragraph 8 of Schedule 9 (material interest in a close company) from participating in this UK Subplan.

“Exchange Rate” shall mean, on any day it falls to be calculated, the closing mid-point of the pound/dollar exchange rate quoted in the Financial Times on that day.
“Group Company” shall mean:
a. the Company; or
b. any company under the Control of the Company.
“Participating Company” shall mean any Group Company which is permitted by the Inland Revenue to participate in the Program and which is designated by the Committee as a Participating Company or a jointly owned company for which the prior consent of the Inland Revenue has been obtained provided that if any jointly owned company which has been nominated as a Participating Company ceases to satisfy the necessary Inland Revenue requirements (unless as a consequence of such cessation if becomes under the control of the Company) it shall forthwith cease to be a Participating Company.
“Schedule 9” shall mean Schedule 9 to the Taxes Act.
“Taxes Act” shall mean the Income and Corporation Taxes Act 1988.
“UK Subplan” shall mean the 2002 UK Approved Stock Option Appendix, as amended from time to time.
2. When used in this UK Subplan, the following terms in Article I, Provision B shall be modified as set forth below in relation to Approved Options only:
“Award” shall mean Approved Options granted under the terms of the Program and the UK Subplan.
“Common Stock” shall mean the Class A ordinary shares of the Company, par value of $0.01 per share, which satisfy the requirements of paragraph 10-14 of Schedule 9, and may be either stock previously authorized but unissued, or stock acquired by the Company.
“Company” shall mean XL Group plc, and Irish Company.
“Market Value” shall mean in respect of a share comprised in an Approved Option:
a. On any day, the market value of a share as derived from the mid-market price of the Company’s Common Stock on the composite tape of the New York Stock Exchange; or
b. If the shares are not for the time being fully quoted on the New York Stock Exchange or the Daily Official List of the London Stock Exchange, the value of a share over which such Approved Option is granted as determined by the Committee as at the date of grant and having regard to the provisions of Part VIII of the Taxation of Chargeable Gains Act 1992 and agreed in advance with the Inland Revenue Shares Valuation Division. Any reference to “Fair Market Value” in the other provisions of the Program shall be construed as though it were a reference to “Market Value” for the purposes of grants under this UK Subplan.
“UK Participant” shall mean an Eligible Employee to whom a subsisting Approved Option has been granted under this UK Subplan, and any reference to “Participant” in the other provisions of this Program shall be construed as if it were a reference to “UK Participant”.
3. Terms and expressions not defined in this Paragraph B have the same meaning as in section 185 and Schedule 9 of the Taxes Act, where appropriate.
4. References to any statutory provision are to that provision as amended or re-enacted from time to time.

5. All references in the Program to Stock Appreciation Rights and Incentive Stock Options shall not apply for the purposes of options granted under this UK Subplan.
C.  Administration
1. Article II, Paragraph A of the Program shall be modified by the addition of the following words “No amendment to the UK Subplan or to this Program in so far as it applies to Approved Options shall become effective unless and until it is approved by the UK Inland Revenue. No Approved Options may be granted unless and until the UK Subplan is approved by the UK Inland Revenue.”
2. The rights and obligations of an option holder under the terms of his contract of employment are not affected by his participation in this UK Subplan.
D.  Adjustments to share capital
1. Article II, Paragraph D shall be amended by the deletion of the words “stock splits in the capitalization of the Company” and replaced by the following “any capitalization (other than a scrip issue), rights issue, consolidation, subdivision, reduction or other variation of the share capital of the Company”.
2. Article II, Paragraph D shall be amended by the deletion of the second and third sentences beginning “In instances...” and finishing “…proper effect to such an event”.
3. Article II, Paragraph D of the Program shall be modified so that after the words “outstanding stock options shall be similarly adjusted”, the following words are inserted:
a. the aggregate amount payable on the exercise of an Approved Option in full is not increased;
b. no adjustment shall be made without the prior approval of the Inland Revenue; and
c. following the adjustment the shares of Common Stock continue to satisfy the conditions specified in paragraph 10-14 inclusive of Schedule 9.”
E.  Provisions relating to performance shares, restricted stock, restricted stock units, performance unit awards and performance awards
Articles II Paragraph F, III, IV, VI, VII, VIII, and X.D.4 of the Program shall not apply to Approved Options.
F.  Grant of Approved Options
1. Approved Options granted to Eligible Employees chosen to participate may be granted by deed. A single deed of grant may be executed in favor of any number of Eligible Employees.
2. The first sentence of Article V.A shall be deleted and replaced with the following words;
“All Approved Options granted to UK Participants under this UK Subplan shall be evidenced by option certificates stating:
a. the date of grant of the Approved Option;
b. the number and class of shares over which the Approved Option is granted;
c. the option price payable for each share;
d. any condition as to exercise imposed in accordance with Paragraph F.3 of the UK Subplan.”

3. The exercise of an Approved Option may be conditional upon the satisfaction of objective corporate performance condition(s) imposed by the Committee at the date of grant. Any such performance conditions shall be deemed waived in the event of a Change in Control, or termination of employment by reason of death or Disability.
G.  Price
Article V.A.1 shall be modified by the addition of the following words;
“The option price per share of Approved Options shall not be less than 100 percent of the Market Value of a share of Common Stock on the date of grant.”
H.  Period
Article V.A.2 shall be modified so that after the words “an ISO” the words “or an Approved Option” shall be inserted.
I.  Time of Exercise
Article V.A.3 shall be deleted and replaced with the following words;
“Time of Exercise: Subject to the time limit in Article V.A.2, one-third of the Approved Options shall become exercisable on each of the first three anniversaries of the date of grant; provided, however, that the option shall be immediately exercisable in full upon termination of the UK Participant’s employment due to his or her death or Disability.
J.  Payment
Articles V.A.5.b, A.5.c, and A.5.d shall be deleted and replaced with a new paragraph A.5.b as follows;
“by arrangements with the Company, which arrangements shall have been approved in advance by the UK Inland Revenue.’
K.  Limit on value of Approved Options held
The following new paragraph shall be inserted after Article V.A.6;
“Special Rule for Approved Options; notwithstanding any other provision of the Program, the aggregate Market Value of the shares of Common Stock, determined at the relevant grant dates (converted to pounds sterling at the Exchange Rate on the relevant dates of grant), which the UK Participant may acquire on the exercise in full of all unexercised Approved Options then held by him under the UK Subplan and any other Inland Revenue approved discretionary share option plan adopted by the Company and any Associated Company, shall not exceed GB£30,000 or such other amount as shall from time to time be specified in paragraph 28 of Schedule 9.”
L.  Lapse of Approved Options
Article V.A.8 shall be replaced by the following new paragraph;
1. Approved Options granted under this UK Subplan shall lapse upon the first of the following events to occur:
a. the tenth anniversary of the date of grant of the Approved Option;
b. the third anniversary of the Retirement or Disability of the UK Participant;
c. the first anniversary of the death of the UK Participant;

d. unless otherwise provided in an Employment Agreement between the UK Participant and the Company, the third anniversary of the termination of the UK Participant’s employment by the Company not for Cause within two years following a Change in Control (the “Post-Change Period”);
e. ninety days following termination of the UK Participant’s employment by the Company not for Cause outside a Post-Change Period;
f. the last date of employment of the UK Participant if employment is terminated by the Company for Cause;
g. the UK Participant being adjudicated bankrupt; or
h. thirty days after the last date of employment of the UK Participant if employment terminates other than as set forth in this paragraph.
M.  Exercise of Approved Options
1. No Approved Option may be exercised by an individual at any time when he is precluded by paragraph 8 of Schedule 9 (material interest in a close company within the preceding 12 months) from participating in this UK Subplan.
2. No Approved Option may be exercised at any time when the shares which may be thereby acquired do not satisfy the conditions specified in paragraphs 10 - 14 of Schedule 9.
3. The Approved Option may be exercisable in whole or in part by the UK Participant giving notice of exercise the Company or the Program administrator designated from time to time by the Company stating the number of shares with respect to which the Approved Option is being exercised, in the form prescribed by the Company. Such exercise shall be effective upon receipt of such notice by the Company or Program administrator and payment in full to the Company of the option price.
4. Shares of Common Stock shall be allotted and issued pursuant to a notice of exercise within 30 days of the date of exercise and a definitive share certificate issued to the option holder in respect thereof. Save for any rights determined by reference to a date preceding the date of allotment, such shares of Common Stock shall rank pari passu with the other shares of the same class in issue at the date of allotment.
5. When an Approved Option is exercised only in part, the balance shall remain exercisable on the same terms as originally applied to the whole Approved Option and the Company shall issue a new option certificate accordingly as soon as possible after the partial exercise.
6. The Approved Option maybe exercised by the personal representatives of a deceased UK Participant during the period of one year following the date of death. The Approved Option may not be assigned or transferred in any other circumstances, and any purported transfer, assignment, or charge shall cause the Approved Option to lapse forthwith.
7. The UK Participant may exercise his Approved Option at any time after the Approved Option becomes exercisable in accordance with Paragraph I of the UK Subplan and before the Approved Option lapses for any reason stated in Paragraph L of the UK Subplan.
N.  Effective dates
In relation to Approved Options, Article X.E shall be modified so that after the words “shareholder approval” the words “and the approval of the UK Inland Revenue to the UK Subplan” shall be inserted.

O.  Exchange of Approved Options on a takeover
1. If any company (“the Acquiring Company”) obtains Control of the Company within the circumstances specified in paragraph 15(1) of Schedule 9 to the Taxes Act, any UK Participant may, by agreement with the Acquiring Company at any time within the period specified in paragraph 15(2) of that Schedule 9, release his Approved Option (“the Old Option”) in consideration of the grant to him of a new approved option (“the New Option”) which is equivalent to the Old Option (by virtue of satisfying the requirements of paragraph 15(3) of Schedule 9 of the Taxes Act) but relates to stock in a different company (whether the Acquiring Company itself or another company within its group).
2. Where any New Options are granted pursuant to Paragraph O.1 above they shall be regarded for the purposes of the subsequent application of the provisions of this UK Subplan as having been granted at the time when the corresponding Old Options were granted and, with effect from the date on which the New Options are granted:
a. save for the definitions of “Participating Company” and “Group Company” in Paragraph B of this UK Subplan, references to “the Company” (including the definition in Paragraph B of this Subplan) shall be construed as being references to the Acquiring Company or such other company to whose stock the New Options relate; and
b. references to “Common Stock” (including the definition in Paragraph B of this Subplan) shall be construed as being references to stock in the Acquiring Company or stock in such other company to which the New Options relate but references to Participating Company shall continue to be construed as if references to the Company were references to XL Group plc.

Additional Provisions for Participants in the Republic of Ireland

The following amendments to the Program shall apply insofar as it relates to awards made to Participants in the Republic of Ireland.

1	Article III.C - Performance Shares & Termination of Employment

Article III.C shall be deleted and replaced with the following:
In the event of a Participant’s Termination of Employment prior to satisfaction of conditions related to outstanding Performance Share Awards for reasons other than discharge or resignation, the Participant (or the Participant’s legal personal representative, in the event of his death), in the sole discretion of the Committee, may be entitled to receive from Performance Shares held by the Company a pro rata number of shares with respect to that Performance Share Award, or such other portion of the Award, if any, as the Committee shall determine. In the event of Termination of Employment due to resignation or discharge, the Award will be cancelled, and the Participant shall not be entitled to any further consideration with respect to the forfeited Performance Shares, subject to the discretion of the Committee to release restrictions on all or any part of an Award.

2	Article IV.D - Restricted Stock & Termination of Employment

Article IV.D shall be deleted and replaced with the following:

In the event of a Participant’s Termination of Employment prior to satisfaction of conditions related to outstanding Restricted Stock Awards for reasons other than discharge or resignation, the Participant (or the Participant’s legal personal representative, in the event of his death), in the sole discretion of the Committee, may be entitled to receive from Restricted Stock shares held by the Corporation a pro rata number of shares with respect to that Restricted Stock Award, or such other portion of the Restricted Stock Award, if any, as the Committee shall determine. In the event of Termination of Employment due to resignation or discharge, all Restricted Stock shares held by the Company shall be forfeited, and the Participant shall not be entitled to any further consideration with respect to the forfeited Restricted Stock shares, subject to the discretion of the Committee to release of restrictions on all or any part of an Award, or unless otherwise stated in the Restricted Stock agreement.

3	Article VI.C - Performance Unit Awards & Termination of Employment

Article VI.C shall be deleted and replaced with the following:

In the event of a Participant’s Termination of Employment prior to the satisfaction of conditions related to outstanding Performance Unit Awards for reasons other than discharge or resignation, the Participant (or the Participant’s legal personal representative, in the event of his death), in the sole discretion of the Committee, may be entitled to receive a pro-rata distribution of outstanding Performance Unit Awards. In the event of Termination of Employment due to resignation or discharge, all Awards will be cancelled, and the Participant shall not be entitled to any further consideration with respect to the forfeited Performance Units, subject to the discretion of the Committee.

4	Article VII.D - Restricted Stock Units & Termination of Employment

Article VII.D shall be deleted and replaced with the following:

In the event of a Participant’s Termination of Employment prior to satisfaction of conditions related to an outstanding Restricted Stock Unit Award for reasons other than discharge or resignation, the Participant (or the Participant’s legal personal representative, in the event of his death), in the sole discretion of the Committee, may be entitled to receive from the Restricted Stock Unit Award a pro rata number of shares with respect to the Restricted Stock Unit Award, or such other portion of the Restricted Stock Unit Award, if any, as the Committee shall determine. In the event of Termination of Employment due to resignation or discharge, all Restricted Stock Units held by the Participant shall be forfeited, and the Participant shall not be entitled to any further consideration with respect to the forfeited Restricted Stock Units, subject to the discretion of the Committee to release restrictions and deliver shares in respect of all or any part of an Award, or unless otherwise stated in the Restricted Stock Unit Award Agreement.

5	Article X.D Miscellaneous Provisions

Paragraphs 1, 2 and 3 of Article X.D shall be deleted and replaced with the following:

1. No Right to Continue Employment: Subject to the relevant provisions of local employment law governing the employment of a Participant, nothing in the Program or in any Award confers upon any Participant the right to continue in the employ of the Company or interferes with or restricts in any way any rights that the Company may have to discharge any Participant at any time for any reason whatsoever, with or without cause. Awards made under the Plan, and any other awards the Company may grant in the future to a Participant, even if such awards are made repeatedly or regularly, and regardless of their amount, (a) are wholly discretionary, are not a term or condition of employment and do not form part of a contract of employment, or any other working arrangement, between the Participant and the Company or any Subsidiary, as applicable, (b) do not create any contractual entitlement to receive future awards or to continued employment, and (c) do not form part of salary or remuneration for purposes of determining pension payments or any other purposes, including, without limitation, termination indemnities, severance, resignation, redundancy, bonuses, long-term service awards, pension or retirement benefits, or similar payments, except as otherwise required by applicable law.

2. Non-Transferability: Except as otherwise determined by the Committee and set forth in the applicable Award agreement, prior to being earned under Articles III, IV, or VI, being exercised under Article V, or having shares distributed under Article VII, no right or interest of any Participant in any Award under the Program shall be (a) assignable or transferable, except by will or the laws of descent and distribution, or (b) liable for, or subject to, any lien, obligation or liability, except to the extent that Non-Qualified Stock Options may be pledged as security in a margin account for their exercise.

3. [Intentionally Omitted]

XL

ANNUAL GENERAL MEETING INFORMATION

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Electronic Voting Instructions

Available 24 hours a day, 7 days a week!

Instead of mailing your proxy, you may choose one of the voting methods outlined below to vote your proxy.

VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR.

Proxies submitted by the Internet must be received by 11:59 pm, Eastern Time, on May 12, 2016.

Vote by Internet

- Go to **www.envisionreports.com/XL**
- Or scan the QR code with your smartphone
- Follow the steps outlined on the secure website

Using a **black ink** pen, mark your votes with an **X** as shown in this example. Please do not write outside the designated areas. X

Annual Meeting Proxy Card

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▼ IF YOU HAVE NOT VOTED VIA THE INTERNET, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

A Proposals — The Board recommends a vote FOR all nominees and FOR Proposals 2, 3, 4, 5 and 6.

Nominees:	For	Against	Abstain
01. Ramani Ayer	☐	☐	☐
02. Stephen Catlin	☐	☐	☐
03. Dale R. Comey	☐	☐	☐
04. Claus-Michael Dill	☐	☐	☐
05. Robert R. Glauber	☐	☐	☐
06. Edward J. Kelly, III	☐	☐	☐
07. Suzanne B. Labarge	☐	☐	☐
08. Joseph Mauriello	☐	☐	☐
09. Eugene M. McQuade	☐	☐	☐
10. Michael S. McGavick	☐	☐	☐
11. Clayton S. Rose	☐	☐	☐
12. Anne Stevens	☐	☐	☐
13. John M. Vereker	☐	☐	☐

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Proxy — XL Group plc

Notice of 2016 Annual General Meeting of Shareholders

Proxy Solicited by Board of Directors for Annual General Meeting — May 13, 2016

Michael McGavick and Kirstin Gould each of c/o XL House, 8 St. Stephen's Green, Dublin 2, Ireland (or either of them) or, if the below table is completed, the person(s) named in the first column of the following table with an address as set out in the second column of the following table:

Name of Proxy	Address of Proxy

(if you choose to appoint alternative proxies, please complete the above table with the name and address of such proxies. In default of such completion, Michael McGavick and Kirstin Gould or either of them shall be your proxies)

each with the power of substitution, are hereby appointed, as proxies, to attend, speak and vote on behalf of the undersigned as designated on the reverse side, all of the ordinary shares of the undersigned, with all the powers which the undersigned would possess if personally present, at the Annual General Meeting of Ordinary Shareholders of XL Group plc to be held on May 13, 2016 at XL House, 8 St. Stephen's Green, Dublin 2, Ireland, at 8:30 a.m. local time or at any postponement or adjournment thereof. The undersigned acknowledges receipt of the Notice of the 2016 Annual Meeting and proxy statement dated March 16, 2016.

Shares represented by this proxy will be voted as directed by the shareholder. If no such directions are indicated, the Proxies will have authority to vote FOR all nominees and FOR Proposals 2, 3, 4, 5, and 6. This proxy will revoke any previously executed proxy granted with respect to the 2016 Annual General Meeting.

In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting. (Items to be voted appear on reverse side.)

B Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below

Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.
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